SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  29549


Form 8-K

	Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   May 24, 1996




	              THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)





Delaware					1-6035
	95-2588754
(State or other jurisdiction of			(Commission
	(I.R.S. Employer
incorporation of organization)			File No.)
	Identification No.)




	3033 Science Park Road
	San Diego, California
      92121
(Address of principal executive offices)				  (Zip
Code)





Registrant's telephone number, including area code
(619) 552-9500






(Former name or former address,
if changed since last report.



Item 2.	Acquistion or Disposition of Assets

	On May 24, 1996, The Titan Corporation ("Titan") consummated the acquisition of three privately-held affiliated businesses--Eldyne, Inc., a California corporation ("Eldyne"), Unidyne Corporation, a Virginia corporation ("Unidyne") and Diversified Control Systems, LLC, a Nevada limited liability company ("DCS"). Eldyne, Unidyne and DCS are information technology businesses that provide the Department of Defense and other government customers with systems research, development and prototyping, fleet integration, insertion of technology into existing systems, control systems and life cycle support. The assets acquired include office facilities owned by Unidyne in Norfolk, Virginia and East Lyme, Connecticut. Titan intends to continue use of those facilities for the same purpose. Eldyne, Unidyne and DCS were controlled by Mr. Jack L. Witt.

	The Eldyne transaction was structured as a merger of Eldyne with ELD Acquisition Sub, Inc., a California corporation and wholly-owned subsidiary of Titan, with Eldyne being the surviving corporation. The Unidyne transaction was structured as a merger of Unidyne with UNI Acquisition Sub, Inc., a Virginia corporation and wholly-owned subsidiary of Titan, with Unidyne being the surviving corporation. The DCS transaction was structured as an asset purchase by DCS Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Titan, of all of the assets of DCS in exchange for cash and Titan s assuming specified liabilities of DCS.

	In the aggregate, the transaction consideration totalled approximately $23.6 million, including 1,921,534 shares of Titan common stock par value $.01 per share ("Titan Common Stock"), 500,000 shares of a newly created Series B Cumulative Convertible Redeemable Preferred Stock of Titan with an aggregate liquidation preference of $3,000,000 (the "Series B Preferred Stock"), $1,000,000 in cash, a promissory note of Titan payable to Witt in the principal amount of $1,000,000 at an interest rate of 10% per annum due March 15, 1997, assumption of approximately $5,000,000 of long-term debt and deferred taxes of the acquired entities, and a six year retainer agreement for Jack Witt as described below. The cash portion of the transaction consideration was funded through borrowings under Titan s line of credit with Sumitomo Bank of California.

	The Series B Preferred Stock accrues dividends at a rate of 6% per annum payable quarterly in arrears, has a liquidation preference of $6.00 per share plus accrued and unpaid dividends (the "Liquidation Preference") and is entitled to one vote per outstanding share, voting together with the holders of outstanding Titan Common Stock on all matters submitted for a stockholder vote.
The Series B Preferred Stock is convertible at the holder s option into shares of Titan Common Stock at a conversion price of $9.00 per share (subject to customary anti-dilution adjustments) after six months and prior to eighteen months after the date of issuance. The Series B Preferred Stock also is redeemable at the Liquidation Preference (i) at the holder s option, from the second and until the fifth anniversaries of the date of issuance, and (ii) at Titan s option, after the fifth anniversary of the date of issuance through the tenth anniversary of the date of issuance.

	Included within the shares of Titan Common Stock issued in the transaction were an aggregate of 437,501 shares of Titan Common Stock issued to certain individuals, including Mr. Witt, in satisfaction of existing Eldyne and Unidyne obligations or obligations which arose as a result of the Eldyne and Unidyne transactions. Also, in connection with the transactions, Titan and Witt entered into a Retainer Agreement, pursuant to which Witt was retained as a consultant of Titan for six years following the closing in exchange for an aggregate consulting fee of approximately $1,900,000, payable over the six-year term of the Retainer Agreement.

	Titan and Witt also entered into a stockholder s agreement pursuant to which Witt has agreed for a period of two years to cause all shares of Titan Common Stock and Series B Preferred Stock which Witt has the right to vote to be voted in proportion to the vote of the other outstanding voting securities of the Company in respect of each proposal submitted for a stockholder vote. In addition, the shares received by Witt are subject to certain transfer restrictions. Titan also granted Witt observation rights at its Board of Directors meetings for a period of two years as long as he continues to own at least 5% of the outstanding Titan Common Stock. Also, under a registration rights agreement, all shares of Titan Common Stock issued in the transactions and issuable upon conversion of the Series B Preferred Stock will be registered under the Securities Act of 1933, as amended, following the closing.

	In addition, 208,333 shares of Series B Preferred Stock issued to Witt in connection with the Eldyne transaction have been deposited into an escrow account for a period of up to twenty-four months (subject to extension in certain circumstances) to provide indemnification to Titan for breaches of the agreements and certain other defined matters.



	Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits

		(a) and (b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

	The historical and pro forma financial statements of the businesses acquired will be filed as soon as practicable, but not later than 60 days after this report is required to be filed.

		(c)	Exhibits

			2.1	Agreement and Plan of Reorganization of
Eldyne, Inc. dated as of April 19, 1996 by and among Eldyne, Inc., Jack Witt, ELD Acquisition Sub, Inc. and The Titan Corporation.

			2.2	Agreement and Plan of Reorganization of
Unidyne Corporation dated as of April 19, 1996 by and among Unidyne Corporation, Jack Witt, UNI Acquisition Sub, Inc. and The Titan
Corporation.

			2.3	Asset Purchase Agreement dated as of April
19, 1996 by and among Diversified Control Systems, LLC, Jack Witt, DCS Acquisition Sub, Inc. and The Titan Corporation.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		THE TITAN CORPORATION
			(Registrant)


DATE: June 6, 1996			By: 		/s/ David A. Hahn

		David A. Hahn
		Senior Vice President,
		General Counsel and Secretary









ASSET PURCHASE AGREEMENT


by and among


DIVERSIFIED CONTROL SYSTEMS, LLC,


MR. JACK WITT,


DCS ACQUISITION SUB, INC.


and


THE TITAN CORPORATION








Dated as of April 19, 1996







	ASSET PURCHASE AGREEMENT


	This Asset Purchase Agreement (the "Agreement"), dated as of April 19, 1996, is entered into by and among DIVERSIFIED CONTROL SYSTEMS, LLC, a Nevada limited liability company ("DCS"), MR. JACK WITT, an individual ("Witt"), THE TITAN CORPORATION, a Delaware corporation ("Titan"), and DCS ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Titan ("Acquisition").

	WHEREAS, Witt owns, directly or indirectly, all of the outstanding membership interests in DCS, with the balance of such membership interests owned, directly or indirectly, by members of Witt's immediate family; and

	WHEREAS, Titan has advised Witt of its interest in acquiring DCS;
and

	WHEREAS, the Boards of Directors of Titan and Acquisition, and the members of DCS, have approved the acquisition of all of the assets of DCS and have also approved the other terms and conditions of this Agreement.

	NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


	ARTICLE I

	THE ASSET PURCHASE AND RELATED MATTERS

	1.1	Transfer of Assets.  Subject to the terms and conditions
hereof, at the Closing, DCS will sell, convey, transfer, assign and deliver to Acquisition, and Acquisition will acquire from DCS, the Purchased Assets (which shall include, without limitation, the Assets set forth on Schedule 1.1), free and clear of all Encumbrances other than Permitted Encumbrances (the "Asset Purchase").

	1.2	Assumption of Liabilities.  Subject to the terms and
conditions hereof, at the Closing, Acquisition, with Titan as guarantor, shall assume the following, and only the following, Liabilities of DCS (the "Assumed Liabilities"):

		(a)	All Liabilities accruing or arising out of the
Contracts and Leases listed on Schedule 1.2 or under Contracts or Leases which are not listed on Schedule 1.2 but which Acquisition, in its sole discretion, elects to accept and assume, but not including any Liability for any Default under any such Contract or Lease occurring on or prior to the Closing Date; and

		(b)	All of DCS's liabilities reflected on the Interim
Balance Sheet of DCS, or incurred after such date (i) in the ordinary course of business, (ii) consistent with amounts historically incurred and
(iii) in compliance with the terms of this Agreement.

	1.3	Excluded Liabilities.  Notwithstanding any other provision
of this Agreement, except for the Assumed Liabilities expressly specified in Section 1.2, neither Titan nor Acquisition shall assume, or otherwise be responsible for, any Liabilities of DCS, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation, any Liability of DCS, or of any owner of an equity interest in DCS, in respect of any Tax (including, without limitation, (A) any Liability, by contract or by operation of law or otherwise, for any Tax of any other person or entity and (B) any and all Taxes attributable to transactions consummated pursuant to this Agreement).

	1.4	Purchase Price.  At the Closing, subject to the terms and
conditions hereof, Acquisition shall pay to DCS for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets, the aggregate amount of Seven Hundred Thousand Dollars ($700,000) (the "Purchase Price").
 The Purchase Price shall be paid to DCS by certified check or wire transfer of immediately available funds to an account designated by DCS. Concurrently, Titan shall assume the Assumed Liabilities pursuant to this Agreement. The Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Code and regulations thereunder. Exhibit A attached hereto sets forth the amount of the Purchase Price allocable to the various Purchased Assets. Acquisition and DCS agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Exhibit A.

	1.5	Transfer Taxes and Fees.  DCS shall be responsible for any
documentary and transfer Taxes and any sales, use or other Taxes imposed by reason of the transfer of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

	1.6	Post-Closing Audit and Adjustment Amount.

		(a)	Closing Financial Information.  On or before sixty
(60) days after the Closing Date, Witt shall cause to be prepared and delivered to Titan (without giving effect to the transactions contemplated hereby): (i) a balance sheet dated the Closing Date for DCS, which shall be audited by Arthur Andersen LLP (the "Closing Balance Sheet"), (ii) a reasonably detailed calculation of Working Capital, as of the Closing Date,
(iii) a Schedule of Adjustment Indebtedness as of the Closing Date and (iv) a reasonably detailed calculation of the Adjustments. The Closing Balance Sheet shall be prepared at Witt's direction in accordance with generally accepted accounting principles, as applied in the preparation of the Interim Financial Statements, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of DCS, as of the Closing Date. Titan shall pay for the cost of Arthur Andersen LLP to audit the Closing Balance Sheet.

		(b)	The Adjustments.  The parties shall make the
following adjustments (the "Adjustments") as promptly as practicable after the delivery of the audited financial information described in clauses
(i)-(iv) of Section 1.6(a):

			(i)	If Working Capital is less than $800,000,
then Witt shall pay Titan in cash the amount by which Working Capital is less than $800,000.

			(ii)	If Working Capital is more than $800,000,
then Titan shall pay Witt in cash the amount by which Working Capital exceeds $800,000.

			(iii)	Notwithstanding the provisions of clause (ii)
of this Section 1.6(b), the aggregate cash payments to Witt under clause
(ii) of this Section 1.6(b), together with any cash payments under Section 2.3(b)(ii) of the Unidyne Agreement and Section 2.3(b)(ii) of the Eldyne Agreement, shall be reduced so that such aggregate cash payments do not exceed the lesser of (A) $250,000 or (B) fifty percent (50%) of the amount, if any, by which Working Capital under this Agreement together with Working Capital (as defined therein) under the Unidyne Agreement and Working
Capital (as defined therein) under the Eldyne Agreement exceeds $5,500,000.
 If any reduction in cash payment is required, Titan shall issue to Witt that number of shares of Titan Common Stock equal to (x) the amount of the reduction in cash payment divided by (y) $6.00.

			(iv)	If the aggregate amounts set forth on the
Schedule of Adjustment Indebtedness exceeds the aggregate amount of Adjustment Indebtedness set forth on Schedule 3.15, then Witt shall pay Titan in cash the amount by which aggregate amounts shown on such Schedule of Adjustment Indebtedness exceed the amounts shown on Schedule 3.15.

		(c)	Disputed Amount of Adjustments.  If Titan shall
disagree with any of the Adjustments or other items on the Closing Balance Sheet, it shall notify Witt of such disagreement in writing within thirty
(30) business days after its receipt of the information described in clauses (i)-(iv) of Section 1.6(a). To the extent that any portion of the amount of the Adjustments is not in dispute, within thirty (30) business days after Titan's receipt of such information, Titan shall transfer to Witt or Witt shall transfer to Titan, as the case may be, shares of Titan Common Stock and cash, as applicable, equal to that portion of the amount of Adjustments which is not in dispute, in the manner set forth in Section 1.6(b).

		(d)	Resolution of Disputed Amount of Adjustments.  Titan
and Witt shall use their best efforts for a period of thirty (30) calendar days after Titan's delivery of such notice of disagreement (or such longer period as Titan and Witt shall mutually agree upon) to resolve any disagreements raised by Titan with respect to the calculation of the Adjustments. If, at the end of such period, Titan and Witt are unable to resolve such disagreements, Titan and Witt shall select a mutually agreeable independent auditor from a "Big-6" accounting firm to resolve any remaining disagreements. The determination by such independent auditor shall be final, binding and conclusive on the parties. Titan and Witt shall use their best efforts to cause such independent auditor to make its determination within thirty (30) calendar days of accepting its selection.
 As promptly as practicable after the date of determination by such independent auditor, Titan shall transfer to Witt or Witt shall transfer to Titan, as the case may be, shares of Titan Common Stock and cash, as applicable, equal to the proper amount of Adjustments, in the manner set forth in Section 1.6(b). The fees and expenses of such independent auditor shall be borne by Titan and Witt equally.


	ARTICLE II

	THE CLOSING

	2.1	Closing.  The closing of the Asset Purchase (the "Closing")
shall take place at 7:00 a.m. local time on the business day as soon as practicable following the day on which the last of the conditions set forth in Articles VIII and IX hereof shall be fulfilled or waived in accordance with this Agreement, at the offices of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101, or at such other time and place and on such other date as the parties hereto shall agree (the "Closing Date"). In connection with the Closing, all actions, payments and deliveries then required hereunder shall be completed. The Closing shall be deemed to have occurred only when all of the payments, opinions, certificates and other documents required to be delivered at the Closing have been delivered (or the requirement therefor waived). Notwithstanding the foregoing, the parties hereto shall use their best efforts to effect the Closing on or prior to May 31, 1996.

	2.2	Asset Conveyances at Closing.

		(a)	Instruments and Possession.  To effect the sale and
transfer referred to in Section 1.1 hereof, DCS will, at the Closing, execute and deliver to Acquisition:

			(i)	one or more Bills of Sale, in the form
attached hereto as Exhibit B, conveying in the aggregate all of DCS's owned personal property included in the Purchased Assets;

			(ii)	subject to all necessary consents,
Assignments of Lease in the form attached hereto as Exhibit C with respect to the Leases;

			(iii)	subject to all necessary consents,
Assignments of Contract Rights, each in the form of Exhibit D attached hereto, with respect to the Contract Rights;

			(iv)	Assignments of Patents and Trademarks and
other Proprietary Rights (including an assignment of all of DCS's right, title and interest to the name(s) "Diversified Control Systems" and "DCS," and all variations thereof) each in the form attached hereto as Exhibit E, in recordable form to the extent necessary to assign such rights; and

			(v)	such other instruments as shall be requested
by Acquisition to vest in Acquisition title in and to the Purchased Assets in accordance with the provisions hereof.

		(b)	Assumption Document.  Upon the terms and subject to
the conditions contained herein, at the Closing, Acquisition shall deliver to DCS an instrument of assumption substantially in the form attached hereto as Exhibit F, evidencing Acquisition's assumption, pursuant to
Section 1.2, of the Assumed Liabilities (the "Assumption Document").

		(c)	Form of Instruments.  To the extent that a form of
any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Acquisition.

		(d)	Certificates; Opinions.  Acquisition and DCS shall
deliver the certificates, opinions of counsel and other matters described in Articles VIII and IX.

		(e)	Consents.  DCS shall deliver all Permits and any
other third party consents required for the valid transfer of the Purchased Assets as contemplated by this Agreement.


	ARTICLE III

	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

	Each of DCS and Witt hereby jointly and severally represent and warrant to Titan and Acquisition as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

	3.1	Organization.  DCS is a limited liability company duly
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own and operate its business as presently conducted. DCS is duly qualified as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure of such entity to be so qualified will not have a Material Adverse Effect on DCS. DCS has previously provided Titan with true and correct copies of its governing documents, as currently in effect.

	3.2	No Subsidiaries.  DCS has no subsidiaries.

	3.3	Authorization.  DCS has all requisite power and authority
and has taken all action necessary to execute and deliver this Agreement and any Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Ancillary Agreements by DCS and the consummation by DCS of the transactions contemplated hereby and thereby have been duly approved by the members of DCS. No other company proceedings on the part of DCS are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of DCS and Witt and is a legal, valid and binding obligation of DCS and Witt enforceable against them in accordance with its terms. Each of the Ancillary Agreements when duly executed and delivered by each of DCS and Witt, as applicable, will be a legal, valid and binding obligation of such parties, enforceable against them in accordance with its terms.

	3.4	Capitalization.  Schedule 3.4 contains a true and correct
list of all the members of DCS, showing their names, residence addresses, social security numbers and their respective membership interests (voting and/or economic) in DCS. DCS has no outstanding options, warrants, rights or other securities, plans, contracts or agreements which give the holder or any other person the right to purchase or otherwise receive from such entity any membership interest or any securities which are convertible into or exercisable for any membership interest or under which any such option, warrant, right or security may be issued in the future.

	3.5	No Material Adverse Change.  Since the Balance Sheet Date:

		(a)	there has been no actual or threatened material
adverse change in the financial condition, results of operation, business or Assets of DCS; and

		(b)	DCS has operated its business in the ordinary course
so as to preserve the business intact, to keep available to the business the services of its employees, and to preserve the business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

	3.6	Assets.  Excluding the Leased Real Property, DCS has good
and marketable title to all Assets used in its business.   The Assets owned
by DCS include without limitation all Assets necessary for the conduct of its business as presently conducted. Schedule 3.6 contains accurate lists and summary descriptions of all tangible Assets of DCS where the value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $10,000. All tangible assets and properties which are part of the Assets of DCS are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

	3.7	Facilities.

		(a)	Owned Real Property.  DCS has no Owned Real
Property.

		(b)	Actions.  There are no pending or, to the best
knowledge of DCS, threatened condemnation proceedings or other Actions relating to any Facility.

		(c)	Leases or Other Agreements.  Except for Facility
Leases listed on Schedule 3.7, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility of DCS.

		(d)	Facility Leases and Leased Real Property.  With
respect to each Facility Lease, DCS has an unencumbered interest in the Leasehold Estate. DCS enjoys peaceful and undisturbed possession of all of its Leased Real Property, subject to the rights of the fee owners.

		(e)	Certificate of Occupancy.  All Facilities have
received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Regulations.

		(f)	Utilities.  All Facilities are supplied with
utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

		(g)	Improvements, Fixtures and Equipment.  The
improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by DCS at its Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the business presently conducted at such Facility and (vi) in conformity, in all material respects, with all applicable Regulations.

		(h)	No Special Assessment.  DCS has received no notice
of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

	3.8	Contracts and Commitments.

		(a)	Contracts.  Schedule 3.8 sets forth a complete and
accurate list of all Contracts and Leases of DCS of the following categories:

			(i)	Contracts not made in the ordinary course of
business;

			(ii)	Employment contracts and severance
agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, managers or members or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of, Titan, Acquisition, DCS or Witt any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

			(iii)	Labor or union contracts;

			(iv)	Distribution, franchise, license, technical
assistance, sales, commission, consulting, agency or advertising contracts related to its Assets or business;

			(v)	Options with respect to any property, real or
personal, whether DCS shall be the grantor or grantee thereunder;

			(vi)	Contracts involving future expenditures or
Liabilities, actual or potential, in excess of $25,000 or otherwise material to its business or Assets;

			(vii)	Contracts or commitments relating to
commission arrangements with others;

			(viii)	Promissory notes, loans, agreements,
indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether DCS shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by DCS in the ordinary course of business to purchasers of its products);

			(ix)	Contracts containing covenants limiting the
freedom of DCS or any of its officers, members, managers or Affiliates to engage in any line of business or compete with any person;

			(x)	Any Contract with the United States, state or
local government or any agency or department thereof involving expenditures or Liabilities in excess of $25,000;

			(xi)	Leases of real property;

			(xii)	Leases of personal property not cancelable
(without Liability) within 30 calendar days.

DCS has delivered, or provided access, to Titan true, correct and complete copies of all of the Contracts and Leases listed on Schedule 3.8, including all amendments and supplements thereto.

		(b)	Absence of Defaults.	All of the Contracts and
Leases to which DCS is a party or by which it or any of its Assets is bound or affected are valid, binding and enforceable in accordance with their terms. DCS has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of its Contracts and Leases. To the best knowledge of Witt and DCS, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to DCS. DCS has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by DCS result in a loss to such party. With respect to any Leases, DCS has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

		(c)	Product Warranty.  To the best knowledge of Witt and
DCS, DCS has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of DCS with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

	3.9	Permits.  (a) Schedule 3.9 sets forth a complete list of all material Permits held by DCS or used in the operation of its business. DCS has, and, to the best knowledge of Witt and DCS at all times has had since January 1, 1994, all Permits required under any Regulation (including Environmental Laws) in the operation of its business or in the ownership of its Assets, and owns or possesses such Permits free and clear of all Encumbrances. DCS is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 3.9, will not be adversely affected by the completion of the transactions contemplated by this Agreement. To the best knowledge of Witt and DCS, no present or former officer, manager, member or employee of DCS or any Affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which DCS owns, possesses or uses.

		(b)	Other than in connection with or in compliance with
the provisions of the HSR Act or the "Blue Sky laws" of any state, and except as disclosed on Schedule 3.9 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by DCS in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

	3.10	No Conflict or Violation.  Neither the execution, delivery
or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by DCS or Witt with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Organization and Limited Liability Company Operating Agreement of DCS, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit,
(i) to which DCS and Witt is a party or (ii) by which the Assets are bound,
(c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Assets or the business of DCS, except in the case of each of clauses
(b), (c) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a Material Adverse Effect on DCS.

	3.11	Financial Statements.  DCS has heretofore delivered to Titan its Financial Statements. The Financial Statements (a) are in accordance with the Books and Records of DCS, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present the Assets, Liabilities (including all reserves) and financial position of DCS as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). The Year-End Financial Statements have been examined by Arthur Andersen LLP, independent certified public accountants, whose reports thereon are included with such Year-End Financial Statements. At the respective dates of the Financial Statements, there were no Liabilities of DCS, which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto. All of the Financial Statements were previously delivered to Titan and are attached hereto as Schedule 3.11.

	3.12	Books and Records.  DCS has made and kept (and given Titan
access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of DCS. The minute books of DCS previously provided to Titan accurately and adequately reflect all action previously taken by managers and members of DCS. The copies of the stock book records of DCS previously provided to Titan are true, correct and complete, and accurately reflect all transactions effected in the stock of DCS through and including the date hereof. DCS has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in their respective normally maintained Books and Records.

	3.13	Litigation.  Except as set forth on Schedule 3.13, there is
no Action pending, or to the best knowledge of Witt and DCS, threatened or anticipated (a) against, related to or affecting (i) DCS or its business or Assets (including with respect to Environmental Laws) or (ii) any members of DCS, as such; (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which DCS is a plaintiff, including any derivative suits brought by or on behalf of DCS. DCS is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against DCS or its business or Assets. To the best knowledge of Witt and DCS, none of the pending, threatened or anticipated Actions set forth on Schedule 3.13, will have, individually or in the aggregate, a Material Adverse Effect on DCS. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect DCS or any of its Facilities or Former Facilities.

	3.14	Labor Matters.  DCS is not a party to any labor agreement
with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Since January 1, 1994, DCS has not experienced any attempt by organized labor or its representatives to make such entity conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover its employees. There is no labor strike or labor disturbance pending or, to the best knowledge of Witt and DCS, threatened against DCS nor is any grievance currently being asserted, and DCS has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Schedule 3.14 sets forth the names and current annual salary rates or current hourly wages of all present employees of DCS whose annual cash compensation for the 1995 fiscal year exceeds $50,000, and also sets forth the earnings for each of such employees as reflected on Form W-2 for the 1995 calendar year.

	3.15	Liabilities.  (a) DCS has no Liabilities due or to become
due, except (a) Liabilities which are set forth or reserved for on the Interim Balance Sheet of DCS, which have not been paid or discharged since the Interim Balance Sheet Date, (b) Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in Schedule 3.8 (and under those Contracts, Leases and Permits which are not required to be disclosed on the Schedule 3.8) and
(c) Liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business and in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a Material Adverse Effect on DCS.

		(b)	Schedule 3.15 sets forth the Adjustment Indebtedness
of DCS as of March 31, 1996.

	3.16	Compliance with Law.  DCS and the conduct of its business
have not violated, and are in compliance with, all Regulations and Court Orders relating to its Assets, business or operations, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on DCS. DCS has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders.

	3.17	No Brokers.  DCS and its officers, employees, members,
managers or Affiliates have not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Titan or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

	3.18	No Other Agreements to Sell Assets.  Neither DCS nor any of
its members, managers, officers or Affiliates has any commitment or legal obligation, absolute or contingent, to any other person or firm other than Titan to sell, assign, transfer or effect a sale of any of its Assets (other than inventory in the ordinary course of business), to sell or effect a sale of membership interests of DCS, to effect any merger, consolidation, liquidation, dissolution or other reorganization of DCS, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

	3.19	Proprietary Rights.

		(a)	Proprietary Rights.  Schedule 3.19 lists all of the
Proprietary Rights of DCS. Schedule 3.19 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country,
(ii) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed. The Proprietary Rights listed in Schedule 3.19 are all those used by DCS in connection with its business. True and correct copies of all Patents (including all pending applications) owned, controlled, created or used by or on behalf of DCS have been provided to Titan.

		(b)	Royalties and Licenses.  To the best knowledge of
Witt and DCS, DCS has no obligations to compensate any person for the use of any such Proprietary Rights nor has DCS granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

		(c)	Ownership and Protection of Proprietary Rights.  DCS
owns or has a valid right to use each of its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of DCS by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. All of the pending Patent applications have been duly filed. DCS has not received any notice of invalidity or infringement of any rights of others with respect to such Trademarks. No other person (i) has notified DCS that it is claiming any ownership of or right to use such Proprietary Rights, or (ii) to the best knowledge of DCS is infringing upon any such Proprietary Rights in any way.
 To the best knowledge of Witt and DCS, the use of the Proprietary Rights by DCS does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by DCS that are presently outstanding alleging that the use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

	3.20	Employee Benefit Plans.  Except as set forth on Schedule
3.20, DCS is not a party to, does not make or is not required to make employer contributions to and does not have any current or future obligation or Liability with respect to, any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of its employees (a "Plan"). Each Plan set forth or described on
Schedule 3.20 is in full force and effect in accordance with its terms and complies in all material respects with all applicable laws. DCS is not default under any Plan and, to the best knowledge of DCS, no other person is in default thereunder. DCS has made or provided for all payments due under or with respect to each Plan to date, and all amounts properly accrued to date as Liabilities of DCS under each Plan in the current plan years have been recorded on its financial statements. Each Plan listed in
Schedule 3.20 that is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and each trust established under a Plan that is intended to be exempt from taxation under section 501(a) of the Code, has been determined by the Internal Revenue Service to be so exempt, and nothing has occurred which would cause the loss of such qualification or exemptions. None of the Plans is a "multi-employer plan," within the meaning of section 3(37) of ERISA, and DCS has not made any contributions to or participated in any "multiple employer plan" or "multi-employer plan" (as so defined) within the last five years.

		DCS has satisfied all material reporting and disclosure requirements and all other material requirements applicable to it under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to each Plan. There are no material actions, suits or asserted claims pending (other than routine claims for benefits) or, to the knowledge of DCS, threatened, against any Plan or against the Assets of any Plan. With respect to each Plan and the related trust there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no fiduciary (as defined in Section 3 of ERISA) has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law.

	3.21	Transactions with Certain Persons.  Other than as set forth
on Schedule 3.21, no officer, member, manager or employee of DCS nor any member of any such person's immediate family is presently, or within the past two years has been, a party to any transaction with DCS, including without limitation, any contract, agreement, loan or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for employment services in the ordinary course of business) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee, member or partner.

	3.22	Tax Status of DCS.  DCS has qualified as a partnership for
Federal income tax purposes at all times during its existence.

	3.23	Insurance.  Schedule 3.23 contains a complete and accurate
list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, and loss experience history by line of coverage) maintained by DCS on its business, Assets or employees. All insurance coverage applicable to DCS and its business and Assets is in full force and effect, insures such entity in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which such entity is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by DCS have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of DCS.

	3.24	Accounts Receivable.  The accounts receivable set forth on
the Interim Balance Sheet, and all accounts receivable arising since the Interim Balance Sheet Date (including those to be set forth on the Closing Balance Sheet), represent bona fide claims of DCS as applicable, against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable were generated pursuant to valid contracts and within the applicable value and scope of work on such contracts.

	3.25	Payments.  DCS has not directly or indirectly, paid or
delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, Assets or operations of DCS which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices'
Act) or any other country having jurisdiction; and DCS has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

	3.26	Customers, Distributors and Suppliers.  Schedule 3.26 sets
forth a complete and accurate list of the names and addresses of DCS's (i) ten largest customers, distributors and other agents and representatives, showing the approximate total sales in dollars by DCS to each such customer during the last fiscal year and the interim period ending on the Interim Balance Sheet Date; and (ii) those suppliers with purchases greater than $50,000 during DCS's last fiscal year, showing the approximate total purchases in dollars by DCS from each such supplier during such fiscal year. Since the Interim Balance Sheet Date, there has been no material adverse change in the business relationship of DCS with any customer, distributor or supplier named on Schedule 3.26. DCS has not received any communication from any customer, distributor or supplier named on Schedule
3.26 of any intention to terminate or materially reduce purchases from or supplies to such entity.

	3.27	Compliance With Environmental Laws.

		(a)	Definitions.  The following terms, when used in this
Section 3.27, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

			(i)	"Seller".  For purposes of this Section, the
term "Seller" shall include (i) DCS and all of its Affiliates, (ii) all partnerships and joint ventures in which DCS was at any time a partner or joint venturer and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the Assets or obligations of which have been acquired or assumed by DCS or to which DCS has succeeded.

			(ii)	"Release" shall mean and include any
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

			(iii)	"Hazardous Substance" shall mean any
pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, petroleum products or by-products or derivatives, radioactive substance or material (excluding naturally occurring substances or materials), pesticide waste waters, and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

			(iv)	"Environmental Laws" shall mean all
Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or Release or threatened Release of any hazardous substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

			(v)	 "Environmental Conditions" means the Release
of any Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which Seller, Titan, Acquisition or the Surviving Corporation has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Assets may suffer or be subjected to any lien.

		(b)	Facilities.  The Facilities are, and at all times
have been, and all Former Facilities were at all times when owned, leased or operated by Seller, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the business at such location, (ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of Seller, Titan, Acquisition or the Surviving Corporation under any Environmental Law, (iii) there is not now and has not been at any time in the past any underground or above-ground storage tank at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank was not in compliance with all Environmental Laws and there has been no Release from any such tank, (iv) Seller does not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), and
(v) Seller has not made and has never been required to make any filing under the New Jersey Industrial Site Recovery Act or any other state law of similar effect.

		(c)	Notice of Violation.  Seller has not received any
notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Seller has received no notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Seller.

		(d)	Environmental Conditions.  There are no present or
past Environmental Conditions in any way relating to any Facility or Former Facility or the business of DCS.

		(e)	Environmental Audits or Assessments.  True, complete
and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Seller, or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Titan and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on Schedule 3.27.

		(f)	Indemnification Agreements.  Seller is not a party,
whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on Schedule 3.23) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

		(g)	Releases or Waivers.  To the best of Seller's
knowledge, Seller has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

	3.28	Banking Relationships.  Schedule 3.28 sets forth a complete
and accurate description of all arrangements that DCS has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of DCS in respect of any of the foregoing.

	3.29	Contract Pricing.  The pricing under all contracts and
subcontracts of DCS for goods or services under U.S. Government procurement programs, including without limitation the allowability and allocation of costs and expenses under cost-plus contracts, does not violate any applicable Regulation, to the extent such violation would adversely affect the Surviving Corporation's net income.

	3.30	Material Misstatements or Omissions.  No representations or
warranties by DCS or Witt in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Titan or Acquisition pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES
	OF TITAN AND ACQUISITION

	Titan and Acquisition hereby jointly and severally represent and warrant to DCS and Witt as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

	4.1	Organization.  Each of Titan and Acquisition is a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business and to own and lease its properties.
 Titan owns all of the issued and outstanding capital stock of Acquisition.

	4.2	Authorization.  Titan and Acquisition have the requisite
corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each of Titan and Acquisition, the performance by Titan and Acquisition of their respective obligations hereunder and the consummation by Titan and Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Titan and Acquisition. This Agreement has been duly and validly executed and delivered by each of Titan and Acquisition, and constitutes a legally valid and binding obligation of each of them enforceable against each of them in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

	4.3	No Conflict or Violation.  Neither the execution and
delivery of this Agreement, nor the performance by each of Titan and Acquisition of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with their respective charter or Bylaws; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any statute, law, ordinance, rule or regulation applicable to any of them or any of their respective properties or Assets; (iii) except for (A) requirements arising out of the HSR Act, (B) requirements of state "Blue Sky laws," and (C) approval by the NYSE of Titan's application to list for trading the shares of Titan Common Stock to be issued pursuant to the transactions contemplated hereby, require any consent or approval of, or filing with or notice to, any public body or authority, under any provision of law applicable to Titan or Acquisition; (iv) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Titan or Acquisition under, or result in the creation or imposition of any lien upon any properties, Assets or business of Titan or Acquisition under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree to which any of Titan or Acquisition is a party or by which any of them or their respective Assets or properties is bound or encumbered, except, in each case, for such violations, requirements, conflicts, defaults or other occurrences which, in the aggregate, would not have a material adverse effect on Titan and its subsidiaries taken as a whole, and would not prevent or delay the Asset Purchase or otherwise prevent Titan or Acquisition from performing their respective obligations under this Agreement.

	4.4	SEC Reports.  Titan has provided DCS and Witt with correct
and complete copies of its annual reports on Form 10-K for the years ended December 31, 1994 and 1995 and all periodic, quarterly and other reports filed by it with the SEC since January 1, 1995 (the "SEC Reports"). Titan has timely filed all forms, reports and documents required to be filed with the SEC since its Form 10-K for the fiscal year ended December 31, 1994 was filed. None of the SEC Reports, at the time it was filed with the Securities and Exchange Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. The financial statements of Titan included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Titan and its consolidated subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

	4.5	Capitalization of Titan.  The authorized capital stock of
Titan consists of 30,000,000 shares of Titan Common Stock, of which 14,046,238 shares were outstanding on March 21, 1996 and 2,500,000 shares of preferred stock, of which 694,872 shares of $1.00 Cumulative Convertible Preferred Stock were outstanding on such date. As of December 31, 1995, Titan (a) had issued options and warrants to purchase an aggregate of 1,319,376 shares of Titan Common Stock and (b) had issued preferred stock purchase rights pursuant to a Rights Agreement with American Stock Transfer and Trust Company. Except as described above, Titan does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Titan to issue or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

	4.6	No Brokers.  Titan has not entered into nor will it enter
into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Witt or any Affiliate of Witt to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

	4.7	No Material Adverse Change.  Since December 31, 1995:

		(a)	Except as set forth on Schedule 4.7 or as disclosed
in the SEC Reports, there has been no actual or threatened material adverse change in the financial condition, results of operation, business or Assets of Titan; and

		(b)	Except as set forth on Schedule 4.7 or as disclosed
in the SEC Reports, Titan has operated its business in the ordinary course so as to preserve the business intact, to keep available to the business the services of its employees, and to preserve the business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

	4.8	No Litigation.  Except as set forth on Schedule 4.8, there
is no Action pending, or to the best knowledge of Titan and Acquisition, threatened or anticipated (a) against, related to or affecting (i) Titan or its business or Assets (including with respect to Environmental Laws), (ii) any officers or directors of Titan, as such, or (iii) any shareholder of Titan in such shareholder's capacity as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which Titan is a plaintiff, including any derivative suits brought by or on behalf of Titan. Titan is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Titan or its business or Assets. To the best knowledge of Titan and Acquisition, none of the pending, threatened or anticipated Actions set forth on Schedule 4.8, will have, individually or in the aggregate, a Material Adverse Effect on Titan. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Titan or any of its Facilities or Former Facilities.

	4.9	Absence of Reliance.  Except for the representations and
warranties set forth in this Agreement, neither Titan nor Acquisition has relied on any representation or warranty, express or implied, written or oral, in connection with the execution and delivery of this Agreement and the consummation of the Asset Purchase under this Agreement.

	ARTICLE V

	CONDUCT OF BUSINESS PENDING THE CLOSING

	From the date hereof through the Closing, except as set forth on
Schedule 5.1 or as otherwise provided for in this Agreement, DCS shall conduct its business only in the ordinary and usual course as such business has been conducted, and shall use reasonable efforts to keep intact the business organization in all material respects. In addition, from the date hereof through the Closing or termination of this Agreement, except as set forth in Schedule 5.1 or as otherwise provided for in this Agreement:

		(a)	DCS shall not make or commit to make any capital
expenditures in excess of $30,000 in the aggregate, other than those identified in Schedule 5.1 and other than expenditures for (i) routine maintenance and repair or (ii) as reasonably approved by Titan;

		(b)	DCS shall not (i) amend its governing documents;
(ii) split, combine or reclassify its membership interests or declare, set aside or pay any distribution with respect to its membership interests; or
(iii) redeem, purchase or otherwise acquire, directly or indirectly, any of its membership interests;

		(c)	DCS shall not (i) enter into any agreement, contract
or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (ii) except in the ordinary course of business, sell, pledge, dispose of or encumber any of its Assets (including without limitation, any indebtedness owed to it or any claims held by it); (iii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase of any material amount of property or assets, in any other individual or entity; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

		(d)	DCS shall use its reasonable best efforts to
preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the good will of its customers and other persons having business relationships with it;

		(e)	DCS shall not grant any severance or termination pay
(other than pursuant to policies or agreements in effect on the date hereof) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof;

		(f)	DCS shall not adopt or amend any bonus, profit
sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement; and

		(g)	DCS shall not enter into or amend any Lease or
Contract in excess of $25,000 which is not cancelable within 30 days without penalty, cost or liability, other than government contracts or proposals in the ordinary course of business of which DCS notifies Titan.


	ARTICLE VI

	ADDITIONAL COVENANTS

	6.1	Further Assurances and Cooperation.  Subject to the terms
and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts, (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) to effect all necessary registrations and filings, and (e) to fulfill all conditions to this Agreement.

	6.2	Certain Filings and Consents.  Each of the parties hereto
shall (a) as promptly as practicable make any required filings and submissions under the HSR Act with respect to the Asset Purchase and the other transactions contemplated herein; provided that Titan shall take responsibility, to the extent reasonably feasible, for the preparation of any and all such filings, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Asset Purchase and the other transactions contemplated herein and
(c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding the Asset Purchase or the other transactions contemplated herein. If any party receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Notwithstanding the foregoing, in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust law, all analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party hereto shall be subject to the joint approval or disapproval and the joint control of Titan and Witt, acting with the advice of their respective counsel, provided that nothing herein shall prevent any party hereto or their authorized representatives from making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, or opinion in response to a subpoena or as otherwise required by law.

	6.3	Access.  Upon reasonable notice, DCS on the one hand, and
Titan, on the other hand, shall afford Titan and its representatives or DCS and Witt and their representatives, as the case may be, full access during normal business hours to all of their officers, agents, properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly all information concerning their business, properties and personnel as the other may reasonably request. The parties shall (and shall use best efforts to cause their respective representatives to) hold all such nonpublic documents, work papers and other materials in confidence in accordance with the provisions of the Confidentiality Agreement. In the event of the termination of this Agreement, the parties and their respective representatives shall return promptly to the other party every confidential document furnished to them in connection with the transactions contemplated hereby, and the parties shall use their best efforts to cause their respective representatives to return the same, in each case as provided in the Confidentiality Agreement. No investigation pursuant to this Section
6.3 or otherwise shall affect the representations and warranties or indemnities of each of the parties herein or the conditions to their respective obligations to consummate the Asset Purchase or any indemnification obligations hereunder.

	6.4	Notification of Certain Matters.  DCS shall give prompt
notice to Titan, and Titan shall give prompt notice to DCS of any material failure of the parties hereto or any of their respective Affiliates, as the case may be, or of any of their respective officers, directors, employees, managers, members or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

	6.5	Public Statements and Press Releases.  None of DCS, Witt or
Titan, nor any of their respective Affiliates, shall from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency if required by applicable law nor prevent Titan from issuing any release when it believes, based upon an opinion of counsel, it is legally required to do so.

	6.6	Financial Information.  Each of DCS and Titan shall deliver
to one another as soon as available all interim financial statements prepared prior to the Closing.

	6.7	Books and Records.  At or prior to the Closing, DCS will
deliver to Titan all Books and Records of or pertaining to it.

	6.8	Member Consents.  DCS shall prepare a disclosure statement
describing all material features of this Agreement and the transactions contemplated hereby, in a form reasonably satisfactory to Titan, and DCS shall deliver such disclosure statement to each DCS member whose written consent is solicited in connection with this Agreement and the transactions contemplated hereby prior to obtaining his or her written consent. Within 30 days after the date of this Agreement, DCS will obtain and deliver to Titan the written consent and approval of this Agreement and the transactions contemplated hereby, executed by each of DCS's members.

	6.9	Fees and Expenses.  Titan shall pay the fees and expenses of
Titan and Acquisition, and Witt shall pay the fees and expenses of DCS and Witt, incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, whether prior to or after the Closing; except that Titan shall pay all filing fees under the HSR Act for all parties hereto and the cost of the audit referred to in Section 1.6(a) hereof.

	6.10	No Discussions with Others.  From and after the date of this
Agreement, neither Witt nor DCS shall, directly or indirectly, through any of their respective employees, officers, directors, members, managers, stockholders, partners, affiliates, associates, advisors, agents, representatives or otherwise, discuss or negotiate with, provide any confidential information to, or solicit, initiate or encourage any proposals or inquiries from, any person or entity of any nature relating to any transaction involving any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination involving DCS (an "Acquisition Transaction"). Witt and DCS shall promptly notify Titan if any proposal or offer relating to an Acquisition Transaction, or any inquiry or contact with any person or entity with respect thereto, is made.

	6.11	Deposit.

		(a)	Concurrently with the execution of this Agreement,
Titan shall pay into a single interest-bearing escrow account maintained by a bank or trust company an aggregate of $500,000 (Five Hundred Thousand Dollars) in cash (the "Deposit") in respect of this Agreement, the Unidyne Agreement and the Eldyne Agreement. In the event that (i) this Agreement, the Unidyne Agreement or the Eldyne Agreement is terminated by Witt pursuant to Sections 10.1(e), 12.1(e) and 12.1(e), respectively, of such agreements or (ii) if the Asset Purchase hereunder, the Merger (as defined therein) under the Unidyne Agreement and the Merger (as defined therein) under the Eldyne Agreement are not consummated by the Termination Date principally as a result of a material breach by Titan of its obligations hereunder or thereunder or Titan's inability to obtain the consent of its lender to the transactions contemplated hereby and thereby, then the Deposit, together with any interest earned thereon, shall be paid over promptly to Witt who shall apportion it among Eldyne, Unidyne and DCS in such manner as he sees fit. The parties acknowledge and agree that, upon the occurrence of any of the events set forth in clauses (i) and (ii) of the immediately preceding sentence, it would be extremely difficult to calculate the amount of damages which Witt, Eldyne, Unidyne and DCS would suffer as a result thereof. Accordingly, upon the occurrence of any such event, the Deposit and the interest earned thereon shall be paid over to Witt as liquidated damages in full and final settlement of any and all claims, damages, costs and expenses of Witt, Eldyne, Unidyne and DCS and their respective directors, officers, shareholders, members, managers, employees and agents, in any way arising from or related to this Agreement, the Unidyne Agreement, the Eldyne Agreement or any of the transactions contemplated hereby and thereby.

		(b)	In the event that this Agreement is terminated or
the transactions contemplated by this Agreement, the Unidyne Agreement and the Eldyne Agreement are not consummated by the Termination Date for any reason other than those set forth in clauses (i) and (ii) of Section 6.11(a), then the Deposit, together with any interest earned thereon, shall be returned promptly to Titan. Upon consummation of Asset Purchase under this Agreement, the Merger under the Eldyne Agreement and the Merger under the Unidyne Agreement, the Deposit, together with any interest earned thereon, shall be returned promptly to Titan.

	6.12	Payment of Taxes.  Witt and DCS shall pay, or cause to be
paid, when due all taxes for which DCS or any owner of an equity interest in DCS is or may be liable or that are or may become payable with respect to all taxable periods.



	ARTICLE VII

	CONDITIONS TO OBLIGATIONS OF DCS AND WITT

	The obligations of each of DCS and Witt to effect the Asset Purchase shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

	7.1	Representations and Warranties.

		(a)	The representations and warranties of Titan and
Acquisition contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

		(b)	There shall have been no material adverse change
since December 31, 1995 in the business or financial condition of Titan (other than as contemplated by this Agreement or the Disclosure Schedules).

	7.2	Covenants.  All of the covenants and agreements of Titan and
Acquisition to be performed or complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

	7.3	Opinion.  Titan shall have furnished each of DCS and Witt
with the opinion of Latham & Watkins, counsel to Titan, dated the Closing Date, in form and substance reasonably satisfactory to such parties, substantially in the form set forth in Exhibit G hereto.

	7.4	HSR Act.  The waiting periods under the HSR Act applicable
to the consummation of the Asset Purchase, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent or condition consummation of this Agreement.

	7.5	Regulatory Consents, Authorizations, Etc.  All consents,
authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a Material Adverse Effect on Witt or DCS.

	7.6	Injunctions.  At the Closing there shall be no judgment,
decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against any party hereto which prohibits, restricts or delays consummation of the Asset Purchase or any of the conditions to the consummation of the Asset Purchase.

	7.7	Corporate Documents.  Titan and Acquisition shall have
furnished each of DCS and Witt with certified resolutions adopted by the Boards of Directors of Titan and Acquisition approving this Agreement and the transactions contemplated hereby.

	7.8	Certificates. Titan and Acquisition shall have furnished
each of DCS and Witt with such certificates of their respective officers and other representatives to evidence compliance with the conditions set forth in this Article VII as may reasonably be requested.

	7.9	Other Transactions.  The transactions contemplated by the
Eldyne Agreement and the Unidyne Agreement shall be consummated concurrently with the Closing under this Agreement.


	ARTICLE VIII

	CONDITIONS TO OBLIGATIONS OF TITAN AND ACQUISITION

	The obligations of Titan and Acquisition to effect the Asset Purchase shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

	8.1	Representations and Warranties.

		(a)	The representations and warranties of each of DCS
and Witt contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

		(b)	There shall have been no material adverse change
since December 31, 1995 in the business or financial condition of DCS (other than as contemplated by the Agreement or the Disclosure Schedules).

	8.2	Covenants.  All of the covenants and agreements of DCS and
Witt to be performed or complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

	8.3	Opinion.  Each of DCS and Witt shall have furnished Titan
with the opinion of Alan S. Rich, a Professional Law Corporation, counsel to such parties, dated the Closing Date, in form and substance reasonably satisfactory to Titan, substantially in the form set forth in Exhibit H hereto.

	8.4	HSR Act.  The waiting periods under the HSR Act applicable
to the consummation of the Asset Purchase, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent or condition consummation of this Agreement including, without limitation, any condition that requires Titan to sell or dispose of any Assets of DCS or any of its Affiliates or to hold separate pending such sale or disposition any particular Assets or categories of Assets, businesses or voting securities of any of the foregoing or which prohibits or restricts the ownership or operation by Titan or any of its Affiliates of any portion of its business or Assets.

	8.5	Regulatory Consents, Authorizations, Etc.  All consents,
authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a Material Adverse Effect on Titan, or on Acquisition's abilities to conduct, after the Closing, its business. Eldyne, Unidyne and DCS shall have entered into an agreement with Crestar Bank to extend the existing credit facility on substantially the same terms as the existing terms for a period of at least six months from the Closing in a form reasonably acceptable to Titan.

	8.6	Injunctions.  At the Closing there shall be no judgment,
decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against any party hereto which prohibits, restricts or delays consummation of the Asset Purchase or any of the conditions to the consummation of the Asset Purchase.

	8.7	Company Documents.  DCS shall have furnished Titan with
written consents adopted by its members and managers, approving this Agreement and the transactions contemplated hereby.

	8.8	Certificates.  DCS shall have furnished Titan and
Acquisition with such certificates of its officers and other representatives to evidence compliance with the conditions set forth in this Article VIII as may reasonably be requested.

	8.9	Assignment Agreement.  Witt and Witt Holdings, LLC shall
have duly executed and delivered to DCS an assignment of (i) cash, (ii) an automobile and (iii) all past, present and future indemnification claims against DEI, including any accounts receivable or notes receivable of Witt Holdings, LLC in respect of any such indemnification claims, and shall have released all amounts owed by DCS to each of them.

	8.10	Other Transactions.  The transactions contemplated by the
Eldyne Agreement and the Unidyne Agreement shall be consummated concurrently with the Closing under this Agreement.

	8.11	Certain Member Matters.  No member or manager of DCS shall
have commenced litigation to restrain or prohibit the consummation of the Asset Purchase, or which questions the validity or legality of the transactions contemplated by this Agreement.


	ARTICLE IX

	INDEMNIFICATION

	9.1	Survival of Representations, Etc.  All statements contained
in the Disclosure Schedules or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. Except with respect to the representations and warranties set forth in
Section 3.22, the representations and warranties of DCS and Witt contained herein shall survive the Effective Time until the date that is the second anniversary of the Closing Date, without regard to any investigation made by any of the parties hereto. The representations and warranties set forth in Section 3.22 shall survive until the expiration of the applicable statutes of limitations for all Taxable Years or other taxable periods covered thereby. If a claim is made prior to the applicable expiration period of a representation or warranty, such representation or warranty shall survive until such claim is finally resolved.

	9.2	Indemnification by Witt.  Effective from and after the
Closing and subject to the limitations set forth elsewhere in this Article IX, Witt shall indemnify, hold harmless, and by virtue hereof, release Titan and Acquisition and any direct or indirect subsidiary of any of them and each of their respective officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Titan Indemnified Parties"), from and against any and all Covered Liabilities (a) arising from or relating to any breach or violation of any representation or warranty of DCS or Witt; (b) arising from or relating to any violation of any covenant to be performed by DCS or Witt hereunder prior to or at the Closing or by Witt after the Closing; (c) that Witt has expressly agreed to assume or with respect to which Witt has agreed to indemnify Titan or any Titan Indemnified Party pursuant to the provisions of this Agreement; (d) arising from or relating to any claim or dispute with holders (other than Witt) of ownership interests in DCS, including without limitation, claims relating to this Agreement (including dissenters' or appraisal rights) and the transactions contemplated hereby; or (e) arising from or relating to any Excluded Liability.

	9.3	Indemnification by Titan.  Effective from and after the
Closing, Titan shall indemnify, hold harmless, and by virtue hereof, release Witt and DCS and each of their respective officers, employees, members, managers and agents, and each of their heirs, executors, successors and assigns (collectively, the "Witt Indemnified Parties"), from and against any and all Covered Liabilities (a) arising out of or in connection with any of the DCS Assumed Liabilities, or (b) arising from or relating to any breach of any covenant to be performed by Titan or Acquisition hereunder.

	9.4	Indemnification Procedures.  (a) If a claim by a third party is made against a Titan Indemnified Party or a Witt Indemnified Party (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under Section 9.2 or Section 9.3, such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party") of such claims. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings or correspondence relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to promptly notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Article IX except to the extent that the Indemnified Party's failure to so notify prejudices the Indemnifying Party's ability to defend against such claim. At such time as the Indemnifying Party elects to defend the Indemnified Party under this
Article IX with respect to such claim, then the Indemnifying Party shall have the sole and exclusive right to defend against, settle or compromise such claim; provided that the Indemnifying Party shall proceed in good faith with respect thereto; and provided further that if such claim may have a Material Adverse Effect on the ongoing business or operations of the Indemnified Party, the Indemnified Party may participate in the defense of such claim at its own expense; and provided further that Indemnifying Party shall not be entitled to defend, settle or compromise any claim if the amount of damages reasonably sought by the claimant in any claim materially exceeds the value of the available Holdback Amount and such claim is subject to the limitations of the third sentence of Section 9.5. If the Indemnifying Party does not elect to assume the defense of the Indemnified Party hereunder prior to the earlier of (i) 15 days after the receipt of such Indemnified Party's notice of a claim of indemnity hereunder and (ii) five days prior to the deadline for filing any pleading in connection therewith, such Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement and the Indemnifying Party shall cooperate with the Indemnified Party in connection with defending against such claim; provided that the Indemnifying Party shall have the right to participate, at its own expense, in any such defense. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to the Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

		(b)	If Witt becomes obligated to indemnify a Titan
Indemnified Party with respect to any claim pursuant to this Article IX based upon a breach of a representation or warranty in Section 3.22, a breach of Section 6.12 or Article XI, or pursuant to Section 9.2(d) or
Section 9.2(e), and the amount of the liability with respect thereto shall have been finally determined, Witt shall pay such amount to such Titan Indemnified Party in immediately available funds within 15 days following written demand by such Titan Indemnified Party. If Witt becomes obligated to indemnify a Titan Indemnified Party under this Agreement with respect to any other claim whatsoever, whether pursuant to this Article IX or otherwise, then such liability shall be satisfied pursuant to the Escrow Agreement, which is the sole and exclusive post-Closing remedy available to the Titan Indemnified Parties for any such claim (other than injunctive relief). In no event will Titan be entitled to any right of offset under the Retainer Agreement or any other agreement with Witt.

		(c)	If Titan becomes obligated to indemnify a Witt
Indemnified Party pursuant to Section 9.3, and the amount of the liability with respect thereto shall have been finally determined, Titan shall pay such amount to such Witt Indemnified Party in immediately available funds within 15 days following written demand by the Witt Indemnified Party.

	9.5	Holdback and Escrow Account.  At the Closing, Titan and Witt
shall enter into an Escrow Indemnification Agreement, by and among Titan, Witt and the Escrow Agent named therein, in the form of Exhibit I attached hereto (the "Escrow Agreement"). As promptly as practicable after the Closing, pursuant to the Escrow Agreement, Titan shall deliver directly to the Escrow Agent an aggregate of 208,333 shares of Titan Common Stock issued to Witt (the "Holdback Amount") for deposit into a single Escrow Account in respect of this Agreement, the Unidyne Agreement and the Eldyne Agreement, to satisfy any indemnification obligations of Witt pursuant to
Article IX of this Agreement, Articles VIII and XI of the Eldyne Agreement and Articles VIII and XI of the Unidyne Agreement. The parties acknowledge and agree that, except as set forth in the next sentence of this Section 9.5, the Holdback Amount shall be Titan's exclusive post-Closing remedy for any violation of this Agreement, the Unidyne Agreement and the Eldyne Agreement. The limitations of the immediately preceding sentence shall not apply to injunctive relief or to any indemnification obligations of Witt
(i) under a claim based upon a breach of any representation or warranty in
Section 3.22 hereof, Section 4.22 of the Unidyne Agreement or Section 4.22 of the Eldyne Agreement; (ii) pursuant to Section 9.2(d) of this Agreement or Section 11.2(d) of the Unidyne Agreement; (iii) pursuant to Section 9.2(e) of this Agreement, Article VIII of the Unidyne Agreement and Article VIII of the Eldyne Agreement or (iv) in respect of a breach of Section 6.12 or Article XI of this Agreement, Article XIII of the Eldyne Agreement and
Article XIII of the Unidyne Agreement. At the time any Titan Common Stock is released to Titan from the Escrow Account in satisfaction of indemnification claims, such released Titan Common Stock shall be valued at $6.00 per share.

	9.6	No Right of Contribution.  After the Closing, neither DCS
nor Acquisition shall be liable to indemnify Witt on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of DCS or Witt; and Witt shall have no right of contribution against DCS or Acquisition.

	9.7	Limitations on Certain Indemnification Obligations.  The
indemnification obligations of Witt pursuant to Article IX (except under a claim based upon a breach of any representation or warranty in Section 3.22 hereof or a breach of Section 6.12 or Article XI hereof or pursuant to Sections 9.2(d) or 9.2(e) hereof) shall not apply to any Covered Liability being indemnified thereunder until the sum of all such Covered Liabilities incurred by the Titan Indemnified Parties, together with the amount of Witt's indemnification obligations to the Titan Indemnified Parties (as defined therein) under the Unidyne Agreement and the Eldyne Agreement, shall exceed $125,000. However, in the event that the sum of such Covered Liabilities and indemnification obligations does exceed $125,000, such Titan Indemnified Parties shall be entitled to recover the full amount of such Covered Liabilities and indemnification obligations they have incurred (including those Covered Liabilities and indemnification obligations which previously had aggregated less than $125,000) from Witt.

	9.8	Arbitration.  Notwithstanding anything herein to the
contrary, in the event that there shall be a dispute among the parties after the Closing concerning the indemnities provided for hereby, the parties agree that such dispute shall be submitted to binding arbitration in San Diego, California, before a single arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding among the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

	9.9	Insurance Proceeds; Tax Effect.  The amount of any
indemnification due to a Titan Indemnified Party or Witt Indemnified Party pursuant to this Article IX shall be calculated after taking into account the amount of all insurance proceeds received by each Titan Indemnified Party or Witt Indemnified Party, as the case may be, and after taking into account any Tax benefits or detriments realized by the Titan Indemnified Party or Witt Indemnified Party, as the case may be.



	ARTICLE X

	TERMINATION, AMENDMENT AND WAIVER

	10.1	Termination.  This Agreement may be terminated at any time
prior to the Closing Date by:

		(a)	the mutual consent of Titan and Witt, set forth in a
written instrument executed by both parties; or

		(b)	either Titan or Witt if the conditions to its
respective obligations hereunder are not capable of satisfaction, but only if the failure of such condition did not result from the breach by the party seeking termination (or any of its Affiliates) of any representation or warranty made by it herein or the failure by the party seeking termination (or any of its Affiliates) to fulfill any covenant provided for herein that is required to be fulfilled by such person (or its Affiliates) prior to Closing; or

		(c)	either Titan or Witt if the Asset Purchase shall not
have been consummated by the Termination Date; or

 		(d)	either Titan or Witt if any of Titan, DCS or Witt is
precluded by an order or injunction (other than one issued on a preliminary basis) of a court of competent jurisdiction from consummating the Asset Purchase, and all means of appeal and all appeals from such order or injunction shall have been finally exhausted; or

		(e)	Titan if DCS or Witt is in material breach of its
obligations under this Agreement, or by Witt if Titan or Acquisition is in material breach of its obligations under this Agreement; provided that such material breach remains uncured after three (3) business days' written notice thereof to the breaching party, and provided further, that no party shall be entitled to terminate this Agreement by reason of this clause (e) if it or any of its Affiliates is in material breach of its obligations under this Agreement.

	10.2	Procedure and Effect of Termination.  In the event of
termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that: (i) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and (ii) the provisions of Sections 6.5 and 6.10 shall continue in full force and effect. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

	10.3	Amendments.  This Agreement may not be amended except by
action of each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.
	10.4	Waivers.  At any time prior to the Closing, DCS and Witt, on the one hand, and Titan and Acquisition, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or
(iii) waive compliance with any of the agreements of the other or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


	ARTICLE XI

	COVENANT NOT TO COMPETE

	Witt acknowledges and agrees that the reputation and goodwill of DCS is an integral part of its business success. Accordingly, as an inducement for Titan to enter into this Agreement, Witt agrees that for a period of five years after the Closing Date, Witt shall not, without Titan's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, any person or entity which, directly or indirectly, competes with the current operations of DCS; provided, however, that Witt may own up to 2% of the outstanding capital stock of one or more publicly-held corporations which compete with the current operations of DCS, as long as Witt holds such capital stock as a passive investment only and does not serve as an officer, director or other representative of such company or companies. Witt agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements, business plans or information which is the confidential information of DCS. In the event the agreement in this Article XI shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

	Witt acknowledges that a breach of the covenants contained in this
Article XI will cause irreparable damage to Titan, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Witt agrees that if Witt breaches the covenant contained in this Article XI, in addition to any other remedy which may be available at law or in equity, Titan shall be entitled to specific performance and injunctive relief, without posting bond or other security.


	ARTICLE XII

	DEFINITIONS

	12.1	Defined Terms.  As used herein, the terms below shall have
the following meanings:

		"Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other person.

		"Adjustment Indebtedness" shall mean all long-term indebtedness and deferred taxes of DCS as presented on the Closing Balance Sheet.

		"Affiliate" shall mean, with respect to any party, any individual, corporation, partnership or other entity that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such party.

		"Ancillary Agreements" shall mean the agreements attached hereto as Exhibits A-F and I, of even date herewith.

		"Assets" shall mean all land, buildings, improvements, Leasehold Improvements, Fixtures and Equipment and other assets (tangible or intangible) whether owned or leased.

		"Balance Sheet" shall mean the audited balance sheet (and related notes and schedules) of DCS as of the Balance Sheet Date contained in the Financial Statements.

		"Balance Sheet Date" shall mean July 31, 1995.

		"Books and Records" shall mean (a) all records and lists of DCS pertaining to its Assets, (b) all records and lists pertaining to the business, customers, suppliers or personnel of DCS, (c) all product, business and marketing plans of DCS, and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by DCS.

		"Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

		"Confidentiality Agreement" shall mean that certain agreement dated as of November 29, 1995, between Titan and Witt.

		"Contract Rights" shall mean all of the rights and obligations of DCS under the Contracts listed on Schedule 3.8 and under any Contracts not so listed which Titan or Acquisition, in its sole discretion, elects to accept and assume.

		"Contracts" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which DCS is a party or is bound or which relates to its business or Assets, whether oral or written, but excluding all Leases.

		"Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

		"Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

		"Covered Liabilities" shall mean any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent) (including, without limitation, those arising out of any Action), together with any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any of the foregoing (including, without limitation, reasonable costs and expenses incurred in investigating, preparing or defending any Action). Notwithstanding the foregoing, Covered Liabilities shall not include an Indemnified Party's own consequential or special damages, but shall include any consequential or special damages of a third party or for which an Indemnified Party may be liable.

		"Default" shall mean (a) a breach of or default under any Contract or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

		"Disclosure Schedule" means the schedules attached to this Agreement which set forth exceptions to the representations and warranties contained in Article III hereof and certain other information called for by other provisions of this Agreement.

		"Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encumbrance or other rights of third parties.

		"Escrow Account" shall mean the escrow account established for the Holdback Amount pursuant to the Escrow Agreement.

		"Escrow Agent" shall mean the escrow agent named as such in the Escrow Agreement.

		"Facility" or "Facilities" shall mean all plants, offices, manufacturing facilities, warehouses, improvements, administration buildings, and all real property and related facilities which are currently utilized by DCS.

		"Facility Leases" shall mean all of the Leases of Facilities listed on Schedule 3.7.

		"Financial Statements" shall mean (i) the audited balance sheets of DCS at July 31, 1995 and at July 31, 1994 and the audited statements of income and audited statements of cash flows for DCS for the 52-week periods ended as of July 31, 1995 and July 31, 1994, together with the notes thereon and the related unqualified report of Arthur Andersen LLP, DCS's certified public accountants, and (ii) the unaudited balance sheet of DCS at February 28, 1996 and the unaudited statement of income for the five-month period ended as of February 28, 1996, all of which were previously delivered to Titan and are attached hereto as Schedule 3.11 of the Disclosure Schedule.

		"Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by DCS and located in, at or upon the Facilities, including all warranty rights with respect thereto.

		"Former Facility" shall mean each plant, office, manufacturing facility, warehouse, improvement, administrative building and all real property and related facilities that were owned, leased or operated by DCS at any time prior to the date hereof, but excluding any Facilities.

		"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

		"Interim Balance Sheet" shall mean the unaudited balance sheet of DCS dated the Interim Balance Sheet Date.

		"Interim Balance Sheet Date"  shall mean February 28, 1996.

		"Interim Financial Statements" shall mean the Interim Balance Sheets and the unaudited statements of operations of DCS for the periods ended on the Interim Balance Sheet Date.

		"Leased Real Property" shall mean all leased property described in the Facility Leases.

		"Leasehold Estate" shall mean all of the rights and obligations as lessee under a given Lease.

		"Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by DCS.

		"Leases" shall mean all of the existing leases with respect to the personal or real property of DCS listed on Schedule 3.8, and leases with respect to the personal and real property of DCS which are not required to be listed on Schedule 3.8.

		"Liability" or "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

		"Material Adverse Effect" shall mean, with respect to any person or entity, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such person or entity or the ability of such person to consummate the transactions contemplated by this Agreement.

		"Owned Real Property" shall mean all real property owned in fee, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, Fixtures and Equipment, and improvements located thereon and all Facilities thereon, if any.

		"Patents" shall mean all patents and patent applications and registered and unregistered design applications.

		"Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the business of DCS.

		"Permitted Encumbrances" shall mean (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws and governmental rules, regulations, ordinances and restrictions; and (iv) all other liens, mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

		"Proprietary Rights" shall mean all of the Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights of DCS.

		"Purchased Assets" shall mean all of the right, title and interest of DCS in and to its Assets, including without limitation, those assets listed on Schedule 1.1.

		"Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

		"Short Period," in the case of any Taxable Year or other taxable period that begins before and ends after the Closing Date, shall mean the portion of such Taxable Year or other taxable period ending on and including the Closing Date.

		"Subsidiary" shall mean, with respect to a company, (i) any corporation in an unbroken chain of corporations beginning with the company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which such company is a general partner;
(iii) any partnership in which such company possesses a 50% or greater interest in the total capital or total income of such partnership or (iv) any limited liability company in which such person is a manager or possesses 50% or greater of the outstanding membership interests.

		"Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, alternative minimum, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or entity.

		"Taxable Year," in the case of any Tax, shall mean the period for which such Tax is computed.

		"Termination Date" shall mean June 30, 1996.

		"Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

		"Working Capital" shall mean current assets less current liabilities, excluding any intercompany payables and receivables, prepaid managers' fees, notes receivable from affiliated parties and the notes receivable from DEI.

		"Year-End Financial Statements" shall mean the audited Balance Sheets of each of DCS dated July 31, 1995 and July 31, 1994, and the related audited statements of income and cash flows for the years ended July 31, 1995 and July 31, 1994.

	12.2	Other Defined Terms.  The following terms shall have the
meanings defined for such terms in the Sections set forth below:

Term	Section

Acquisition	Preamble
Adjustments	1.6(b)
Agreement	Preamble
Asset Purchase	1.1
Assumed Liabilities	1.2
Assumption Document	2.2(b)
Closing	2.1
Closing Balance Sheet	1.6(a)
Closing Date	2.1
DCS	Preamble
Environmental Laws	3.27(a)
Escrow Agreement	9.5
Excluded Liabilities	1.3
Hazardous Substance	3.27(a)
Holdback Amount	9.5
Indemnified Party	9.4(a)
Indemnifying Party	9.4(a)
Purchase Price	1.4
SEC Reports	4.4
Titan	Preamble
Titan Indemnified Parties	9.2
Witt	Preamble
Witt Indemnified Parties	9.3
Working Capital	1.6(a)


	ARTICLE XIII

	MISCELLANEOUS

	13.1	Notices.  Unless otherwise provided herein, any notice,
request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

	If to DCS or Witt to:


Mr. Jack Witt
1402 Gamble Lane
Escondido, CA 92029


	With copies to:


Alan S. Rich, Esq.
2141 Palomar Airport Road, Suite 350
Carlsbad, California 92009

and

John F. Seegal, Esq.
Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California 94111



	If to Titan or Acquisition to:


The Titan Corporation
3033 Science Park Road
San Diego, CA  92121
Attention:  Corporate Secretary
Fax Number:  (619) 552-9759



	With a copy to:


Latham & Watkins
701 "B" Street, Suite 2100
San Diego, California 92101
Attn: Scott N. Wolfe, Esq.
Fax Number: (619) 696-7419



or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others.

	13.2	Choice of Law.  This Agreement shall be construed,
interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to the choice of laws provisions thereof and except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

	13.3	Entire Agreement.  This Agreement, together with all
exhibits and schedules hereto and the Confidentiality Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

	13.4	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	13.5	No Third Party Beneficiaries.  None of the provisions of
this Agreement shall be for the benefit of or enforceable by any third party.

	13.6	Invalidity.  In the event that any one or more of the
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

	13.7	Headings; Construction.  The headings of the Articles and
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All parties have been represented by counsel. Any presumption that an ambiguity in this Agreement or any Ancillary Agreement shall be construed against the party drafting such document is hereby waived and shall not apply with respect to any document interpretation.

	13.8	Gender.  Words used in this Agreement, regardless of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

	13.9	Consent to Jurisdiction.  Except as provided in Section 9.8, any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in federal court of the Southern District of California, or in the absence of any jurisdiction in such court, in any state court located in San Diego County, State of California, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

	DIVERSIFIED CONTROL SYSTEMS, LLC



	By:
	Its:


	MR. JACK WITT



	By:
	Its:


	THE TITAN CORPORATION



	By:
	Its:


	DCS ACQUISITION SUB, INC.



	By:
	Its:




	TABLE OF CONTENTS

	Page

ARTICLE I	THE ASSET PURCHASE AND RELATED MATTERS	  1
		1.1		Transfer of Assets	  1
		1.2		Assumption of Liabilities	  1
		1.3		Excluded Liabilities	  1
		1.4		Purchase Price	  2
		1.5		Transfer Taxes and Fees	  2
		1.6		Post-Closing Audit and Adjustment Amount
 2

ARTICLE II	THE CLOSING	  3
		2.1		Closing	  3
		2.2		Asset Conveyances at Closing	  4

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS	  4
		3.1		Organization	  5
		3.2		No Subsidiaries	  5
		3.3		Authorization	  5
		3.4		Capitalization	  5
		3.5		No Material Adverse Change	  5
		3.6		Assets	  5
		3.7		Facilities	  6
		3.8		Contracts and Commitments	  6
		3.9		Permits	  8
		3.10		No Conflict or Violation	  8
		3.11		Financial Statements	  8
		3.12		Books and Records	  9
		3.13		Litigation	  9
		3.14		Labor Matters	  9
		3.15		Liabilities	  9
		3.16		Compliance with Law	 10
		3.17		No Brokers	 10
		3.18		No Other Agreements to Sell Assets	 10
		3.19		Proprietary Rights	 10
		3.20		Employee Benefit Plans	 11
		3.21		Transactions with Certain Persons	 11
		3.22		Tax Status of DCS	 11
		3.23		Insurance	 11
		3.24		Accounts Receivable	 12
		3.25		Payments	 12
		3.26		Customers, Distributors and Suppliers	 12
		3.27		Compliance With Environmental Laws	 12
		3.28		Banking Relationships	 14
		3.29		Contract Pricing	 14
		3.30		Material Misstatements or Omissions.	 14

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF TITAN AND ACQUISITION
15
		4.1		Organization	 15
		4.2		Authorization	 15
		4.3		No Conflict or Violation	 15
		4.4		SEC Reports	 16
		4.5		Capitalization of Titan	 16
		4.6		No Brokers	 16
		4.7		No Material Adverse Change	 16
		4.8		No Litigation	 16
		4.9		Absence of Reliance	 17

ARTICLE V	CONDUCT OF BUSINESS PENDING THE CLOSING	 17

ARTICLE VI	ADDITIONAL COVENANTS	 18
		6.1		Further Assurances and Cooperation	 18
		6.2		Certain Filings and Consents	 18
		6.3		Access	 19
		6.4		Notification of Certain Matters	 19
		6.5		Public Statements and Press Releases.	 19
		6.6		Financial Information	 19
		6.7		Books and Records	 19
		6.8		Member Consents	 19
		6.9		Fees and Expenses	 19
		6.10		No Discussions with Others	 20
		6.11		Deposit	 20
		6.12		Payment of Taxes	 20

ARTICLE VII	CONDITIONS TO OBLIGATIONS OF DCS AND WITT	 21
		7.1		Representations and Warranties.	 21
		7.2		Covenants	 21
		7.3		Opinion	 21
		7.4		HSR Act	 21
		7.5		Regulatory Consents, Authorizations, Etc
21
		7.6		Injunctions	 21
		7.7		Corporate Documents	 21
		7.8		Certificates	 22
		7.9		Other Transactions	 22

ARTICLE VIII	CONDITIONS TO OBLIGATIONS OF TITAN AND ACQUISITION	 22
		8.1		Representations and Warranties.	 22
		8.2		Covenants	 22
		8.3		Opinion	 22
		8.4		HSR Act	 22
		8.5		Regulatory Consents, Authorizations, Etc
22
		8.6		Injunctions	 23
		8.7		Company Documents	 23
		8.8		Certificates	 23
		8.9		Assignment Agreement	 23
		8.10		Other Transactions	 23
		8.11		Certain Member Matters	 23

ARTICLE IX	INDEMNIFICATION	 23
		9.1		Survival of Representations, Etc	 23
		9.2		Indemnification by Witt	 24
		9.3		Indemnification by Titan	 24
		9.4		Indemnification Procedures	 24
		9.5		Holdback and Escrow Account	 25
		9.6		No Right of Contribution	 25
		9.7		Limitations on Certain Indemnification
Obligations	 25
		9.8		Arbitration	 26
		9.9		Insurance Proceeds; Tax Effect	 26

ARTICLE X	TERMINATION, AMENDMENT AND WAIVER	 26
		10.1		Termination	 26
		10.2		Procedure and Effect of Termination	 27
		10.3		Amendments	 27
		10.4		Waivers	 27

ARTICLE XI	COVENANT NOT TO COMPETE	 27

ARTICLE XII	DEFINITIONS	 28
		12.1		Defined Terms	 28
		12.2		Other Defined Terms	 32

ARTICLE XIII	MISCELLANEOUS	 33
		13.1		Notices	 33
		13.2		Choice of Law	 34
		13.3		Entire Agreement	 34
		13.4		Counterparts	 34
		13.5		No Third Party Beneficiaries	 34
		13.6		Invalidity	 34
		13.7		Headings; Construction	 34
		13.8		Gender	 34
		13.9		Consent to Jurisdiction.	 34



EXHIBITS

Exhibit A - Allocation of Purchase Price

Exhibit B - Bill of Sale

Exhibit C - Assignment of Lease

Exhibit D - Assignment of Contract Rights

Exhibit E - Assignment of Proprietary Rights

Exhibit F - Assumption Document

Exhibit G - Opinion of Latham & Watkins

Exhibit H - Opinion of Alan S. Rich, a Professional Law Corporation

Exhibit I - Escrow Indemnification Agreement






DISCLOSURE SCHEDULES

Schedule 1.1 - Transfer of Assets

Schedule 1.2 - Assumption of Liabilities

Schedule 3.4 - Capitalization

Schedule 3.6 - Assets

Schedule 3.7 - Facilities

Schedule 3.8 - Contracts and Commitments

Schedule 3.9 - Permits

Schedule 3.11 - Financial Statements

Schedule 3.13 - Litigation

Schedule 3.14 - Labor Matters

Schedule 3.15 - Liabilities

Schedule 3.19 - Proprietary Rights

Schedule 3.20 - Employee Benefit Plans

Schedule 3.21 - Transactions with Certain Persons

Schedule 3.22 - Taxes

Schedule 3.23 - Insurance

Schedule 3.26 - Customers, Distributors and Suppliers

Schedule 3.27 - Compliance with Environmental Laws

Schedule 3.28 - Banking Relationships

Schedule 4.7 - Material Adverse Change

Schedule 4.8 - Litigation

Schedule 5.1 - Conduct of Business Pending The Closing








AGREEMENT AND PLAN OF REORGANIZATION OF ELDYNE INC.


by and among


ELDYNE INC.,


MR. JACK WITT,


ELD ACQUISITION SUB, INC.,


and

THE TITAN CORPORATION








Dated as of April 19, 1996






	AGREEMENT AND PLAN OF REORGANIZATION OF ELDYNE INC.


	This Agreement and Plan of Reorganization of Eldyne Inc. (the "Agreement"), dated as of April 19, 1996, is entered into by and among ELDYNE INC., a California corporation ("Eldyne"), MR. JACK WITT, an individual ("Witt"), THE TITAN CORPORATION, a Delaware corporation ("Titan"), and ELD ACQUISITION SUB, INC., a California corporation and a wholly-owned subsidiary of Titan ("Acquisition").

	WHEREAS, Witt owns all of the outstanding capital stock of Eldyne;
and

	WHEREAS, Titan has advised Witt of its interest in acquiring
Eldyne; and

	WHEREAS, the Board of Directors of Eldyne has determined that it is in the best interests of such entity to sell its business to Titan; and

	WHEREAS, the Boards of Directors of Eldyne, Titan and Acquisition have approved the merger of Acquisition with and into Eldyne (the "Merger") in accordance with the California Corporations Code (the "CCC") and have also approved the other terms and conditions of this Agreement.

	NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


	ARTICLE I

	THE MERGER

	1.1	The Merger.  Subject to the terms and conditions hereof, at
the Effective Time (as defined in Section 1.2), Acquisition shall be merged with and into Eldyne in accordance with the CCC. Upon the consummation of the Merger, the separate existence of Acquisition shall cease and Eldyne, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of California.

	1.2	Effective Time of the Merger.  On the Closing Date (as
defined in Section 3.1), the applicable parties hereto shall cause the Merger to be consummated by duly filing appropriate articles of merger (the "Articles of Merger") substantially in the form attached hereto as Exhibit A, as is required by, and executed in accordance with, the relevant provisions of the CCC. The Merger shall be effective at such time as the Articles of Merger are filed with the Secretary of State of the State of California in accordance with the CCC, or at such later time as is specified in the Articles of Merger (the "Effective Time").

	1.3	Effects of the Merger.  When the Merger has been effected,
the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and, all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of said Constituent Corporations, on whatever account, as well for stock subscriptions and all other choses in action belonging to each of such corporations, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all liens upon any property of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the CCC.

	1.4	Charter; Bylaws; Directors and Officers of Surviving
Corporation. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of Acquisition, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the CCC, except that (i)
Article I of the Articles of Incorporation of Acquisition shall be amended to read as follows: "The name of the Corporation is Eldyne, Inc." and (ii) the title of the Bylaws of Acquisition shall be amended to read as follows:
 "Bylaws of Eldyne, Inc." The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are elected and qualified.

	1.5	Tax-Free Reorganization.  For Federal income tax purposes,
the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Code.


	ARTICLE II

	CONVERSION OF SHARES AND PAYMENT

	2.1	Conversion of Shares.

		As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

		(a)	All shares of Eldyne Class A common stock, par value
$.01 per share ("Common Shares"), owned by Witt outstanding immediately prior to the Effective Time (other than Common Shares to be cancelled pursuant to Section 2.1(b) below), in the aggregate shall be converted into the following:

			(i)	764,260 validly issued, fully paid and
nonassessable shares of common stock, par value $.01 per share, of Titan ("Titan Common Stock");

			(ii)	500,000 validly issued, fully paid and
nonassessable shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $1.00 per share, of Titan ("Series B Preferred Stock");

			(iii)	Three Hundred Thousand Dollars ($300,000) in
cash; and

			(iv)	the Titan Promissory Note.

		(b)	Each Common Share which is held by Eldyne as a
treasury share or by any subsidiary of Eldyne shall be cancelled and retired without payment of any consideration therefor.

		(c)	Each share of common stock, par value $.01 per
share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

	2.2	Exchange of Certificates.  Upon the surrender by Witt at the
Closing of each certificate which, prior to the Effective Time, represented Common Shares and which, as of the Effective Time, will become entitled to be converted into the Merger Consideration (the "Certificates"), and the issuance and delivery of the Merger Consideration in exchange therefor, the Certificates shall forthwith be cancelled. Until so surrendered and exchanged, the Certificates shall represent solely the right to receive the Merger Consideration. At the Closing and upon the surrender and exchange of such outstanding Certificates, Witt shall receive the Merger Consideration, without any interest thereon.

	2.3	Post-Closing Audit and Adjustment Amount.

		(a)	Closing Financial Information.  On or before sixty
(60) days after the Closing Date, Witt shall cause to be prepared and delivered to Titan (without giving effect to the transactions contemplated hereby): (i) a balance sheet dated the Closing Date for Eldyne which shall be audited by Arthur Andersen LLP (the "Closing Balance Sheet"), (ii) a reasonably detailed calculation of Working Capital as of the Closing Date,
(iii) a Schedule of Adjustment Indebtedness as of the Closing Date and (iv) a reasonably detailed calculation of the Adjustments. The Closing Balance Sheet shall be prepared at Witt's direction in accordance with generally accepted accounting principles, as applied in the preparation of the Interim Financial Statements, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of Eldyne, as of the Closing Date. Titan shall pay for the cost of Arthur Andersen LLP to audit the Closing Balance Sheet.

		(b)	The Adjustments.  The parties shall make the
following adjustments (the "Adjustments") as promptly as practicable after the delivery of the audited financial information described in clauses
(i)-(iv) of Section 2.3(a):

			(i)	If Working Capital is less than $3,600,000,
then Witt shall transfer to Titan as promptly as practicable that number of shares of Titan Common Stock equal to (A) the absolute value of the amount by which Working Capital is less than $3,600,000, divided by (B) $6.00.

			(ii)	If Working Capital is more than $3,600,000,
then Titan shall issue to Witt as promptly as practicable (1) cash in an amount equal to fifty percent (50%) of the amount by which Working Capital exceeds $3,600,000 and (2) that number of shares of Titan Common Stock equal to (A) fifty percent (50%) of the amount by which Working Capital exceeds $3,600,000 divided by (B) $6.00.

			(iii)	Notwithstanding the provisions of clause (ii)
of this Section 2.3(b), the aggregate cash payments to Witt under clause
(ii) of this Section 2.3(b), together with any cash payments under Section 2.3(b)(ii) of the Unidyne Agreement and Section 1.6(b)(ii) of the DCS Agreement, shall be reduced so that such aggregate cash payments do not exceed the lesser of (A) $250,000 or (B) fifty percent (50%) of the amount, if any, by which Working Capital under this Agreement together with Working Capital (as defined therein) under the Unidyne Agreement and Working
Capital (as defined therein) under the DCS Agreement exceeds $5,500,000.
If any reduction in cash payment is required, Titan shall issue to Witt that number of shares of Titan Common Stock equal to (x) the amount of the reduction in cash payment divided by (y) $6.00.

			(iv)	If the aggregate amounts set forth on the
Schedule of Adjustment Indebtedness as of the Closing Date exceed the aggregate amount of Adjustment Indebtedness set forth on Schedule 4.15, then Witt shall promptly transfer to Titan as promptly as practicable that number of shares of Titan Common Stock equal to (A) the amount by which aggregate amounts shown on such Schedule of Adjustment Indebtedness exceed the amounts shown on Schedule 4.15, divided by (B) $6.00.

		(c)	Disputed Amount of Adjustments.  If Titan shall
disagree with any of the Adjustments or other items on the Closing Balance Sheet, it shall notify Witt of such disagreement in writing within thirty
(30) business days after its receipt of the information described in clauses (i)-(iv) of Section 2.3(a). To the extent that any portion of the amount of the Adjustments is not in dispute, within thirty (30) business days after Titan's receipt of such information, Witt shall transfer to Titan or Titan shall issue to Witt, as the case may be, shares of Titan Common Stock and cash, as applicable, equal to that portion of the amount of Adjustments which is not in dispute, in the manner set forth in Section 2.3(b).

		(d)	Resolution of Disputed Amount of Adjustments.  Titan
and Witt shall use their best efforts for a period of thirty (30) calendar days after Titan's delivery of such notice of disagreement (or such longer period as Titan and Witt shall mutually agree upon) to resolve any disagreements raised by Titan with respect to the calculation of the Adjustments. If, at the end of such period, Titan and Witt are unable to resolve such disagreements, Titan and Witt shall select a mutually agreeable independent auditor from a "Big-6" accounting firm to resolve any remaining disagreements. The determination by such independent auditor shall be final, binding and conclusive on the parties. Titan and Witt shall use their best efforts to cause such independent auditor to make its determination within thirty (30) calendar days of accepting its selection.
 As promptly as practicable after the date of determination by such independent auditor, Witt shall transfer to Titan or Titan shall issue to Witt, as the case may be, shares of Titan Common Stock and cash, as applicable, reflecting the proper amount of Adjustments, in the manner set forth in Section 2.3(b). The fees and expenses of such independent auditor shall be borne by Titan and Witt equally.


	ARTICLE III

	THE CLOSING

	3.1	Closing.  The closing of the Merger (the "Closing") shall
take place at 7:00 a.m. local time on the business day as soon as practicable following the day on which the last of the conditions set forth in Articles IX and X hereof shall be fulfilled or waived in accordance with this Agreement, at the offices of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101, or at such other time and place and on such other date as the parties hereto shall agree (the "Closing Date"). In connection with the Closing, the filing required under Section 1.2 shall be made and all actions, payments and deliveries then required hereunder shall be completed. The Closing shall be deemed to have occurred only when (i) the matters provided for in Section 1.2 shall have occurred and (ii) all of the payments, opinions, certificates and other documents required to be delivered at the Closing have been delivered (or the requirement therefor waived). Notwithstanding the foregoing, the parties hereto shall use their best efforts to effect the Closing on or prior to May 31, 1996.


	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

	Each of Eldyne and Witt hereby jointly and severally represent and warrant to Titan and Acquisition as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

	4.1	Organization.  Eldyne is a corporation duly organized,
validly existing and in good standing under the laws of the State of California with full corporate power and authority to own and operate its business as presently conducted. Eldyne is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Eldyne. Eldyne has previously provided Titan with true and correct copies of its charter documents, bylaws and other governing documents, as currently in effect.

	4.2	No Subsidiaries.  Eldyne has no subsidiaries.

	4.3	Authorization.  Eldyne has all requisite power and authority and has taken all action necessary, corporate or otherwise, to execute and deliver this Agreement and any Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Ancillary Agreements by Eldyne and the consummation by Eldyne of the transactions contemplated hereby and thereby have been duly approved by the board of directors and shareholders of Eldyne. No other corporate proceedings on the part of Eldyne are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Eldyne and Witt and is a legal, valid and binding obligation of Eldyne and Witt enforceable against them in accordance with its terms. Each of the Ancillary Agreements when duly executed and delivered by each of Eldyne and Witt, as applicable, will be a legal, valid and binding obligation of such parties, enforceable against them in accordance with its terms.

	4.4	Capitalization.

	The authorized capital stock of Eldyne consists of 5,000,000 shares of the Class A Common Stock, par value $.01 per share, and 5,000,000 shares of Class B Common Stock, $.01 par value per share, of which 116,250 shares of Class A Common Stock and no shares of Class B Common Stock are validly issued and outstanding on the date hereof. All outstanding shares of Eldyne Common Stock are owned by Witt. All of the issued and outstanding shares of the Eldyne Common Stock are fully paid and nonassessable and are free and clear of all Encumbrances. Eldyne has no outstanding options, warrants, rights or other securities, plans, contracts or agreements which give the holder or any other person the right to purchase or otherwise receive from such entity any shares of capital stock or any securities which are convertible into or exercisable for any shares of such capital stock or under which any such option, warrant, right or security may be issued in the future.

	4.5	No Material Adverse Change.  Since the Balance Sheet Date:

		(a)	there has been no actual or threatened material
adverse change in the financial condition, results of operation, business or Assets of Eldyne; and

		(b)	Eldyne has operated its business in the ordinary
course so as to preserve the business intact, to keep available to the business the services of its employees, and to preserve the business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

	4.6	Assets.  Excluding the Leased Real Property, Eldyne has good
and marketable title to all Assets used in its business.   The Assets owned
by Eldyne include without limitation all Assets necessary for the conduct of its business as presently conducted. Schedule 4.6 contains accurate lists and summary descriptions of all tangible Assets of Eldyne where the value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $10,000. All tangible assets and properties which are part of the Assets of Eldyne are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

	4.7	Facilities.

		(a)	Owned Real Property.  Eldyne has no Owned Real
Property.

		(b)	Actions.  There are no pending or, to the best
knowledge of Eldyne, threatened condemnation proceedings or other Actions relating to any Facility.

		(c)	Leases or Other Agreements.  Except for Facility
Leases listed on Schedule 4.7, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility of Eldyne.

		(d)	Facility Leases and Leased Real Property.  With
respect to each Facility Lease, Eldyne has an unencumbered interest in the Leasehold Estate. Eldyne enjoys peaceful and undisturbed possession of all of its Leased Real Property, subject to the rights of the fee owners.

		(e)	Certificate of Occupancy.  All Facilities have
received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Regulations.

		(f)	Utilities.  All Facilities are supplied with
utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

		(g)	Improvements, Fixtures and Equipment.  The
improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Eldyne at its Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the business presently conducted at such Facility and (vi) in conformity, in all material respects, with all applicable Regulations.

		(h)	No Special Assessment.  Eldyne has received no
notice of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

	4.8	Contracts and Commitments.

		(a)	Contracts.  Schedule 4.8 sets forth a complete and
accurate list of all Contracts and Leases of Eldyne of the following categories:

			(i)	Contracts not made in the ordinary course of
business;

			(ii)	Employment contracts and severance
agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of, Titan, Acquisition, the Surviving Corporation, Eldyne or Witt any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

			(iii)	Labor or union contracts;

			(iv)	Distribution, franchise, license, technical
assistance, sales, commission, consulting, agency or advertising contracts related to its Assets or business;

			(v)	Options with respect to any property, real or
personal, whether Eldyne shall be the grantor or grantee thereunder;

			(vi)	Contracts involving future expenditures or
Liabilities, actual or potential, in excess of $25,000 or otherwise material to its business or Assets;

			(vii)	Contracts or commitments relating to
commission arrangements with others;

			(viii)	Promissory notes, loans, agreements,
indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Eldyne shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Eldyne in the ordinary course of business to purchasers of its products);

			(ix)	Contracts containing covenants limiting the
freedom of Eldyne or any of its officers, directors, shareholders or affiliates to engage in any line of business or compete with any person;

			(x)	Any Contract with the United States, state or
local government or any agency or department thereof involving expenditures or Liabilities in excess of $25,000;

			(xi)	Leases of real property;

			(xii)	Leases of personal property not cancelable
(without Liability) within 30 calendar days.

Eldyne has delivered, or provided access, to Titan true, correct and complete copies of all of the Contracts and Leases listed on Schedule 4.8, including all amendments and supplements thereto.

		(b)	Absence of Defaults.	All of the Contracts and
Leases to which Eldyne is a party or by which it or any of its Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Eldyne has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of its Contracts and Leases. To the best knowledge of Witt and Eldyne, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Eldyne. Eldyne has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by Eldyne result in a loss to such party. With respect to any Leases, Eldyne has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

		(c)	Product Warranty.  To the best knowledge of Witt and
Eldyne, Eldyne has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Eldyne with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

	4.9	Permits.

		(a) Schedule 4.9 sets forth a complete list of all material Permits held by Eldyne or used in the operation of its business. Eldyne has, and, to the best knowledge of Witt and Eldyne at all times has had since January 1, 1994, all Permits required under any Regulation (including Environmental Laws) in the operation of its business or in the ownership of its Assets, and owns or possesses such Permits free and clear of all Encumbrances. Eldyne is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 4.9, will not be adversely affected by the completion of the transactions contemplated by this Agreement. To the best knowledge of Witt and Eldyne, no present or former shareholder, director, officer or employee of Eldyne or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Eldyne owns, possesses or uses.

		(b)	Other than in connection with or in compliance with
the provisions of the HSR Act or the "Blue Sky laws" of any state, and except as disclosed on Schedule 4.9 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Eldyne in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

	4.10	No Conflict or Violation.  Neither the execution, delivery
or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Eldyne or Witt with any of the provisions hereof, will (a) violate or conflict with any provision of the charter or Bylaws of Eldyne, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Eldyne and Witt is a party or (ii) by which the Assets are bound, (c) violate any Regulation or Court Order,
(d) impose any Encumbrance on the Assets or the business of Eldyne, except in the case of each of clauses (b), (c) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a Material Adverse Effect on Eldyne.

	4.11	Financial Statements.  Eldyne has heretofore delivered to
Titan its Financial Statements. The Financial Statements (a) are in accordance with the Books and Records of Eldyne, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present the Assets, Liabilities (including all reserves) and financial position of Eldyne as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). The Year-End Financial Statements have been examined by Arthur Andersen LLP, independent certified public accountants, whose reports thereon are included with such Year-End Financial Statements.
 At the respective dates of the Financial Statements, there were no Liabilities of Eldyne, which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto. All of the Financial Statements were previously delivered to Titan and are attached hereto as Schedule 4.11.

	4.12	Books and Records.  Eldyne has made and kept (and given
Titan access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Eldyne. The minute books of Eldyne previously provided to Titan accurately and adequately reflect all action previously taken by the shareholders, board of directors and committees of the board of directors of Eldyne. The copies of the stock book records of Eldyne previously provided to Titan are true, correct and complete, and accurately reflect all transactions effected in the stock of Eldyne through and including the date hereof. Eldyne has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in its normally maintained Books and Records.

	4.13	Litigation.  Except as set forth on Schedule 4.13, there is
no Action pending, or to the best knowledge of Witt and Eldyne, threatened or anticipated (a) against, related to or affecting (i) Eldyne or its business or Assets (including with respect to Environmental Laws), (ii) any officers or directors of Eldyne, as such, or (iii) any shareholder of Eldyne in such shareholder's capacity as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which Eldyne is a plaintiff, including any derivative suits brought by or on behalf of Eldyne. Eldyne is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Eldyne or its business or Assets. To the best knowledge of Witt and Eldyne, none of the pending, threatened or anticipated Actions set forth on Schedule 4.13, will have, individually or in the aggregate, a Material Adverse Effect on Eldyne. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Eldyne or any of its Facilities or Former Facilities.

	4.14	Labor Matters.  Eldyne is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Since January 1, 1994, Eldyne has not experienced any attempt by organized labor or its representatives to make such entity conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover its employees. There is no labor strike or labor disturbance pending, or to the best knowledge of Witt and Eldyne, threatened against Eldyne nor is any grievance currently being asserted, and Eldyne has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Schedule 4.14 sets forth the names and current annual salary rates or current hourly wages of all present employees of Eldyne whose annual cash compensation for the 1995 fiscal year exceeds $50,000, and also sets forth the earnings for each of such employees as reflected on Form W-2 for the 1995 calendar year.

	4.15	Liabilities.

		(a)	Eldyne has no Liabilities due or to become due,
except (a) Liabilities which are set forth or reserved for on the Interim Balance Sheet of Eldyne, which have not been paid or discharged since the Interim Balance Sheet Date, (b) Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in Schedule 4.8 (and under those Contracts, Leases and Permits which are not required to be disclosed on the Schedule 4.8) and
(c) Liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business and in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a Material Adverse Effect on Eldyne.

		(b)	Schedule 4.15 sets forth the Adjustment Indebtedness
of Eldyne as of March 31, 1996.

	4.16	Compliance with Law.  Eldyne and the conduct of its business have not violated, and are in compliance with, all Regulations and Court Orders relating to its Assets, business or operations, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on Eldyne. Eldyne has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders.

	4.17	No Brokers.  Neither Eldyne nor any of its officers,
directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Titan or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

	4.18	No Other Agreements to Sell Assets.  Neither Eldyne nor any
of its officers, directors, shareholders or Affiliates has any commitment or legal obligation, absolute or contingent, to any other person or firm other than Titan to sell, assign, transfer or effect a sale of any of its Assets (other than inventory in the ordinary course of business), to sell or effect a sale of the capital stock of Eldyne, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Eldyne, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

	4.19	Proprietary Rights.

		(a)	Proprietary Rights.  Schedule 4.19 lists all of the
Proprietary Rights of Eldyne. Schedule 4.19 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country,
(ii) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed. The Proprietary Rights listed in Schedule 4.19 are all those used by Eldyne in connection with its business. True and correct copies of all Patents (including all pending applications) owned, controlled, created or used by or on behalf of Eldyne have been provided to Titan.

		(b)	Royalties and Licenses.  To the best knowledge of
Witt and Eldyne, Eldyne has no obligations to compensate any person for the use of any such Proprietary Rights nor has Eldyne granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

		(c)	Ownership and Protection of Proprietary Rights.
Eldyne owns or has a valid right to use each of its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Eldyne by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. All of the pending Patent applications have been duly filed. Eldyne has not received any notice of invalidity or infringement of any rights of others with respect to such Trademarks. No other person (i) has notified Eldyne that it is claiming any ownership of or right to use such Proprietary Rights, or (ii) to the best knowledge of Eldyne is infringing upon any such Proprietary Rights in any way. To the best knowledge of Witt and Eldyne, the use of the Proprietary Rights by Eldyne does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Eldyne that are presently outstanding alleging that the use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

	4.20	Employee Benefit Plans.  Except as set forth on Schedule
4.20, Eldyne is not a party to, does not make or is not required to make employer contributions to and does not have any current or future obligation or Liability with respect to, any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of its employees (a "Plan"). Each Plan set forth or described on
Schedule 4.20 is in full force and effect in accordance with its terms and complies in all material respects with all applicable laws. Eldyne is not default under any Plan and, to the best knowledge of Eldyne, no other person is in default thereunder. Eldyne has made or provided for all payments due under or with respect to each Plan to date, and all amounts properly accrued to date as Liabilities of Eldyne under each Plan in the current plan years have been recorded on its financial statements. Each Plan listed in Schedule 4.20 that is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and each trust established under a Plan that is intended to be exempt from taxation under section 501(a) of the Code, has been determined by the Internal Revenue Service to be so exempt, and nothing has occurred which would cause the loss of such qualification or exemptions. None of the Plans is a "multi-employer plan," within the meaning of section 3(37) of ERISA, and Eldyne has not made any contributions to or participated in any "multiple employer plan" or "multi-employer plan" (as so defined) within the last five years.

		Eldyne has satisfied all material reporting and disclosure requirements and all other material requirements applicable to it under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to each Plan. There are no material actions, suits or asserted claims pending (other than routine claims for benefits) or, to the knowledge of Eldyne, threatened, against any Plan or against the Assets of any Plan. With respect to each Plan and the related trust there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no fiduciary (as defined in Section 3 of ERISA) has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law.

	4.21	Transactions with Certain Persons.  Other than as set forth
on Schedule 4.21, no officer, director or employee of Eldyne nor any member of any such person's immediate family is presently, or within the past two years has been, a party to any transaction with Eldyne, including without limitation, any contract, agreement, loan or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for employment services in the ordinary course of business) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee, member or partner.

	4.22	Taxes.

		(a)	Tax Returns.  Eldyne has timely filed or caused to
be timely filed, or will timely file or cause to be timely filed on or prior to the Closing Date, with the appropriate taxing authorities, all material returns, statements, forms and reports for Taxes (the "Returns") that are required to be filed by, or which include, Eldyne on or prior to the Closing Date. The Returns are complete and accurately reflect all Liability for Taxes of Eldyne for the periods covered thereby.

		(b)	Payment of or Provision for Taxes.  All Liabilities
of Eldyne for Taxes for all Taxable Years or other taxable periods that end on or before the Closing Date and any Short Period (i) have been timely paid or provided for or (ii) will be timely paid or provided for in full on or prior to the Closing Date. The charges, accruals and reserves for Taxes (including any provision for deferred income Taxes) reflected on the books of Eldyne are adequate to cover the Tax Liabilities accruing or payable in respect of Taxable Years or other taxable periods ending on or before the Closing Date and any Short Period (and the Liabilities for income Taxes in respect of periods beginning after the Short Period which should be covered by the provision for deferred income Taxes).

		(c)	Audits, Controversies.  Schedule 4.22 attached
hereto sets forth with respect to Eldyne the following: (i) each Taxable Year or other taxable period for which an audit or other examination of Taxes by the appropriate taxing authorities of any nation, state or locality is currently in progress (or scheduled as of the Closing Date to be conducted) together with the names of the respective taxing authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations; (ii) the most recent Taxable Year or other taxable period for which each audit or other examination relating to Taxes has been finally completed and the disposition of each such audit or examination; (iii) with respect to each Tax, as applicable, the Taxable Years or other taxable periods which are not or will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause such statute of limitations to be extended; (iv) the amount of any proposed adjustments (and the principal reason therefor) with respect to any Returns or any Liability for Taxes which have been proposed or assessed by any taxing authority; and (v) a list of all notices received from any taxing authority relating to any issue which has not been finally determined and could affect Eldyne's Liability for Taxes.

		(d)	Consolidated and Combined Returns.  Eldyne has not
been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any Taxable Year or other taxable period for which the statute of limitations has not expired.

		(e)	Withholding.  All Taxes relating to the income,
properties or operations of Eldyne which Eldyne is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

		(f)	Tax Sharing Agreements.  There are no tax sharing,
allocation or similar agreements in effect under which Eldyne are liable or could be liable for any Taxes or other claims of any party.

		(g)	Other.

			(i)	There are no liens for Taxes (other than for
current Taxes not yet due and payable) on the Assets of Eldyne.

			(ii)	None of the Assets of Eldyne is property that
is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

			(iii)	None of the Assets of Eldyne directly or
indirectly secures any debt the interest on which is tax exempt under
Section 103(a) of the Code.

			(iv)	None of the Assets of Eldyne is "tax-exempt
use property" within the meaning of Section 168(h) of the Code.

			(v)	Eldyne has not entered into any agreement or
consent under Section 341(f) of the Code.

			(vi)	No stockholder of Eldyne is a person other
than a United States person within the meaning of the Code.

			(vii)	The Merger Consideration is not subject to
the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

	4.23	Insurance.  Schedule 4.23 contains a complete and accurate
list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, and loss experience history by line of coverage) maintained by Eldyne on its business, Assets or employees. All insurance coverage applicable to Eldyne and its business and Assets is in full force and effect, insures such entity in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which such entity is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by Eldyne have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of Eldyne.

	4.24	Accounts Receivable.  The accounts receivable set forth on
the Interim Balance Sheet, and all accounts receivable arising since the Interim Balance Sheet Date (including those to be set forth on the Closing Balance Sheet), represent bona fide claims of Eldyne as applicable, against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable were generated pursuant to valid contracts and within the applicable value, ceiling and scope of work on such contracts. All costs under such contracts are within applicable provisional billing rates and, to the best knowledge of Eldyne and Witt, are allowable under applicable Regulations.

	4.25	Payments.  Eldyne has not directly or indirectly, paid or
delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, Assets or operations of Eldyne which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices'
Act) or any other country having jurisdiction; and Eldyne has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

	4.26	Customers, Distributors and Suppliers.  Schedule 4.26 sets
forth a complete and accurate list of the names and addresses of Eldyne's
(i) ten largest customers, distributors and other agents and representatives, showing the approximate total sales in dollars by Eldyne to each such customer during the last fiscal year and the interim period ending on the Interim Balance Sheet Date; and (ii) those suppliers with purchases greater than $50,000 during Eldyne's last fiscal year, showing the approximate total purchases in dollars by Eldyne from each such supplier during such fiscal year. Since the Interim Balance Sheet Date, there has been no material adverse change in the business relationship of Eldyne with any customer, distributor or supplier named on Schedule 4.26. Eldyne has not received any communication from any customer, distributor or supplier named on Schedule 4.26 of any intention to terminate or materially reduce purchases from or supplies to such entity.

	4.27	Compliance With Environmental Laws.

		(a)	Definitions.  The following terms, when used in this
Section 4.27, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

			(i)	"Seller".  For purposes of this Section, the
term "Seller" shall include (i) Eldyne and all of its Affiliates, (ii) all partnerships and joint ventures in which Eldyne was at any time a partner or joint venturer and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the Assets or obligations of which have been acquired or assumed by Eldyne or to which Eldyne has succeeded.

			(ii)	"Release" shall mean and include any
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

			(iii)	"Hazardous Substance" shall mean any
pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, petroleum products or by-products or derivatives, radioactive substance or material (excluding naturally occurring substances or materials), pesticide waste waters, and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

			(iv)	"Environmental Laws" shall mean all
Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or Release or threatened Release of any hazardous substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

			(v)	 "Environmental Conditions" means the Release
of any Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which Seller, Titan, Acquisition or the Surviving Corporation has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Assets may suffer or be subjected to any lien.

		(b)	Facilities.  The Facilities are, and at all times
have been, and all Former Facilities were at all times when owned, leased or operated by Seller, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the business at such location, (ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of Seller, Titan, Acquisition or the Surviving Corporation under any Environmental Law, (iii) there is not now and has not been at any time in the past any underground or above-ground storage tank at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank was not in compliance with all Environmental Laws and there has been no Release from any such tank, (iv) Seller does not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), and
(v) Seller has not made and has never been required to make any filing under the New Jersey Industrial Site Recovery Act or any other state law of similar effect.

		(c)	Notice of Violation.  Seller has not received any
notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Seller has received no notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Seller.

		(d)	Environmental Conditions.  There are no present or
past Environmental Conditions in any way relating to any Facility or Former Facility or the business of Eldyne.

		(e)	Environmental Audits or Assessments.  True, complete
and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Seller, or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Titan and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on Schedule 4.27.

		(f)	Indemnification Agreements.  Seller is not a party,
whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on Schedule 4.23) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

		(g)	Releases or Waivers.  To the best of Seller's
knowledge, Seller has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

	4.28	Banking Relationships.  Schedule 4.28 sets forth a complete
and accurate description of all arrangements that Eldyne has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of Eldyne in respect of any of the foregoing.

	4.29	Contract Pricing.  The pricing under all contracts and
subcontracts of Eldyne for goods or services under U.S. Government procurement programs, including without limitation the allowability and allocation of costs and expenses under cost-plus contracts, does not violate any applicable Regulation, to the extent such violation would adversely affect the Surviving Corporation's net income.

	4.30	Material Misstatements Or Omissions.  No representations or
warranties by Eldyne or Witt in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Titan or Acquisition pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES
	OF TITAN AND ACQUISITION

	Titan and Acquisition hereby jointly and severally represent and warrant to Eldyne and Witt as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

	5.1	Organization.  Each of Titan and Acquisition is a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business and to own and lease its properties.
 Titan owns all of the issued and outstanding capital stock of Acquisition.

	5.2	Authorization.  Titan and Acquisition have the requisite
corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each of Titan and Acquisition, the performance by Titan and Acquisition of their respective obligations hereunder and the consummation by Titan and Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Titan and Acquisition. This Agreement has been duly and validly executed and delivered by each of Titan and Acquisition, and constitutes a legally valid and binding obligation of each of them enforceable against each of them in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

	5.3	No Conflict or Violation.  Neither the execution and
delivery of this Agreement, nor the performance by each of Titan and Acquisition of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with their respective charter or Bylaws; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any statute, law, ordinance, rule or regulation applicable to any of them or any of their respective properties or Assets; (iii) except for (A) requirements arising out of the HSR Act, (B) the filing of the Articles of Merger in accordance with the CCC, (C) requirements of state "Blue Sky laws," and (D) approval by the NYSE of Titan's application to list for trading the shares of Titan Common Stock to be issued pursuant to the transactions contemplated hereby, require any consent or approval of, or filing with or notice to, any public body or authority, under any provision of law applicable to Titan or Acquisition; (iv) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Titan or Acquisition under, or result in the creation or imposition of any lien upon any properties, Assets or business of Titan or Acquisition under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree to which any of Titan or Acquisition is a party or by which any of them or their respective Assets or properties is bound or encumbered, except, in each case, for such violations, requirements, conflicts, defaults or other occurrences which, in the aggregate, would not have a material adverse effect on Titan and its subsidiaries taken as a whole, and would not prevent or delay the Merger or otherwise prevent Titan or Acquisition from performing their respective obligations under this Agreement.

	5.4	SEC Reports.  Titan has provided Eldyne and Witt with
correct and complete copies of its annual reports on Form 10-K for the years ended December 31, 1994 and 1995 and all periodic, quarterly and other reports filed by it with the SEC since January 1, 1995 (the "SEC Reports"). Titan has timely filed all forms, reports and documents required to be filed with the SEC since its Form 10-K for the fiscal year ended December 31, 1994 was filed. None of the SEC Reports, at the time it was filed with the Securities and Exchange Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. The financial statements of Titan included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Titan and its consolidated subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

	5.5	Capitalization of Titan.

		(a)	The authorized capital stock of Titan consists of
30,000,000 shares of Titan Common Stock, of which 14,046,238 shares were outstanding on March 21, 1996 and 2,500,000 shares of preferred stock, of which 694,872 shares of $1.00 Cumulative Convertible Preferred Stock were outstanding on such date. As of December 31, 1995, Titan (a) had issued options and warrants to purchase an aggregate of 1,319,376 shares of Titan Common Stock and (b) had issued preferred stock purchase rights pursuant to a Rights Agreement with American Stock Transfer and Trust Company. Except as described above, Titan does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Titan to issue or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

		(b)	The shares of Titan Common Stock and Series B
Preferred Stock issuable upon the Merger and issuable pursuant to the other transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement or the Ancillary Agreements, as applicable, will be validly issued, fully paid, nonassessable and free of preemptive rights.

	5.6	No Brokers.  Titan has not entered into nor will it enter
into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Witt or any Affiliate of Witt to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

	5.7	No Material Adverse Change.  Since December 31, 1995:

		(a)	Except as set forth on Schedule 5.7 or as disclosed
in the SEC Reports, there has been no actual or threatened material adverse change in the financial condition, results of operation, business or Assets of Titan; and

		(b)	Except as set forth on Schedule 5.7 or as disclosed
in the SEC Reports, Titan has operated its business in the ordinary course so as to preserve the business intact, to keep available to the business the services of its employees, and to preserve the business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

	5.8	No Litigation.  Except as set forth on Schedule 5.8, there
is no Action pending, or to the best knowledge of Titan and Acquisition, threatened or anticipated (a) against, related to or affecting (i) Titan or its business or Assets (including with respect to Environmental Laws), (ii) any officers or directors of Titan, as such, or (iii) any shareholder of Titan in such shareholder's capacity as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which Titan is a plaintiff, including any derivative suits brought by or on behalf of Titan. Titan is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Titan or its business or Assets. To the best knowledge of Titan and Acquisition, none of the pending, threatened or anticipated Actions set forth on Schedule 5.8, will have, individually or in the aggregate, a Material Adverse Effect on Titan. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Titan or any of its Facilities or Former Facilities.

	5.9	Absence of Reliance.  Except for the representations and
warranties set forth in this Agreement, neither Titan nor Acquisition has relied on any representation or warranty, express or implied, written or oral, in connection with the execution and delivery of this Agreement and the consummation of the Merger under this Agreement.

	ARTICLE VI

	CONDUCT OF BUSINESS PENDING THE CLOSING

	From the date hereof through the Closing, except as set forth on
Schedule 6.1 or as otherwise provided for in this Agreement, Eldyne shall conduct its business only in the ordinary and usual course as such business has been conducted, and shall use reasonable efforts to keep intact the business organization in all material respects. In addition, from the date hereof through the Closing or termination of this Agreement, except as set forth in Schedule 6.1 or as otherwise provided for in this Agreement:

		(a)	Eldyne shall not make or commit to make any capital
expenditures in excess of $30,000 in the aggregate, other than those identified in Schedule 6.1 and other than expenditures for (i) routine maintenance and repair or (ii) as reasonably approved by Titan;

		(b)	Eldyne shall not (i) amend its charter or Bylaws;
(ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to its capital stock; or (iii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

		(c)	Eldyne shall not (i) issue or agree to issue any
additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any of its Assets (including without limitation, any indebtedness owed to it or any claims held by it); (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase of any material amount of property or assets, in any other individual or entity; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

		(d)	Eldyne shall use its reasonable best efforts to
preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the good will of its customers and other persons having business relationships with it;

		(e)	Eldyne shall not grant any severance or termination
pay (other than pursuant to policies or agreements in effect on the date hereof) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof;

		(f)	Eldyne shall not adopt or amend any bonus, profit
sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement; and

		(g)	Eldyne shall not enter into or amend any Lease or
Contract in excess of $25,000 which is not cancelable within 30 days without penalty, cost or liability, other than government contracts or proposals in the ordinary course of business of which Eldyne notifies Titan.


	ARTICLE VII

	ADDITIONAL COVENANTS

	7.1	Further Assurances and Cooperation.  Subject to the terms
and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts, (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) to effect all necessary registrations and filings, and (e) to fulfill all conditions to this Agreement.

	7.2	Certain Filings and Consents.  Each of the parties hereto
shall (a) as promptly as practicable make any required filings and submissions under the HSR Act with respect to the Merger and the other transactions contemplated herein; provided that Titan shall take responsibility, to the extent reasonably feasible, for the preparation of any and all such filings, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Merger and the other transactions contemplated herein and (c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding the Merger or the other transactions contemplated herein. If any party receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Notwithstanding the foregoing, in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust law, all analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party hereto shall be subject to the joint approval or disapproval and the joint control of Titan and Witt, acting with the advice of their respective counsel, provided that nothing herein shall prevent any party hereto or their authorized representatives from making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, or opinion in response to a subpoena or as otherwise required by law.

	7.3	Access.  Upon reasonable notice, Eldyne on the one hand, and
Titan, on the other hand, shall afford Titan and its representatives or Eldyne and Witt and their representatives, as the case may be, full access during normal business hours to all of their officers, agents, properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly all information concerning their business, properties and personnel as the other may reasonably request. The parties shall (and shall use best efforts to cause their respective representatives to) hold all such nonpublic documents, work papers and other materials in confidence in accordance with the provisions of the Confidentiality Agreement. In the event of the termination of this Agreement, the parties and their respective representatives shall return promptly to the other party every confidential document furnished to them in connection with the transactions contemplated hereby, and the parties shall use their best efforts to cause their respective representatives to return the same, in each case as provided in the Confidentiality Agreement. No investigation pursuant to this Section
7.3 or otherwise shall affect the representations and warranties or indemnities of each of the parties herein or the conditions to their respective obligations to consummate the Merger or any indemnification obligations hereunder.

	7.4	Notification of Certain Matters.  Eldyne shall give prompt
notice to Titan, and Titan shall give prompt notice to Eldyne of any material failure of the parties hereto or any of their respective Affiliates, as the case may be, or of any of their respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

	7.5	Public Statements and Press Releases.  None of Eldyne, Witt
or Titan, nor any of their respective Affiliates, shall from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other parties as to the content and time of release of and the media in which such statement or announcement is to be made. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency if required by applicable law nor prevent Titan from issuing any release when it believes, based upon an opinion of counsel, it is legally required to do so.

	7.6	Financial Information.  Each of Eldyne and Titan shall
deliver to one another as soon as available all interim financial statements prepared prior to the Closing.

	7.7	Books and Records.  At or prior to the Closing, Eldyne will
deliver to Titan all Books and Records of or pertaining to it.

	7.8	Fees and Expenses.  Titan shall pay the fees and expenses of
Titan and Acquisition, and Witt shall pay the fees and expenses of Eldyne and Witt, incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, whether prior to or after the Closing; except that Titan shall pay all of the filing fees under the HSR Act for all parties hereto and the cost of the audit referred to in Section 2.3(a) hereof.

	7.9	Board of Directors Observation Rights.  Titan covenants and
agrees that for a period of two years following the Closing and for so long as Witt owns at least 5% of the outstanding Titan Common Stock, Titan shall grant observation rights at its Board of Directors meetings to Witt.
During the period of Witt's observation rights, Titan shall (i) provide Witt with copies of all notices, minutes and other materials delivered by Titan to its Board of Directors and (ii) reimburse Witt for his reasonable out of pocket travel expenses incurred in connection with attendance at Board of Directors meetings. Such observation rights shall be subject to Witt's execution, delivery and performance of the Standard Confidentiality Agreement with Titan attached hereto as Exhibit B.

	7.10	Indemnification Matters.  Titan agrees to cause the
Surviving Corporation (i) not to change, for seven years after the Effective Time, the provisions of its articles of incorporation and by-laws or applicable indemnification agreements in effect on the date hereof as set forth on Schedule 7.11 hereto (the "Indemnification Agreements") in each case relating to indemnification of each present or former director or officer of Eldyne (together with any successor by operation of law, individually an "Eldyne Indemnified Party" and collectively the "Eldyne Indemnified Parties") in a manner which adversely affects the rights of such Eldyne Indemnified Party to indemnification thereunder and (ii) to perform its obligations thereunder, or exercise any discretionary authority thereunder, to the fullest extent permissible by law to provide such Eldyne Indemnified Party with all rights to indemnification available thereunder.

	7.11	No Discussions with Others.  From and after the date of this
Agreement, neither Witt nor Eldyne shall, directly or indirectly, through any of their respective employees, officers, directors, stockholders, partners, affiliates, associates, advisors, agents, representatives or otherwise, discuss or negotiate with, provide any confidential information to, or solicit, initiate or encourage any proposals or inquiries from, any person or entity of any nature relating to any transaction involving any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination involving Eldyne (an "Acquisition Transaction"). Witt and Eldyne shall promptly notify Titan if any proposal or offer relating to an Acquisition Transaction, or any inquiry or contact with any person or entity with respect thereto, is made.

	7.12	Deposit.

		(a)	Concurrently with the execution of this Agreement,
Titan shall pay into a single interest-bearing escrow account maintained by a bank or trust company an aggregate of $500,000 (Five Hundred Thousand Dollars) in cash (the "Deposit") in respect of this Agreement, the Unidyne Agreement and the DCS Agreement. In the event that (i) this Agreement, the Unidyne Agreement or the DCS Agreement is terminated by Witt pursuant to Sections 12.1(e), 12.1(e) and 10.1(e), respectively, of such agreements or
(ii) if the Merger hereunder, the Merger (as defined therein) under the Unidyne Agreement and the Asset Purchase (as defined therein) under the DCS Agreement are not consummated by the Termination Date principally as a result of a material breach by Titan of its obligations hereunder or thereunder or Titan's inability to obtain the consent of its lender to the transactions contemplated hereby and thereby, then the Deposit, together with any interest earned thereon, shall be paid over promptly to Witt who shall apportion it among Eldyne, Unidyne and DCS in such manner as he sees fit. The parties acknowledge and agree that, upon the occurrence of any of the events set forth in clauses (i) and (ii) of the immediately preceding sentence, it would be extremely difficult to calculate the amount of damages which Witt, Eldyne, Unidyne and DCS would suffer as a result thereof. Accordingly, upon the occurrence of any such event, the Deposit and the interest earned thereon shall be paid over to Witt as liquidated damages in full and final settlement of any and all claims, damages, costs and expenses of Witt, Eldyne, Unidyne and DCS and their respective directors, officers, shareholders, members, managers, employees and agents, in any way arising from or related to this Agreement, the Unidyne Agreement, the DCS Agreement or any of the transactions contemplated hereby and thereby.

		(b)	In the event that this Agreement is terminated or
the transactions contemplated by this Agreement, the Unidyne Agreement and the DCS Agreement are not consummated by the Termination Date for any reason other than those set forth in clauses (i) and (ii) of Section 7.12(a), then the Deposit, together with any interest earned thereon, shall be returned promptly to Titan. Upon consummation of the Merger under this Agreement, the Deposit, together with any interest earned thereon, shall be returned promptly to Titan.

	7.13	Certain Repayments.	  Witt shall cause all amounts owed
by Witt to Eldyne (other than approximately $3.45 million in debt to be assumed by UNI Acquisition Sub, Inc.) to be repaid in full prior to the Closing.



	ARTICLE VIII

	TAX MATTERS

	8.1	Tax Returns.  After the Closing, Titan shall have the
exclusive authority and obligation to prepare and file, or cause to be prepared and filed, all Returns of Eldyne for, or with respect to, Taxes for all Taxable Years and other taxable periods after Witt has been provided the opportunity to review the Returns at least 15 days prior to the filing; provided, however, that Returns with respect to the income, properties or operations of Eldyne that relate to any Taxable Year or other taxable period ending on or before the Closing Date or any Short Period shall, to the extent permitted by applicable law, be prepared by treating all items on such Returns in a manner consistent with the past practices of Eldyne with respect to such items. Prior to the Closing, neither Eldyne nor any person acting on its behalf shall file or cause to be filed any amended Return without the prior written consent of Titan, which consent shall not be unreasonably withheld.

	8.2	Payment of Taxes.

		(a)	Witt shall pay all Liabilities for Taxes of Eldyne
that are shown as due on Returns with respect to or including all or a portion of calendar year 1995 and the portion of calendar year 1996 ending on and including the Closing Date to the extent that such Taxes have not been paid by or on behalf of Eldyne on or prior to the Closing Date or provided for through an adjustment to the Merger Consideration.

		(b)	All transfer, sales and use, registration, stamp and
similar Taxes imposed by a taxing authority as a result of the Merger shall be borne equally by Titan and the stockholders of Eldyne.

	8.3	FIRPTA Statement.  On or prior to the Closing Date, Eldyne
shall provide Titan with a copy of a statement pursuant to U.S. Treasury Regulations Section 1.897-2(h), certifying that the stock of Eldyne is not a United States real property interest.

	8.4	Indemnification.

		(a)	Witt shall indemnify and hold the Titan Indemnified
Parties harmless (on an after-tax basis as to all Taxable Years) against
(i) any and all Taxes of Eldyne for each Taxable Year or other taxable period ending on or before the Closing Date and each Short Period, (ii) any and all Taxes of Eldyne or any Titan Indemnified Party arising out of any breach of any representation or warranty set forth in Section 4.22 hereof or any covenant or agreement set forth in this Article VIII, regardless of the Taxable Year or other taxable period to which such Taxes relate, (iii) any and all Taxes of selling stockholders of Eldyne for all Taxable Years or other taxable periods, (iv) any and all Taxes incurred by Witt attributable to transactions consummated pursuant to this Agreement; provided, however that Witt shall have no obligation under this Section 8.4 for Taxes attributable to a disallowance by the Internal Revenue Service or other tax authority of Eldyne's use of the cash method of accounting to the extent such Taxes are covered by the reserve for deferred taxes shown on the Balance Sheet. For purposes of this Agreement, Liabilities for Taxes in a Short Period shall be determined by an interim closing of the books of Eldyne.

		(b)	Titan shall notify Witt of any Taxes paid by any
Titan Indemnified Party which are subject to indemnification by Witt under
Section 8.4(a) hereof. Any such notification shall include a calculation (including, if applicable, separate allocations of such Taxes between Pre- and Post-Closing periods and supporting work papers) and a brief explanation of the basis for such indemnification. Whenever such a notification is given, Witt shall, within 20 days after receipt of such notice, pay the amount requested in such notice to Titan. To the extent Witt disagrees with such request, he shall, within such 20-day period, so notify Titan, whereupon Witt and Titan shall use their best efforts promptly to resolve any such disagreement. Except as the parties may otherwise agree, Titan shall, within 20 days after any such resolution, return to Witt any agreed upon amount.

		(c)	All payments made by Witt or Titan pursuant to this
Section 8.4 shall be made in immediately available funds. Except as otherwise provided herein, any payment not made when due hereunder shall thereafter bear interest at the Overdue Rate. For purposes hereof, "Overdue Rate" means the rate of interest determined pursuant to Section 6621(c) of the Code. In addition, Titan may, in its sole discretion, recover any amounts owed to it by Witt under this Section 8.4 through the Escrow Account established pursuant to Section 11.4 hereof.

		(d)	Any payment (other than interest thereon) owing to a
Titan Indemnified Party pursuant to this Agreement shall be made to Titan and treated by all parties for all purposes as a purchase price adjustment.

	8.5	Contests.

		(a)	Upon the receipt by Witt, Eldyne or any Titan
Indemnified Party of notice of any pending or threatened Tax audit or assessment which may affect the Liability for Taxes of a Titan Indemnified Party that is subject to indemnification by Witt under Section 8.4 hereof, Titan or Witt, as the case may be, shall promptly notify the other in writing of the receipt of such notice. Within 10 days after such notification is made, Witt may elect to represent the interests of the Titan Indemnified Parties in any Tax audit or administrative or court proceeding to the extent of Witt's Liability under Section 8.4 hereof, and to employ counsel of his choice at his expense. Witt shall not, however, be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would increase the Liability for Taxes of any Titan Indemnified Party for any Post-Closing Taxable Period or other taxable period, without Titan's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Titan shall be entitled, at its expense, to participate in the conduct of any tax audit and any judicial or administrative proceeding relating to any Tax claim described in this Section 8.5.

		(b)	To the extent not controlled by Witt in accordance
with subsection (a) above, all Tax audits and administrative or court proceedings affecting any Titan Indemnified Party shall be controlled solely by Titan. Titan shall not, however, be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes that are subject to indemnification by Witt under Section 8.4 hereof, without Witt's prior written consent, which consent shall not be unreasonably withheld. Further, to the extent that Titan represents the Titan Indemnified Parties as a result of Witt's failure to elect to undertake such representation pursuant to subsection (a) above, Titan's representation of the Titan Indemnified Parties shall be at Witt's expense.

		(c)	To the extent any audit or other governmental
proceeding described in this Section 8.5 and relating solely to Eldyne results in a refund of Tax and/or interest (on an after-tax basis for all Taxable Years prior to the Closing), such refund shall be paid to Witt and treated by all parties for all purposes as a purchase price adjustment.

	8.6	Conflicts.  To the extent there is a conflict between the
provisions of Article VIII and Article XI hereof, the provisions of this
Article VIII shall control.


	ARTICLE IX

	CONDITIONS TO OBLIGATIONS OF ELDYNE AND WITT

	The obligations of each of Eldyne and Witt to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

	9.1	Representations and Warranties.

		(a)	The representations and warranties of Titan and
Acquisition contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

		(b)	There shall have been no material adverse change
since December 31, 1995 in the business or financial condition of Titan (other than as contemplated by this Agreement or the Disclosure Schedules).

	9.2	Covenants.  All of the covenants and agreements of Titan and
Acquisition to be performed or complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

	9.3	Opinion.  Titan shall have furnished each of Eldyne and Witt with the opinion of Latham & Watkins, counsel to Titan, dated the Closing Date, in form and substance reasonably satisfactory to such parties, substantially in the form set forth in Exhibit C hereto.

	9.4	HSR Act.  The waiting periods under the HSR Act applicable
to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent or condition consummation of this Agreement.

	9.5	Regulatory Consents, Authorizations, etc.  Except for the
filings of the Articles of Merger as provided in Section 1.2, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a Material Adverse Effect on Witt or Eldyne.

	9.6	Injunctions.  At the Closing there shall be no judgment,
decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against any party hereto which prohibits, restricts or delays consummation of the Merger or any of the conditions to the consummation of the Merger.

	9.7	Corporate Documents.  Titan and Acquisition shall have
furnished each of Eldyne and Witt with certified resolutions adopted by the Boards of Directors of Titan and Acquisition approving this Agreement and the transactions contemplated hereby.

	9.8	Certificates. Titan and Acquisition shall have furnished
each of Eldyne and Witt with such certificates of their respective officers and other representatives to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested.

	9.9	Execution of Registration Rights Agreement.  Titan shall
have duly executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

	9.10	Execution of Retainer Agreement.  Titan shall have duly
executed and delivered the Witt Retainer Agreement in the form attached hereto as Exhibit E (the "Retainer Agreement").

	9.11	Execution of Settlement Agreements.  Titan shall have duly
executed and delivered the Settlement Agreements with Mr. Bob Johnson, Mr. Clyde Gartley, Mr. Neil Pelot, and Mr. Prabhav Maniyar in the forms attached hereto as Exhibits F, G, H, and I, respectively (each, a "Settlement Agreement").

	9.12	Other Transactions.  The transactions contemplated by the
Unidyne Agreement and the DCS Agreement shall be consummated concurrently with the Closing under this Agreement.

	ARTICLE X

	CONDITIONS TO OBLIGATIONS OF TITAN AND ACQUISITION

	The obligations of Titan and Acquisition to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

	10.1	Representations and Warranties.

		(a)	The representations and warranties of each of Eldyne
and Witt contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

		(b)	There shall have been no material adverse change
since December 31, 1995 in the business or financial condition of Eldyne (other than as contemplated by the Agreement or the Disclosure Schedules).

	10.2	Covenants.  All of the covenants and agreements of Eldyne
and Witt to be performed or complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

	10.3	Opinion.  Each of Eldyne and Witt shall have furnished Titan and Acquisition with the opinion of Alan S. Rich, a Professional Law Corporation, counsel to such parties, dated the Closing Date, in form and substance reasonably satisfactory to Titan, substantially in the form set forth in Exhibit J hereto.

	10.4	HSR Act.  The waiting periods under the HSR Act applicable
to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent or condition consummation of this Agreement including, without limitation, any condition that requires Titan to sell or dispose of any Assets of Eldyne or any of its Affiliates or to hold separate pending such sale or disposition any particular Assets or categories of Assets, businesses or voting securities of any of the foregoing or which prohibits or restricts the ownership or operation by Titan or any of its Affiliates of any portion of Eldyne's business or Assets.

	10.5	Regulatory Consents, Authorizations, etc.  Except for the
filings of the Articles of Merger as provided in Section 1.2, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a Material Adverse Effect on Titan, or on the Surviving Corporation's abilities to conduct, after the Closing, its business. Eldyne, Unidyne and DCS shall have entered into an agreement with Crestar Bank to extend the existing credit facility on substantially the same terms as the existing terms for a period of at least six months from the Closing in a form reasonably acceptable to Titan.

	10.6	Injunctions.  At the Closing there shall be no judgment,
decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against any party hereto which prohibits, restricts or delays consummation of the Merger or any of the conditions to the consummation of the Merger.

	10.7	Corporate Documents.  Eldyne shall have furnished Titan with certified resolutions adopted by its Board of Directors and by Witt as sole shareholder of Eldyne, approving this Agreement and the transactions contemplated hereby.

	10.8	Certificates.  Eldyne shall have furnished Titan and
Acquisition with such certificates of its officers and other representatives to evidence compliance with the conditions set forth in this Article X as may reasonably be requested.

	10.9	Accounting Election.  Eldyne shall have duly elected to
convert from a cash basis taxpayer to an accrual method taxpayer.

	10.10	Execution of Registration Rights Agreement.  Witt and any
other individuals receiving Titan Common Stock in connection with this Agreement shall have duly executed and delivered the Registration Rights Agreement.

	10.11	Execution of Retainer Agreement.  Witt shall have duly
executed and delivered the Retainer Agreement.

	10.12	Messrs. Johnson, Gartley, Pelot and Maniyar.  Each of Mr.
Bob Johnson, Mr. Clyde Gartley, Mr. Neil Pelot and Mr. Prabhav Maniyar shall have duly executed and delivered his Settlement Agreement with Titan.
 Titan shall have received reasonable assurances from Mr. Johnson that he will continue employment with the Surviving Corporation after the Closing.

	10.13	Execution of Stockholder's Agreement.  Witt shall have duly
executed and delivered the Stockholder's Agreement in the form attached hereto as Exhibit K (the "Stockholder's Agreement").

	10.14	Resignations of Directors.  Titan shall have received the
resignations of the directors and officers of Eldyne effective as of the Effective Time.

	10.15	Other Transactions.  The transactions contemplated by the
Unidyne Agreement and the DCS Agreement shall be consummated concurrently with the Closing under this Agreement.

	ARTICLE XI

	INDEMNIFICATION

	11.1	Survival of Representations, Etc.  All statements contained
in the Disclosure Schedules or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. Except with respect to the representations and warranties set forth in
Section 4.22, the representations and warranties of Eldyne and Witt contained herein shall survive the Effective Time until the date that is the second anniversary of the Closing Date, without regard to any investigation made by any of the parties hereto. The representations and warranties set forth in Section 4.22 shall survive until the expiration of the applicable statutes of limitations for all Taxable Years or other taxable periods covered thereby. If a claim is made prior to the applicable expiration period of a representation or warranty, such representation or warranty shall survive until such claim is finally resolved.

	11.2	Indemnification by Witt.  Effective from and after the
Closing and subject to the limitations set forth elsewhere in this Article XI, Witt shall indemnify, hold harmless, and by virtue hereof, release Titan, Acquisition and the Surviving Corporation and any direct or indirect subsidiary of any of them and each of their respective officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Titan Indemnified Parties"), from and against any and all Covered Liabilities (a) arising from or relating to any breach or violation of any representation or warranty of Eldyne or Witt;
(b) arising from or relating to any violation of any covenant to be performed by Eldyne or Witt hereunder prior to or at the Closing or by Witt after the Closing; or (c) that Witt has expressly agreed to assume or with respect to which Witt has agreed to indemnify Titan or any Titan Indemnified Party pursuant to the provisions of this Agreement.

	11.3	Indemnification Procedures.  (a) If a claim by a third party is made against a Titan Indemnified Party (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under Section 11.2, such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party") of such claims. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings or correspondence relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to promptly notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this
Article XI except to the extent that the Indemnified Party's failure to so notify prejudices the Indemnifying Party's ability to defend against such claim. At such time as the Indemnifying Party elects to defend the Indemnified Party under this Article XI with respect to such claim, then the Indemnifying Party shall have the sole and exclusive right to defend against, settle or compromise such claim; provided that the Indemnifying Party shall proceed in good faith with respect thereto; and provided further that if such claim may have a Material Adverse Effect on the ongoing business or operations of the Indemnified Party, the Indemnified Party may participate in the defense of such claim at its own expense; and provided further that Indemnifying Party shall not be entitled to defend, settle or compromise any claim if the amount of damages reasonably sought by the claimant in any claim materially exceeds the value of the available Holdback Amount and such claim is subject to the limitations of the third sentence of Section 11.4. If the Indemnifying Party does not elect to assume the defense of the Indemnified Party hereunder prior to the earlier of (i) 15 days after the receipt of such Indemnified Party's notice of a claim of indemnity hereunder and (ii) five days prior to the deadline for filing any pleading in connection therewith, such Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement and the Indemnifying Party shall cooperate with the Indemnified Party in connection with defending against such claim; provided that the Indemnifying Party shall have the right to participate, at its own expense, in any such defense. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to the Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

		(b)	If Witt becomes obligated to indemnify a Titan
Indemnified Party with respect to any claim pursuant to Article VIII or pursuant to this Article XI based upon a breach of a representation or warranty in Section 4.22 or a breach of Article XIII hereof, and the amount of the liability with respect thereto shall have been finally determined, Witt shall pay such amount to the Titan Indemnified Party in immediately available funds within 15 days following written demand by such Titan Indemnified Party. If Witt becomes obligated to indemnify a Titan Indemnified Party under this Agreement with respect to any other claim whatsoever, whether pursuant to this Article XI or otherwise, then such liability shall be satisfied pursuant to the Escrow Agreement, which is the sole and exclusive post-Closing remedy available to the Titan Indemnified Parties for any such claim (other than injunctive relief). In no event will Titan be entitled to any right of offset under the Retainer Agreement or any other agreement with Witt.

	11.4	Holdback and Escrow Account.  At the Closing, Titan and Witt
shall enter into an Escrow Indemnification Agreement, by and among Titan, Witt and the Escrow Agent named therein, in the form of Exhibit L attached hereto (the "Escrow Agreement"). As promptly as practicable after the Closing, pursuant to the Escrow Agreement, Titan shall deliver directly to the Escrow Agent an aggregate of 208,333 shares of Titan Common Stock issued to Witt (the "Holdback Amount") for deposit into a single Escrow Account in respect of this Agreement, the Unidyne Agreement and the DCS Agreement, to satisfy any indemnification obligations of Witt pursuant to Articles VIII and XI of this Agreement, Articles VIII and XI of the Unidyne Agreement and Article IX of the DCS Agreement. The parties acknowledge and agree that, except as set forth in the next sentence of this Section 11.4, the Holdback Amount shall be Titan's exclusive post-Closing remedy for any violation of this Agreement, the Unidyne Agreement and the DCS Agreement. The limitations of the immediately preceding sentence shall not apply to injunctive relief or to any indemnification obligations of Witt (i) under a claim based upon a breach of any representation or warranty in Section 4.22 hereof, Section 4.22 of the Unidyne Agreement or Section 3.22 of the DCS Agreement; (ii) pursuant to Section 11.2(d) of the Unidyne Agreement or
Section 9.2(d) of the DCS Agreement; (iii) pursuant to Article VIII of this Agreement, Article VIII of the Unidyne Agreement or Section 9.2(e) of the DCS Agreement or (iv) in respect of a breach of Article XIII of this Agreement, Article XIII of the Unidyne Agreement and Article X of the DCS Agreement. At the time any Titan Common Stock is released to Titan from the Escrow Account in satisfaction of indemnification claims, such released Titan Common Stock shall be valued at $6.00 per share.

	11.5	No Right of Contribution.  After the Closing, neither Eldyne nor the Surviving Corporation shall be liable to indemnify Witt on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of Eldyne or Witt; and Witt shall have no right of contribution against Eldyne or the Surviving Corporation.

	11.6	Limitations on Certain Indemnification Obligations.  The
indemnification obligations pursuant to this Article XI (except under a claim based upon a breach of any representation or warranty in Section
4.22 hereof or a breach of Article VIII or Article XIII hereof) shall not apply to any Covered Liability being indemnified hereunder until the sum of all such Covered Liabilities incurred by the Titan Indemnified Parties, together with the amount of Witt's indemnification obligations to the Titan Indemnified Parties (as defined therein) under the Unidyne Agreement and the DCS Agreement, shall exceed $125,000. However, in the event that the sum of such Covered Liabilities and indemnification obligations does exceed $125,000, such Titan Indemnified Parties shall be entitled to recover the full amount of such Covered Liabilities and indemnification obligations they have incurred (including those Covered Liabilities and indemnification obligations which previously had aggregated less than $125,000) from Witt.

	11.7	Arbitration.  Notwithstanding anything herein to the
contrary, in the event that there shall be a dispute among the parties after the Closing concerning the indemnities provided for hereby, the parties agree that such dispute shall be submitted to binding arbitration in San Diego, California, before a single arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding among the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

	11.8	Indemnification by Titan.  Effective from and after the
Closing, Titan shall indemnify, hold harmless, and by virtue hereof, release Witt and Eldyne and each of their respective officers, employees and agents, and each of their heirs, executors, successors and assigns (collectively, the "Witt Indemnified Parties"), from and against any and all Covered Liabilities arising from or relating to any breach of any covenant to be performed by Titan or Acquisition hereunder. If Titan becomes obligated to indemnify a Witt Indemnified Party with respect to any claim pursuant to this Section 11.8, and the amount of the liability with respect thereto shall have been finally determined, Titan shall pay such amount to such Witt Indemnified Party in immediately available funds within 15 days following written demand by such Witt Indemnified Party.

	11.9	Insurance Proceeds; Tax Effect.  The amount of any
indemnification due to a Titan Indemnified Party or Witt Indemnified Party pursuant to this Article XI shall be calculated after taking into account the amount of all insurance proceeds received by such Titan Indemnified Party or Witt Indemnified Party, as the case may be, and after taking into account any Tax benefits or detriments realized by the Titan Indemnified Party or Witt Indemnified Party, as the case may be.

	ARTICLE XII

	TERMINATION, AMENDMENT AND WAIVER

	12.1	Termination.  This Agreement may be terminated at any time
prior to the Effective Time by:

		(a)	the mutual consent of Titan and Witt, set forth in a
written instrument executed by both parties; or

		(b)	either Titan or Witt if the conditions to its
respective obligations hereunder are not capable of satisfaction, but only if the failure of such condition did not result from the breach by the party seeking termination (or any of its Affiliates) of any representation or warranty made by it herein or the failure by the party seeking termination (or any of its Affiliates) to fulfill any covenant provided for herein that is required to be fulfilled by such person (or its Affiliates) prior to Closing; or

		(c)	either Titan or Witt if the Merger shall not have
been consummated by the Termination Date; or

 		(d)	either Titan or Witt if any of Titan, Eldyne or Witt
is precluded by an order or injunction (other than one issued on a preliminary basis) of a court of competent jurisdiction from consummating the Merger, and all means of appeal and all appeals from such order or injunction shall have been finally exhausted; or

		(e)	Titan if Eldyne or Witt is in material breach of its
obligations under this Agreement, or by Witt if Titan or Acquisition is in material breach of its obligations under this Agreement; provided that such material breach remains uncured after three (3) business days' written notice thereof to the breaching party, and provided further, that no party shall be entitled to terminate this Agreement by reason of this clause (e) if it or any of its Affiliates is in material breach of its obligations under this Agreement.

	12.2	Procedure and Effect of Termination.  In the event of
termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that: (i) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and (ii) the provisions of Sections 7.5 and 7.9 shall continue in full force and effect. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

	12.3	Amendments.  This Agreement may not be amended except by
action of each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.
	12.4	Waivers.  At any time prior to the Closing, Eldyne and Witt, on the one hand, and Titan and Acquisition, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of the other or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


	ARTICLE XIII

	COVENANT NOT TO COMPETE

	Witt acknowledges and agrees that the reputation and goodwill of Eldyne is an integral part of its business success. Accordingly, as an inducement for Titan to enter into this Agreement, Witt agrees that for a period of five years after the Closing Date, Witt shall not, without Titan's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, any person or entity which, directly or indirectly, competes with the current operations of Eldyne; provided, however, that Witt may own up to 2% of the outstanding capital stock of one or more publicly-held corporations which compete with the current operations of Eldyne, as long as Witt holds such capital stock as a passive investment only and does not serve as an officer, director or other representative of such company or companies. Witt agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements, business plans or information which is the confidential information of Eldyne. In the event the agreement in this
Article XIII shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

	Witt acknowledges that a breach of the covenants contained in this
Article XIII will cause irreparable damage to Titan, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Witt agrees that if Witt breaches the covenant contained in this Article XIII, in addition to any other remedy which may be available at law or in equity, Titan shall be entitled to specific performance and injunctive relief, without posting bond or other security.

	ARTICLE XIV

	DEFINITIONS

	14.1	Defined Terms.  As used herein, the terms below shall have
the following meanings:

		"Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other person.

		"Adjustment Indebtedness" shall mean all long-term indebtedness and deferred taxes of Eldyne as presented on the Closing Balance Sheet.

		"Affiliate" shall mean, with respect to any party, any individual, corporation, partnership or other entity that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such party.

		"Ancillary Agreements" shall mean the agreements attached hereto as Exhibits A-B, D-I, and K-M, of even date herewith.

		"Assets" shall mean all land, buildings, improvements, Leasehold Improvements, Fixtures and Equipment and other assets (tangible or intangible) whether owned or leased.

		"Balance Sheet" shall mean the audited balance sheet (and related notes and schedules) of Eldyne as of the Balance Sheet Date contained in the Financial Statements.

		"Balance Sheet Date" shall mean July 31, 1995.

		"Books and Records" shall mean (a) all records and lists of Eldyne pertaining to its Assets, (b) all records and lists pertaining to the business, customers, suppliers or personnel of Eldyne, (c) all product, business and marketing plans of Eldyne, and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Eldyne.

		"Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

		"Confidentiality Agreement" shall mean that certain agreement dated as of November 29, 1995, between Titan and Witt.

		"Constituent Corporations" shall mean Eldyne and Acquisition.

		"Contracts" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Eldyne is a party or is bound or which relates to its business or Assets, whether oral or written, but excluding all Leases.

		"Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

		"Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

		"Covered Liabilities" shall mean any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent) (including, without limitation, those arising out of any Action), together with any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any of the foregoing (including, without limitation, reasonable costs and expenses incurred in investigating, preparing or defending any Action). Notwithstanding the foregoing, Covered Liabilities shall not include an Indemnified Party's own consequential or special damages, but shall include any consequential or special damages of a third party for which an Indemnified Party may be liable.

		"DCS" shall mean Diversified Control Systems, LLC, a Nevada limited liability company.

		"DCS Agreement" shall mean that certain Asset Purchase Agreement by and between DCS, Witt, DCS Acquisition Sub, Inc., a Delaware corporation and Titan, of even date herewith.

		"Default" shall mean (a) a breach of or default under any Contract or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

		"Disclosure Schedule" means the schedules attached to this Agreement which set forth exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by other provisions of this Agreement.

		"Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encumbrance or other rights of third parties.

		"Escrow Account" shall mean the escrow account established for the Holdback Amount pursuant to the Escrow Agreement.

		"Escrow Agent" shall mean the escrow agent named as such in the Escrow Agreement.

		"Facility" or "Facilities" shall mean all plants, offices, manufacturing facilities, warehouses, improvements, administration buildings, and all real property and related facilities which are currently utilized by Eldyne.

		"Facility Leases" shall mean all of the Leases of Facilities listed on Schedule 4.7.

		"Financial Statements" shall mean (i) the audited balance sheets of Eldyne at July 31, 1995 and at July 31, 1994 and the audited statements of income and audited statements of cash flows for Eldyne for the 52-week periods ended as of July 31, 1995 and July 31, 1994, together with the notes thereon and the related unqualified report of Arthur Andersen LLP, Eldyne's certified public accountants, and (ii) the unaudited balance sheet of Eldyne at February 28, 1996, and the unaudited statement of income for the five-month period ended as of February 28, 1996, all of which were previously delivered to Titan and are attached hereto as
Schedule 4.11 of the Disclosure Schedule.

		"Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Eldyne and located in, at or upon the Facilities, including all warranty rights with respect thereto.

		"Former Facility" shall mean each plant, office, manufacturing facility, warehouse, improvement, administrative building and all real property and related facilities that were owned, leased or operated by Eldyne at any time prior to the date hereof, but excluding any Facilities.

		"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

		"Interim Balance Sheet" shall mean the unaudited balance sheet of Eldyne dated the Interim Balance Sheet Date.

		"Interim Balance Sheet Date"  shall mean February 28, 1996.

		"Interim Financial Statements" shall mean the Interim Balance Sheet and the unaudited statement of operations of Eldyne for the periods ended on the Interim Balance Sheet Date.

		"Leased Real Property" shall mean all leased property described in the Facility Leases.

		"Leasehold Estate" shall mean all of the rights and obligations as lessee under a given Lease.

		"Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Eldyne.

		"Leases" shall mean all of the existing leases with respect to the personal or real property of Eldyne listed on Schedule 4.8, and leases with respect to the personal and real property of Eldyne which are not required to be listed on Schedule 4.8.

		"Liability" or "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

		"Material Adverse Effect" shall mean, with respect to any person or entity, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such person or entity or the ability of such person to consummate the transactions contemplated by this Agreement.

		"Merger Consideration" shall mean the Titan Common Stock, the Series B Preferred Stock, cash and the Titan Promissory Note referred to in Section 2.1(a) hereof.

		"Owned Real Property" shall mean all real property owned in fee, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, Fixtures and Equipment, and improvements located thereon and all Facilities thereon, if any.

		"Patents" shall mean all patents and patent applications and registered and unregistered design applications.

		"Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the business of Eldyne.

		"Permitted Encumbrances" shall mean (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws and governmental rules, regulations, ordinances and restrictions; and (iv) all other liens, mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

		"Proprietary Rights" shall mean all of the Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights of Eldyne.

		"Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

		"Short Period," in the case of any Taxable Year or other taxable period that begins before and ends after the Closing Date, shall mean the portion of such Taxable Year or other taxable period ending on and including the Closing Date.

		"Subsidiary" shall mean, with respect to a company, (i) any corporation in an unbroken chain of corporations beginning with the company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which such company is a general partner;
(iii) any partnership in which such company possesses a 50% or greater interest in the total capital or total income of such partnership or (iv) any limited liability company in which such person is a manager or possesses 50% or greater of the outstanding membership interests.

		"Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, alternative minimum, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or entity.

		"Taxable Year," in the case of any Tax, shall mean the period for which such Tax is computed.

		"Termination Date" shall mean June 30, 1996.

		"Titan Promissory Note" shall mean the promissory note of Titan payable to Witt in the principal amount of $1,000,000 due March 15, 1997 in the form attached as Exhibit M hereto.

		"Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

		"Unidyne" shall mean Unidyne Corporation, a Virginia corporation.

		"Unidyne Agreement" shall mean that certain Agreement and Plan of Reorganization of Unidyne Corporation by and between Unidyne, Witt, UNI Acquisition Sub, Inc., a Virginia corporation and Titan, of even date herewith.

		"Working Capital" shall mean current assets less current liabilities, excluding any intercompany payables and receivables, prepaid salaries (other than up to $83,000 of prepaid salary to Witt) and notes receivable from affiliated parties.

		"Year-End Financial Statements" shall mean the audited Balance Sheets of Eldyne dated July 31, 1995 and July 31, 1994, and the related audited statements of income and cash flows for the years ended July 31, 1995 and July 31, 1994.

	14.2	Other Defined Terms.  The following terms shall have the
meanings defined for such terms in the Sections set forth below:

Term	Section

Acquisition	Preamble
Adjustments	2.3(b)
Agreement	Preamble
Articles of Merger	1.2
CCC	Preamble
Certificates	2.2
Closing	3.1
Closing Balance Sheet	2.3(a)
Closing Date	3.1
Common Shares	2.1(a)
Effective Time	1.2
Environmental Laws	4.27(a)
Escrow Agreement	11.4
Hazardous Substance	4.27(a)
Indemnification Agreements	7.11
Holdback Amount	11.4
Indemnified Party	11.3(a)
Indemnifying Party	11.3(a)
Merger	Preamble
Returns	4.22
SEC Reports	5.4
Surviving Corporation	1.1
Titan	Preamble
Titan Common Stock	2.1(a)
Titan Indemnified Parties	11.2
Witt	Preamble


	ARTICLE XV

	MISCELLANEOUS

	15.1	Notices.  Unless otherwise provided herein, any notice,
request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

	If to Eldyne or Witt prior to the Merger to:


Mr. Jack Witt
1402 Gamble Lane
Escondido, CA  92029



	With copies to:


Alan S. Rich, Esq.
2141 Palomar Airport Road, Suite 350
Carlsbad, California 92009

and

John F. Seegal, Esq.
Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California 94111



	If to Titan or Acquisition or the Surviving Corporation after the Merger to:


The Titan Corporation
3033 Science Park Road
San Diego, CA  92121
Attention:  Corporate Secretary
Fax Number:  (619) 552-9759



	With a copy to:


Latham & Watkins
701 "B" Street, Suite 2100
San Diego, California 92101
Attn: Scott N. Wolfe, Esq.
Fax Number: (619) 696-7419



or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others.

	15.2	Choice of Law.  This Agreement shall be construed,
interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to the choice of laws provisions thereof and except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

	15.3	Entire Agreement.  This Agreement, together with all
exhibits and schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

	15.4	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	15.5	No Third Party Beneficiaries.  None of the provisions of
this Agreement shall be for the benefit of or enforceable by any third party.

	15.6	Invalidity.  In the event that any one or more of the
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

	15.7	Headings; Construction.  The headings of the Articles and
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All parties have been represented by counsel. Any presumption that an ambiguity in this Agreement or any Ancillary Agreement shall be construed against the party drafting such document is hereby waived and shall not apply with respect to any document interpretation.

	15.8	Gender.  Words used in this Agreement, regardless of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

	15.9	Consent to Jurisdiction.  Except as provided in Section
11.7, any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in federal court of the Southern District of California, or in the absence of any jurisdiction in such court, in any state court located in San Diego County, State of California, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding.



	IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

	ELDYNE, INC.



	By:
	Its:


	MR. JACK WITT



	By:
	Its:


	THE TITAN CORPORATION



	By:
	Its:


	ELD ACQUISITION SUB, INC.



	By:
	Its:




	TABLE OF CONTENTS

	Page

ARTICLE I	THE MERGER	  1
		1.1		The Merger	  1
		1.2		Effective Time of the Merger	  1
		1.3		Effects of the Merger	  1
		1.4		Charter; Bylaws; Directors and Officers of
Surviving Corporation	  2
		1.5		Tax-Free Reorganization	  2

ARTICLE II	CONVERSION OF SHARES AND PAYMENT	  2
		2.1		Conversion of Shares	  2
		2.2		Exchange of Certificates	  3
		2.3		Post-Closing Audit and Adjustment Amount
 3

ARTICLE III	THE CLOSING	  4
		3.1		Closing	  4

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS	  5
		4.1		Organization	  5
		4.2		No Subsidiaries	  5
		4.3		Authorization	  5
		4.4		Capitalization	  5
		4.5		No Material Adverse Change	  5
		4.6		Assets	  6
		4.7		Facilities	  6
		4.8		Contracts and Commitments	  7
		4.9		Permits	  8
		4.10		No Conflict or Violation	  8
		4.11		Financial Statements	  9
		4.12		Books and Records	  9
		4.13		Litigation	  9
		4.14		Labor Matters	  9
		4.15		Liabilities	 10
		4.16		Compliance with Law	 10
		4.17		No Brokers	 10
		4.18		No Other Agreements to Sell Assets	 10
		4.19		Proprietary Rights	 10
		4.20		Employee Benefit Plans	 11
		4.21		Transactions with Certain Persons	 12
		4.22		Taxes	 12
		4.23		Insurance	 13
		4.24		Accounts Receivable	 14
		4.25		Payments	 14
		4.26		Customers, Distributors and Suppliers	 14
		4.27		Compliance With Environmental Laws	 14
		4.28		Banking Relationships	 16
		4.29		Contract Pricing	 16
		4.30		Material Misstatements Or Omissions.	 16
ARTICLE V	REPRESENTATIONS AND WARRANTIES OF TITAN AND ACQUISITION
17
		5.1		Organization	 17
		5.2		Authorization	 17
		5.3		No Conflict or Violation	 17
		5.4		SEC Reports	 18
		5.5		Capitalization of Titan	 18
		5.6		No Brokers	 18
		5.7		No Material Adverse Change	 18
		5.8		No Litigation	 19
		5.9		Absence of Reliance	 19

ARTICLE VI	CONDUCT OF BUSINESS PENDING THE CLOSING	 19

ARTICLE VII	ADDITIONAL COVENANTS	 20
		7.1		Further Assurances and Cooperation	 20
		7.2		Certain Filings and Consents	 20
		7.3		Access	 21
		7.4		Notification of Certain Matters	 21
		7.5		Public Statements and Press Releases.	 21
		7.6		Financial Information	 21
		7.7		Books and Records	 21
		7.8		Fees and Expenses	 21
		7.9		Board of Directors Observation Rights	 22
		7.10		Indemnification Matters	 22
		7.11		No Discussions with Others	 22
		7.12		Deposit	 22
		7.13		Certain Repayments	 23

ARTICLE VIII	TAX MATTERS	 23
		8.1		Tax Returns	 23
		8.2		Payment of Taxes	 23
		8.3		FIRPTA Statement	 23
		8.4		Indemnification	 24
		8.5		Contests	 24
		8.6		Conflicts	 25

ARTICLE IX	CONDITIONS TO OBLIGATIONS OF ELDYNE AND WITT	 25
		9.1		Representations and Warranties.	 25
		9.2		Covenants	 25
		9.3		Opinion	 25
		9.4		HSR Act	 26
		9.5		Regulatory Consents, Authorizations, etc
26
		9.6		Injunctions	 26
		9.7		Corporate Documents	 26
		9.8		Certificates	 26
		9.9		Execution of Registration Rights Agreement
26
		9.10		Execution of Retainer Agreement	 26
		9.11		Execution of Settlement Agreements	 26
		9.12		Other Transactions	 26

ARTICLE X	CONDITIONS TO OBLIGATIONS OF TITAN AND ACQUISITION	 26
		10.1		Representations and Warranties.	 27
		10.2		Covenants	 27
		10.3		Opinion	 27
		10.4		SR Act	 27
		10.5		Regulatory Consents, Authorizations, etc
27
		10.6		Injunctions	 27
		10.7		Corporate Documents	 28
		10.8		Certificates	 28
		10.9		Accounting Election	 28
		10.10	Execution of Registration Rights Agreement	 28
		10.11	Execution of Retainer Agreement	 28
		10.12	Messrs. Johnson, Gartley, Pelot and Maniyar	 28
		10.13	Execution of Stockholder's Agreement	 28
		10.14	Resignations of Directors	 28
		10.15	Other Transactions	 28

ARTICLE XI	INDEMNIFICATION	 28
		11.1		Survival of Representations, Etc	 28
		11.2		Indemnification by Witt	 29
		11.3		Indemnification Procedures	 29
		11.4		Holdback and Escrow Account	 30
		11.5		No Right of Contribution	 30
		11.6		Limitations on Certain Indemnification
Obligations	 30
		11.7		Arbitration	 30
		11.8		Indemnification by Titan	 31
		11.9		Insurance Proceeds; Tax Effect	 31

ARTICLE XII	TERMINATION, AMENDMENT AND WAIVER	 31
		12.1		Termination	 31
		12.2		Procedure and Effect of Termination	 31
		12.3		Amendments	 32
		12.4		Waivers	 32

ARTICLE XIII	COVENANT NOT TO COMPETE	 32

ARTICLE XIV	DEFINITIONS	 33
		14.1		Defined Terms	 33
		14.2		Other Defined Terms	 37

ARTICLE XV	MISCELLANEOUS	 38
		15.1		Notices	 38
		15.2		Choice of Law	 39
		15.3		Entire Agreement	 39
		15.4		Counterparts	 39
		15.5		No Third Party Beneficiaries	 39
		15.6		Invalidity	 39
		15.7		Headings; Construction	 39
		15.8		Gender	 39
		15.9		Consent to Jurisdiction.	 39



EXHIBITS

Exhibit A - Articles of Merger

Exhibit B - Standard Confidentiality Agreement

Exhibit C - Opinion of Latham & Watkins

Exhibit D - Registration Rights Agreement

Exhibit E - Witt Retainer Agreement

Exhibit F - Johnson Settlement Agreement

Exhibit G - Gartley Settlement Agreement

Exhibit H - Pelot Settlement Agreement

Exhibit I - Maniyar Settlement Agreement

Exhibit J - Opinion of Alan S. Rich, a Professional Law Corporation

Exhibit K - Stockholder's Agreement

Exhibit L - Escrow Indemnification Agreement

Exhibit M - Titan Promissory Note






DISCLOSURE SCHEDULES


Schedule 4.6 - Assets

Schedule 4.7 - Facilities

Schedule 4.8 - Contracts and Commitments

Schedule 4.9 - Permits

Schedule 4.11 - Financial Statements

Schedule 4.13 - Litigation

Schedule 4.14 - Labor Matters

Schedule 4.15 - Liabilities

Schedule 4.19 - Proprietary Rights

Schedule 4.20 - Employee Benefit Plans

Schedule 4.21 - Transactions with Certain Persons

Schedule 4.22 - Taxes

Schedule 4.23 - Insurance

Schedule 4.26 - Customers, Distributors and Suppliers

Schedule 4.27 - Compliance with Environmental Laws

Schedule 4.28 - Banking Relationships

Schedule 5.7 - No Material Adverse Change

Schedule 5.8 - Litigation

Schedule 6.1 - Conduct of Business Pending The Closing

Schedule 7.11 - Indemnification Matters










AGREEMENT AND PLAN OF REORGANIZATION OF UNIDYNE CORPORATION


by and among


UNIDYNE CORPORATION,


MR. JACK WITT,


UNI ACQUISITION SUB, INC.,


and

THE TITAN CORPORATION








Dated as of April 19, 1996






	AGREEMENT AND PLAN OF REORGANIZATION OF UNIDYNE CORPORATION


	This Agreement and Plan of Reorganization of Unidyne Corporation (the "Agreement"), dated as of April 19, 1996, is entered into by and among UNIDYNE CORPORATION, a Virginia corporation ("Unidyne"), MR. JACK WITT, an individual ("Witt"), THE TITAN CORPORATION, a Delaware corporation ("Titan"), and UNI ACQUISITION SUB, INC., a Virginia corporation and a wholly-owned subsidiary of Titan ("Acquisition").

	WHEREAS, Witt owns approximately 65% of the outstanding capital stock of Unidyne; and

	WHEREAS, Titan has advised Witt of its interest in acquiring
Unidyne; and

	WHEREAS, the Board of Directors of Unidyne has determined that it is in the best interests of such entity to sell its business to Titan; and

	WHEREAS, the Boards of Directors of Unidyne, Titan and Acquisition have approved the merger of Acquisition with and into Unidyne (the "Merger") in accordance with the Virginia Stock Corporation Act (the "VSCA") and have also approved the other terms and conditions of this Agreement;

	NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


	ARTICLE I

	THE MERGER

	1.1	The Merger.  Subject to the terms and conditions hereof, at
the Effective Time (as defined in Section 1.2), Acquisition shall be merged with and into Unidyne in accordance with the VSCA. Upon the consummation of the Merger, the separate existence of Acquisition shall cease and Unidyne, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Virginia.

	1.2	Effective Time of the Merger.  On the Closing Date (as
defined in Section 3.1), the applicable parties hereto shall cause the Merger to be consummated by duly filing appropriate articles of merger (the "Articles of Merger") substantially in the form attached hereto as Exhibit A, as is required by, and executed in accordance with, the relevant provisions of the VSCA. The Merger shall be effective at such time as the Articles of Merger are filed with the Secretary of State of the State of Virginia in accordance with the VSCA, or at such later time as is specified in the Articles of Merger (the "Effective Time").

	1.3	Effects of the Merger.  When the Merger has been effected,
the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and, all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of said Constituent Corporations, on whatever account, as well for stock subscriptions and all other choses in action belonging to each of such corporations, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all liens upon any property of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the VSCA.

	1.4	Charter; Bylaws; Directors and Officers of Surviving
Corporation. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be the Certificate of Incorporation and Bylaws of Acquisition, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the VSCA, except that (i) the Certificate of Incorporation of Acquisition shall be amended to read as follows: "The name of the Corporation is Unidyne Corporation" and (ii) the title of the Bylaws of Acquisition shall be amended to read as follows:
"Bylaws of Unidyne Corporation." The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are elected and qualified.



	ARTICLE II

	CONVERSION OF SHARES AND PAYMENT

	2.1	Conversion of Unidyne Shares.

		As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

		(a)	Each share of common stock, no par value per share,
of Unidyne ("Common Shares"), outstanding immediately prior to the Effective Time (other than Unidyne Common Shares to be cancelled pursuant to Section 2.1(b) and Section 2.1(c) below), shall be converted into 342.50 validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of Titan ("Titan Common Stock"). No fractional shares of Titan Common Stock shall be issued in the Merger, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2 hereof.

		(b)	1,681 Common Shares which are held by Witt shall be
cancelled and retired in consideration for Acquisition's assuming Witt's obligations under the Witt Debt.

		(c)	Each Common Share which is held by Unidyne as a
treasury share or by any subsidiary of Unidyne shall be cancelled and retired without payment of any consideration therefor.

		(d)	Each share of common stock, par value $.01 per
share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

	2.2	Exchange of Unidyne Certificates.

		(a) Upon the surrender of each certificate which, prior to the Effective Time, represented Common Shares and which, as of the Effective Time, will become entitled to be converted into Titan Common Stock pursuant to Section 2.1(a) hereof (the "Certificates"), and the issuance and delivery of the appropriate number of shares of Titan Common Stock in exchange therefor together with cash in lieu of fractional shares of Titan Common Stock, the Certificates shall forthwith be cancelled.
Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the appropriate number of shares of Titan Common Stock in exchange therefor. As promptly as practicable after the Effective Time, Titan will take all steps necessary to enable and cause American Stock Transfer and Trust Company (the "Exchange Agent") to receive the shares of Titan Common Stock and the cash necessary to make the exchange and conversion of Certificates pursuant to Section 2.1(a) and the cash payment in lieu of fractional shares pursuant to this Section. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a Certificate as of the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of the Certificates and receiving the Titan Common Stock and any cash as provided in this Agreement. After the Effective Time, each holder of any Certificates shall, upon surrender of such certificate or certificates to the Exchange Agent, together with such letter of transmittal duly and properly executed, be entitled to receive in exchange therefor (i) a certificate representing the appropriate number of shares of Titan Common Stock, and (ii) in the case of a holder of Certificates who would otherwise be entitled to a fraction of a share of Titan Common Stock, cash in an amount equal to such fractional interest multiplied by the closing price of one share of Titan Common Stock on the New York Stock Exchange ("NYSE") on the first trading day after the Effective Time. No holder of a certificate or certificates which immediately prior to the Effective Time represented Common Shares, and which certificate may be exchanged for shares of Titan Common Stock after the Effective Time, shall be entitled to receive any dividend or other distribution from Titan until surrender of such holder's Certificate for a certificate or certificates representing shares of Titan Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, if any, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Titan Common Stock represented by the certificates issued upon such surrender. From and after the Effective Time, Titan shall, however, be entitled to treat Certificates which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of Titan Common Stock into which the Common Shares represented by such certificates shall have been converted, notwithstanding any failure to surrender such certificates.
Notwithstanding the foregoing, Titan shall not be liable to any holder of Common Shares for any shares of Titan Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

		(b) At the Closing, Witt shall surrender all certificates representing Common Shares owned by him, and in exchange therefor
Acquisition shall execute and deliver an Assumption of the Witt Debt in the form of Exhibit B.

	2.3	Post-Closing Audit and Adjustment Amount.

		(a)	Closing Financial Information.  On or before sixty
(60) days after the Closing Date, Witt shall cause to be prepared and delivered to Titan (without giving effect to the transactions contemplated hereby): (i) a balance sheet dated the Closing Date for Unidyne, which shall be audited by Arthur Andersen LLP (the "Closing Balance Sheet"), (ii) a reasonably detailed calculation of Working Capital, as of the Closing Date, (iii) a Schedule of Adjustment Indebtedness and (iv) a reasonably detailed calculation of the Adjustments. The Closing Balance Sheet shall be prepared at Witt's direction in accordance with generally accepted accounting principles, as applied in the preparation of the Interim Financial Statements, and shall fairly and accurately present the Assets, Liabilities (including reserves) and financial position of Unidyne, as of the Closing Date. Titan shall pay for the cost of the audit by Arthur Andersen LLP referred to in Section 2.3(a) above. Titan shall pay for the cost of Arthur Andersen LLP to audit the Closing Balance Sheet.

		(b)	The Adjustments.  The parties shall make the
following adjustments (the "Adjustments") as promptly as practicable after the delivery of the audited financial information described in clauses
(i)-(iv) of Section 2.3(a):

			(i)	If Working Capital is less than $1,100,000,
then Witt shall transfer to Titan as promptly as practicable that number of shares of Titan Common Stock equal to (A) the absolute value of the amount by which Working Capital is less than $1,100,000 divided by (B) $6.00.

			(ii)	If Working Capital is more than $1,100,000,
then Titan shall issue to Witt as promptly as practicable (1) cash in an amount equal to fifty percent (50%) of the amount by which Working Capital exceeds $1,100,000 and (2) that number of shares of Titan Common Stock equal to (A) the amount by which Working Capital exceeds $1,100,000 divided by (B) $6.00.

			(iii)	Notwithstanding the provisions of clause (ii)
of this Section 2.3(b), the aggregate cash payments to Witt under clause
(ii) of this Section 2.3(b), together with any cash payments under Section 2.3(b)(ii) of the Eldyne Agreement and Section 1.6(b)(ii) of the DCS Agreement, shall be reduced so that such aggregate cash payments do not exceed the lesser of (A) $250,000 or (B) fifty percent (50%) of the amount, if any, by which Working Capital under this Agreement together with Working Capital (as defined therein) under the Eldyne Agreement and Working Capital (as defined therein) under the DCS Agreement exceeds $5,500,000. If any reduction in cash payment is required, Titan shall issue to Witt that number of shares of Titan Common Stock equal to (x) the amount of the reduction in cash payment divided by (y) $6.00.

			(iv)	If the aggregate amounts set forth on the
Schedule of Adjustment Indebtedness as of the Closing Date exceed the aggregate amount of Adjustment Indebtedness set forth on Schedule 4.15, then Witt shall transfer to Titan as promptly as practicable that number of shares of Titan Common Stock equal to (A) the amount by which aggregate amounts shown on such Schedule of Adjustment Indebtedness exceed the amounts shown on Schedule 4.15 divided by (B) $6.00.

			(v)	With respect to all the foregoing
Adjustments, Witt shall either effect the required adjustment himself or cause the Unidyne shareholders to do so (as apportioned by Witt in his discretion).

		(c)	Disputed Amount of Adjustments.  If Titan shall
disagree with any of the Adjustments or other items on the Closing Balance Sheet, it shall notify Witt of such disagreement in writing within thirty
(30) business days after its receipt of the information described in clauses (i)-(iv) of Section 2.3(a). To the extent that any portion of the amount of the Adjustments is not in dispute, within thirty (30) business days after Titan's receipt of such information, Witt shall transfer to Titan or Titan shall issue to Witt, as the case may be, shares of Titan Common Stock and cash, as applicable, equal to that portion of the amount of Adjustments which is not in dispute, in the manner set forth in Section 2.3(b).

		(d)	Resolution of Disputed Amount of Adjustments.  Titan
and Witt shall use their best efforts for a period of thirty (30) calendar days after Titan's delivery of such notice of disagreement (or such longer period as Titan and Witt shall mutually agree upon) to resolve any disagreements raised by Titan with respect to the calculation of the Adjustments. If, at the end of such period, Titan and Witt are unable to resolve such disagreements, Titan and Witt shall select a mutually agreeable independent auditor from a "Big-6" accounting firm to resolve any remaining disagreements. The determination by such independent auditor shall be final, binding and conclusive on the parties. Titan and Witt shall use their best efforts to cause such independent auditor to make its determination within thirty (30) calendar days of accepting its selection.
 As promptly as practicable after the date of determination by such independent auditor, Witt shall transfer to Titan or Titan shall issue to Witt, as the case may be, shares of Titan Common Stock and cash, as applicable, reflecting the proper amount of Adjustments, in the manner set forth in Section 2.3(b). The fees and expenses of such independent auditor shall be borne by Titan and Witt equally.


	ARTICLE III

	THE CLOSING

	3.1	Closing.  The closing of the Merger (the "Closing") shall
take place at 7:00 a.m. local time on the business day as soon as practicable following the day on which the last of the conditions set forth in Articles IX and X hereof shall be fulfilled or waived in accordance with this Agreement, at the offices of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101, or at such other time and place and on such other date as the parties hereto shall agree (the "Closing Date"). In connection with the Closing, the filing required under Section 1.2 shall be made and all actions, payments and deliveries then required hereunder shall be completed. The Closing shall be deemed to have occurred only when (i) the matters provided for in Section 1.2 shall have occurred and (ii) all of the payments, opinions, certificates and other documents required to be delivered at the Closing have been delivered (or the requirement therefor waived). Notwithstanding the foregoing, the parties hereto shall use their best efforts to effect the Closing on or prior to May 31, 1996.


	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

	Each of Unidyne and Witt hereby jointly and severally represent and warrant to Titan and Acquisition as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

	4.1	Organization.  Unidyne is a corporation duly organized,
validly existing and in good standing under the laws of the State of Virginia with full corporate power and authority to own and operate its business as presently conducted. Unidyne is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Unidyne. Unidyne has previously provided Titan with true and correct copies of its charter documents, bylaws and other governing documents, as currently in effect.

	4.2	No Subsidiaries.  Unidyne has no subsidiaries.

	4.3	Authorization.  Unidyne has all requisite power and
authority and has taken all action necessary, corporate or otherwise, to execute and deliver this Agreement and any Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Ancillary Agreements by Unidyne and the consummation by Unidyne of the transactions contemplated hereby and thereby have been duly approved by the board of directors and will be approved by the shareholders of Unidyne prior to the Closing. No other corporate proceedings on the part of Unidyne are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Unidyne and Witt and is a legal, valid and binding obligation of Unidyne and Witt enforceable against them in accordance with its terms. Each of the Ancillary Agreements when duly executed and delivered by each of Unidyne and Witt, as applicable, will be a legal, valid and binding obligation of such parties, enforceable against them in accordance with its terms.

	4.4	Capitalization.  The authorized capital stock of Unidyne
consists of 5,000,000 shares of Common Stock, no par value per share, of which 3,782 shares are validly issued and outstanding on the date hereof.
Schedule 4.4 contains a true and correct list of all the shareholders of Unidyne, showing their names, residence addresses, social security numbers and the number of shares of Common Stock held by each. All of the issued and outstanding shares of the Common Stock are fully paid and nonassessable and are free and clear of all Encumbrances. Unidyne has no outstanding options, warrants, rights or other securities, plans, contracts or agreements which give the holder or any other person the right to purchase or otherwise receive from such entity any shares of capital stock or any securities which are convertible into or exercisable for any shares of such capital stock or under which any such option, warrant, right or security may be issued in the future.

	4.5	No Material Adverse Change.  Since the Balance Sheet Date:

		(a)	there has been no actual or threatened material
adverse change in the financial condition, results of operation, business or Assets of Unidyne; and

		(b)	Unidyne has operated its business in the ordinary
course so as to preserve the business intact, to keep available to the business the services of its employees, and to preserve the business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

	4.6	Assets.  Excluding the Owned Real Property and the Leased
Real Property, Unidyne has good and marketable title to all Assets used in
its business.   The Assets owned by Unidyne include without limitation all
Assets necessary for the conduct of its business as presently conducted.
Schedule 4.6 contains accurate lists and summary descriptions of all tangible Assets of Unidyne where the value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $10,000. All tangible assets and properties which are part of the Assets of Unidyne are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

	4.7	Facilities.  Schedule 4.7 contains a complete and accurate
list of all Owned Real Property and contains accurate and complete copies of preliminary title reports covering all of the Owned Real Property.

		(a)	Owned Real Property.  At the Closing, Unidyne has
and will transfer good and marketable fee simple title to all Owned Real Property free and clear of all Encumbrances, except for Permitted
Encumbrances. Unidyne enjoys peaceful and undisturbed possession of its Owned Real Property.

		(b)	Actions.  There are no pending or, to the best
knowledge of Unidyne threatened condemnation proceedings or other Actions relating to any Facility.

		(c)	Leases or Other Agreements.  Except for Facility
Leases listed on Schedule 4.7, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility of Unidyne.

		(d)	Facility Leases and Leased Real Property.  With
respect to each Facility Lease, Unidyne has an unencumbered interest in the Leasehold Estate. Unidyne enjoys peaceful and undisturbed possession of all of its Leased Real Property, subject to the rights of the fee owners.

		(e)	Certificate of Occupancy.  All Facilities have
received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Regulations.

		(f)	Utilities.  All Facilities are supplied with
utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

		(g)	Improvements, Fixtures and Equipment.  The
improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Unidyne at its Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the business presently conducted at such Facility and (vi) in conformity, in all material respects, with all applicable Regulations.

		(h)	No Special Assessment.  Unidyne has not received
notice of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

	4.8	Contracts and Commitments.

		(a)	Contracts.  Schedule 4.8 sets forth a complete and
accurate list of all Contracts and Leases of Unidyne of the following categories:

			(i)	Contracts not made in the ordinary course of
business;

			(ii)	Employment contracts and severance
agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of, Titan, Acquisition, the Surviving Corporation, Unidyne or Witt any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

			(iii)	Labor or union contracts;

			(iv)	Distribution, franchise, license, technical
assistance, sales, commission, consulting, agency or advertising contracts related to its Assets or business;

			(v)	Options with respect to any property, real or
personal, whether Unidyne shall be the grantor or grantee thereunder;

			(vi)	Contracts involving future expenditures or
Liabilities, actual or potential, in excess of $25,000 or otherwise material to its business or Assets;

			(vii)	Contracts or commitments relating to
commission arrangements with others;

			(viii)	Promissory notes, loans, agreements,
indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Unidyne shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Unidyne in the ordinary course of business to purchasers of its products);

			(ix)	Contracts containing covenants limiting the
freedom of Unidyne or any of its officers, directors, shareholders or Affiliates to engage in any line of business or compete with any person;

			(x)	Any Contract with the United States, state or
local government or any agency or department thereof involving expenditures or Liabilities in excess of $25,000;

			(xi)	Leases of real property;

			(xii)	Leases of personal property not cancelable
(without Liability) within 30 calendar days.

Unidyne has delivered, or provided access, to Titan true, correct and complete copies of all of the Contracts and Leases listed on Schedule 4.8, including all amendments and supplements thereto.

		(b)	Absence of Defaults.	All of the Contracts and
Leases to which Unidyne is a party or by which it or any of its Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Unidyne has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of its Contracts and Leases. To the best knowledge of Witt and Unidyne, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Unidyne. Unidyne has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by Unidyne result in a loss to such party. With respect to any Leases, Unidyne has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

		(c)	Product Warranty.  To the best knowledge of Witt and
Unidyne, Unidyne has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Unidyne with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

	4.9	Permits.  (a) Schedule 4.9 sets forth a complete list of all material Permits held by Unidyne or used in the operation of its business.
 Unidyne has, and to the best knowledge of Witt and Unidyne at all times has had since January 1, 1994, all Permits required under any Regulation (including Environmental Laws) in the operation of its business or in the ownership of its Assets, and owns or possesses such Permits free and clear of all Encumbrances. Unidyne is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 4.9, will not be adversely affected by the completion of the transactions contemplated by this Agreement. To the best knowledge of Witt and Unidyne, no present or former shareholder, director, officer or employee of Unidyne or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Unidyne owns, possesses or uses.

		(b)	Other than in connection with or in compliance with
the provisions of the HSR Act or the "Blue Sky laws" of any state, and except as disclosed on Schedule 4.9 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Unidyne in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

	4.10	No Conflict or Violation.  Neither the execution, delivery
or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Unidyne or Witt with any of the provisions hereof, will (a) violate or conflict with any provision of the charter or Bylaws of Unidyne, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Unidyne and Witt is a party or (ii) by which the Assets are bound, (c) violate any Regulation or Court Order,
(d) impose any Encumbrance on the Assets or the business of Unidyne, except in the case of each of clauses (b), (c) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a Material Adverse Effect on Unidyne.

	4.11	Financial Statements.  Unidyne has heretofore delivered to
Titan its Financial Statements. The Financial Statements (a) are in accordance with the Books and Records of Unidyne, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present the Assets, Liabilities (including all reserves) and financial position of Unidyne as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). The Year-End Financial Statements have been examined by Arthur Andersen LLP, independent certified public accountants, whose reports thereon are included with such Year-End Financial Statements.
 At the respective dates of the Financial Statements, there were no Liabilities of Unidyne, which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto. All of the Financial Statements were previously delivered to Titan and are attached hereto as Schedule 4.11.

	4.12	Books and Records.  Unidyne has made and kept (and given
Titan access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Unidyne. The minute books of Unidyne previously provided to Titan accurately and adequately reflect all action previously taken by the shareholders, board of directors and committees of the board of directors of Unidyne. The copies of the stock book records of Unidyne previously provided to Titan are true, correct and complete, and accurately reflect all transactions effected in the stock of Unidyne through and including the date hereof. Unidyne has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in its normally maintained Books and Records.

	4.13	Litigation.  Except as set forth on Schedule 4.13, there is
no Action pending, or to the best knowledge of Witt and Unidyne, threatened or anticipated (a) against, related to or affecting (i) Unidyne or its business or Assets (including with respect to Environmental Laws), (ii) any officers or directors of Unidyne, as such, or (iii) any shareholder of Unidyne in such shareholder's capacity as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which Unidyne is a plaintiff, including any derivative suits brought by or on behalf of Unidyne. Unidyne is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Unidyne or its business or Assets. To the best knowledge of Witt and Unidyne, none of the pending, threatened or anticipated Actions set forth on Schedule 4.13, will have, individually or in the aggregate, a Material Adverse Effect on Unidyne. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Unidyne or any of its Facilities or Former Facilities.

	4.14	Labor Matters.  Unidyne is not a party to any labor
agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Since January 1, 1994, Unidyne has not experienced any attempt by organized labor or its representatives to make such entity conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover its employees. There is no labor strike or labor disturbance pending, or to the best knowledge of Witt and Unidyne, threatened against Unidyne nor is any grievance currently being asserted, and Unidyne has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Schedule 4.14 sets forth the names and current annual salary rates or current hourly wages of all present employees of Unidyne whose annual cash compensation for the 1995 fiscal year exceeds $50,000, and also sets forth the earnings for each of such employees as reflected on Form W-2 for the 1995 calendar year.

	4.15	Liabilities.  (a) Unidyne has no Liabilities due or to
become due, except (a) Liabilities which are set forth or reserved for on the Interim Balance Sheet of Unidyne, which have not been paid or discharged since the Interim Balance Sheet Date, (b) Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in Schedule 4.8 (and under those Contracts, Leases and Permits which are not required to be disclosed on the Schedule 4.8) and (c) Liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business and in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a Material Adverse Effect on Unidyne.

		(b)	Schedule 4.15 sets forth the Adjustment Indebtedness
of Unidyne as of March 31, 1996.

	4.16	Compliance with Law.  Unidyne and the conduct of its
business have not violated, and are in compliance with, all Regulations and Court Orders relating to its Assets, business or operations, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on Unidyne. Unidyne has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders.

	4.17	No Brokers.  Neither Unidyne nor any of its officers,
directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Titan or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

	4.18	No Other Agreements to Sell Assets.  Neither Unidyne nor any
of its officers, directors, shareholders or Affiliates has any commitment or legal obligation, absolute or contingent, to any other person or firm other than Titan to sell, assign, transfer or effect a sale of any of its Assets (other than inventory in the ordinary course of business), to sell or effect a sale of the capital stock of Unidyne, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Unidyne, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

	4.19	Proprietary Rights.

		(a)	Proprietary Rights.  Schedule 4.19 lists all of the
Proprietary Rights of Unidyne. Schedule 4.19 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country,
(ii) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed. The Proprietary Rights listed in Schedule 4.19 are all those used by Unidyne in connection with its business. True and correct copies of all Patents (including all pending applications) owned, controlled, created or used by or on behalf of Unidyne have been provided to Titan.

		(b)	Royalties and Licenses.  To the best knowledge of
Witt and Unidyne, Unidyne has no obligations to compensate any person for the use of any such Proprietary Rights nor has Unidyne granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

		(c)	Ownership and Protection of Proprietary Rights.
Unidyne owns or has a valid right to use each of its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Unidyne by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. All of the pending Patent applications have been duly filed. Unidyne has not received any notice of invalidity or infringement of any rights of others with respect to such Trademarks. No other person (i) has notified Unidyne that it is claiming any ownership of or right to use such Proprietary Rights, or (ii) to the best knowledge of Unidyne is infringing upon any such Proprietary Rights in any way. To the best knowledge of Witt and Unidyne, the use of the Proprietary Rights by Unidyne does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Unidyne that are presently outstanding alleging that the use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

	4.20	Employee Benefit Plans.  Except as set forth on Schedule
4.20, Unidyne is not a party to, does not make or is not required to make employer contributions to and does not have any current or future obligation or Liability with respect to, any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of its employees (a "Plan"). Each Plan set forth or described on
Schedule 4.20 is in full force and effect in accordance with its terms and complies in all material respects with all applicable laws. Unidyne is not default under any Plan and, to the best knowledge of Unidyne, no other person is in default thereunder. Unidyne has made or provided for all payments due under or with respect to each Plan to date, and all amounts properly accrued to date as Liabilities of Unidyne under each Plan in the current plan years have been recorded on its financial statements. Each Plan listed in Schedule 4.20 that is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and each trust established under a Plan that is intended to be exempt from taxation under section 501(a) of the Code, has been determined by the Internal Revenue Service to be so exempt, and nothing has occurred which would cause the loss of such qualification or exemptions. None of the Plans is a "multi-employer plan," within the meaning of section 3(37) of ERISA, and Unidyne has not made any contributions to or participated in any "multiple employer plan" or "multi-employer plan" (as so defined) within the last five years.

		Unidyne has satisfied all material reporting and disclosure requirements and all other material requirements applicable to it under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to each Plan. There are no material actions, suits or asserted claims pending (other than routine claims for benefits) or, to the knowledge of Unidyne, threatened, against any Plan or against the Assets of any Plan. With respect to each Plan and the related trust there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no fiduciary (as defined in Section 3 of ERISA) has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law.

	4.21	Transactions with Certain Persons.  Other than as set forth
on Schedule 4.21, no officer, director or employee of Unidyne nor any member of any such person's immediate family is presently, or within the past two years has been, a party to any transaction with Unidyne, including without limitation, any contract, agreement, loan or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for employment services in the ordinary course of business) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee, member or partner.

	4.22	Taxes.

		(a)	Tax Returns.  Unidyne has timely filed or caused to
be timely filed, or will timely file or cause to be timely filed on or prior to the Closing Date, with the appropriate taxing authorities, all material returns, statements, forms and reports for Taxes (the "Returns") that are required to be filed by, or which include, Unidyne on or prior to the Closing Date. The Returns are complete and accurately reflect all Liability for Taxes of Unidyne for the periods covered thereby.

		(b)	Payment of or Provision for Taxes.  All Liabilities
of Unidyne for Taxes for all Taxable Years or other taxable periods that end on or before the Closing Date and any Short Period (i) have been timely paid or provided for or (ii) will be timely paid or provided for in full on or prior to the Closing Date. The charges, accruals and reserves for Taxes (including any provision for deferred income Taxes) reflected on the books of Unidyne are adequate to cover the Tax Liabilities accruing or payable in respect of Taxable Years or other taxable periods ending on or before the Closing Date and any Short Period (and the Liabilities for income Taxes in respect of periods beginning after the Short Period which should be covered by the provision for deferred income Taxes).

		(c)	Audits, Controversies.  Schedule 4.22 attached
hereto sets forth with respect to Unidyne the following: (i) each Taxable Year or other taxable period for which an audit or other examination of Taxes by the appropriate taxing authorities of any nation, state or locality is currently in progress (or scheduled as of the Closing Date to be conducted) together with the names of the respective taxing authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations; (ii) the most recent Taxable Year or other taxable period for which each audit or other examination relating to Taxes has been finally completed and the disposition of each such audit or examination; (iii) with respect to each Tax, as applicable, the Taxable Years or other taxable periods which are not or will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause such statute of limitations to be extended; (iv) the amount of any proposed adjustments (and the principal reason therefor) with respect to any Returns or any Liability for Taxes which have been proposed or assessed by any taxing authority; and (v) a list of all notices received from any taxing authority relating to any issue which has not been finally determined and could affect Unidyne's Liability for Taxes.

		(d) Consolidated and Combined Returns. Unidyne has not been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any Taxable Year or other taxable period for which the statute of limitations has not expired.

		(e) Withholding. All Taxes relating to the income, properties or operations of Unidyne which Unidyne is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

		(f) Tax Sharing Agreements. There are no tax sharing, allocation or similar agreements in effect under which Unidyne are liable or could be liable for any Taxes or other claims of any party.

		(g) Other.

			(i)	There are no liens for Taxes (other than for
current Taxes not yet due and payable) on the Assets of Unidyne.

			(ii)	None of the Assets of Unidyne is property
that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

			(iii)	None of the Assets of Unidyne directly or
indirectly secures any debt the interest on which is tax exempt under
Section 103(a) of the Code.

			(iv)	None of the Assets of Unidyne is "tax-exempt
use property" within the meaning of Section 168(h) of the Code.

			(v)	Unidyne has not entered into any agreement or
consent under Section 341(f) of the Code.

			(vi)	No stockholder of Unidyne is a person other
than a United States person within the meaning of the Code.

			(vii)	The Merger Consideration is not subject to
the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

			(viii)	Unidyne has at all times since 1983 been
reported as an "S" corporation for Federal income tax purposes at all times during its existence.

	4.23	Insurance.  Schedule 4.23 contains a complete and accurate
list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, and loss experience history by line of coverage) maintained by Unidyne on its business, Assets or employees. All insurance coverage applicable to Unidyne and its business and Assets is in full force and effect, insures such entity in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which such entity is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by Unidyne have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of Unidyne.

	4.24	Accounts Receivable.  The accounts receivable set forth on
the Interim Balance Sheet, and all accounts receivable arising since the Interim Balance Sheet Date (including those to be set forth on the Closing Balance Sheet), represent bona fide claims of Unidyne as applicable, against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.
 Said accounts receivable were generated pursuant to valid contracts and within the applicable value, ceiling and scope of work on such contracts. All costs under such contracts are within applicable provisional billing rates and, to the best knowledge of Unidyne and Witt, are allowable under applicable Regulations.

	4.25	Payments.  Unidyne has not directly or indirectly, paid or
delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, Assets or operations of Unidyne which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices'
Act) or any other country having jurisdiction; and Unidyne has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

	4.26	Customers, Distributors and Suppliers.  Schedule 4.26 sets
forth a complete and accurate list of the names and addresses of Unidyne's
(i) ten largest customers, distributors and other agents and representatives, showing the approximate total sales in dollars by Unidyne to each such customer during the last fiscal year and the interim period ending on the Interim Balance Sheet Date; and (ii) those suppliers with purchases greater than $50,000 during Unidyne's last fiscal year, showing the approximate total purchases in dollars by Unidyne from each such supplier during such fiscal year. Since the Interim Balance Sheet Date, there has been no material adverse change in the business relationship of Unidyne with any customer, distributor or supplier named on Schedule 4.26.
 Unidyne has not received any communication from any customer, distributor or supplier named on Schedule 4.26 of any intention to terminate or materially reduce purchases from or supplies to such entity.

	4.27	Compliance With Environmental Laws.

		(a)	Definitions.  The following terms, when used in this
Section 4.27, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

			(i)	"Seller".  For purposes of this Section, the
term "Seller" shall include (A) Unidyne and all of its Affiliates, (B) all partnerships and joint ventures in which Unidyne was at any time a partner or joint venturer and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the Assets or obligations of which have been acquired or assumed by Unidyne or to which Unidyne has succeeded.

			(ii)	"Release" shall mean and include any
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

			(iii)	"Hazardous Substance" shall mean any
pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, petroleum products or by-products or derivatives, radioactive substance or material (excluding naturally occurring substances or materials), pesticide waste waters and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

			(iv)	"Environmental Laws" shall mean all
Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened Release of any hazardous substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

			(v)	 "Environmental Conditions" means the Release
of any Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which Seller, Titan, Acquisition or the Surviving Corporation has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Assets may suffer or be subjected to any lien.

		(b)	Facilities.  The Facilities are, and at all times
have been, and all Former Facilities were at all times when owned, leased or operated by Seller, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the business at such location, (ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of Seller, Titan, Acquisition or the Surviving Corporation under any Environmental Law, (iii) there is not now and has not been at any time in the past any underground or above-ground storage tank at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank was not in compliance with all Environmental Laws and there has been no Release from any such tank, (iv) Seller does not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65") and (v) Seller has not made and has never been required to make any filing under the New Jersey Industrial Site Recovery Act or any other state law of similar effect.

		(c)	Notice of Violation.  Seller has not received any
notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Seller has received no notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Seller.

		(d)	Environmental Conditions.  There are no present or
past Environmental Conditions in any way relating to any Facility or Former Facility or the business of Unidyne.

		(e)	Environmental Audits or Assessments.  True, complete
and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Seller, or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Titan and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on Schedule 4.27.

		(f)	Indemnification Agreements.  Seller is not a party,
whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on Schedule 4.23) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

		(g)	Releases or Waivers.  To the best of Seller's
knowledge, Seller has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

	4.28	Banking Relationships.  Schedule 4.28 sets forth a complete
and accurate description of all arrangements that Unidyne has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of Unidyne in respect of any of the foregoing.

	4.29	Contract Pricing.  The pricing under all contracts and
subcontracts of Unidyne for goods or services under U.S. Government procurement programs, including without limitation the allowability and allocation of costs and expenses under cost-plus contracts, does not violate any applicable Regulation, to the extent such violation would adversely affect the Surviving Corporation's net income.

	4.30	Material Misstatements or Omissions.  No representations or
warranties by Unidyne or Witt in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Titan or Acquisition pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES
	OF TITAN AND ACQUISITION

	Titan and Acquisition hereby jointly and severally represent and warrant to Unidyne and Witt as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

	5.1	Organization.  Each of Titan and Acquisition is a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business and to own and lease its properties.
 Titan owns all of the issued and outstanding capital stock of Acquisition.

	5.2	Authorization.  Titan and Acquisition have the requisite
corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each of Titan and Acquisition, the performance by Titan and Acquisition of their respective obligations hereunder and the consummation by Titan and Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Titan and Acquisition. This Agreement has been duly and validly executed and delivered by each of Titan and Acquisition, and constitutes a legally valid and binding obligation of each of them enforceable against each of them in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

	5.3	No Conflict or Violation.  Neither the execution and
delivery of this Agreement, nor the performance by each of Titan and Acquisition of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with their respective charter or Bylaws; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any statute, law, ordinance, rule or regulation applicable to any of them or any of their respective properties or Assets; (iii) except for (A) requirements arising out of the HSR Act, (B) the filing of the Articles of Merger in accordance with the VSCA, (C) requirements of state "Blue Sky laws," and (D) approval by the NYSE of Titan's application to list for trading the shares of Titan Common Stock to be issued pursuant to the transactions contemplated hereby, require any consent or approval of, or filing with or notice to, any public body or authority, under any provision of law applicable to Titan or Acquisition; (iv) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Titan or Acquisition under, or result in the creation or imposition of any lien upon any properties, Assets or business of Titan or Acquisition under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, or any order, judgment or decree to which any of Titan or Acquisition is a party or by which any of them or their respective Assets or properties is bound or encumbered, except, in each case, for such violations, requirements, conflicts, defaults or other occurrences which, in the aggregate, would not have a material adverse effect on Titan and its subsidiaries taken as a whole, and would not prevent or delay the Merger or otherwise prevent Titan or Acquisition from performing their respective obligations under this Agreement.

	5.4	SEC Reports.  Titan has provided Unidyne and Witt with
correct and complete copies of its annual reports on Form 10-K for the years ended December 31, 1994 and 1995, and all periodic, quarterly and other reports filed by it with the SEC since January 1, 1995 (the "SEC Reports"). Titan has timely filed all forms, reports and documents required to be filed with the SEC since its Form 10-K for the fiscal year ended December 31, 1994 was filed. None of the SEC Reports, at the time it was filed with the Securities and Exchange Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. The financial statements of Titan included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Titan and its consolidated subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).


	5.5	Capitalization of Titan.

		(a)	The authorized capital stock of Titan consists of
30,000,000 shares of Titan Common Stock, of which 14,046,238 shares were outstanding on March 21, 1996 and 2,500,000 shares of preferred stock, of which 694,872 shares of $1.00 Cumulative Convertible Preferred Stock were outstanding on such date. As of December 31, 1995, Titan (a) had issued options and warrants to purchase an aggregate of 1,319,376 shares of Titan Common Stock and (b) had issued preferred stock purchase rights pursuant to a Rights Agreement with American Stock Transfer and Trust Company. Except as described above, Titan does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Titan to issue or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

		(b)	The shares of Titan Common Stock issuable upon the
Merger and issuable pursuant to the other transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement or the Ancillary Agreements, as applicable, will be validly issued, fully paid, nonassessable and free of preemptive rights.

	5.6	No Brokers.  Titan has not entered into nor will it enter
into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Witt or any Affiliate of Witt to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

	5.7	No Material Adverse Change.  Since December 31, 1995;

		(a)	Except as set forth on Schedule 5.7 or as disclosed
in the SEC Reports, there has been no actual or threatened material adverse change in the financial condition, results of operation, business or Assets of Titan; and

		(b)	Except as set forth on Schedule 5.7 or as disclosed
in the SEC Reports, Titan has operated its business in the ordinary course so as to preserve the business intact, to keep available to the business the services of its employees, and to preserve the business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

	5.8	No Litigation.  Except as set forth on Schedule 5.8, there
is no Action pending, or to the best knowledge of Titan and Acquisition, threatened or anticipated (a) against, related to or affecting (i) Titan or its business or Assets (including with respect to Environmental Laws), (ii) any officers or directors of Titan, as such, or (iii) any shareholder of Titan in such shareholder's capacity as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which Titan is a plaintiff, including any derivative suits brought by or on behalf of Titan. Titan is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Titan or its business or Assets. To the best knowledge of Titan and Acquisition, none of the pending, threatened or anticipated Actions set forth on Schedule 5.8, will have, individually or in the aggregate, a Material Adverse Effect on Titan. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Titan or any of its Facilities or Former Facilities.

	5.9	Absence of Reliance.  Except for the representations and
warranties set forth in this Agreement, neither Titan nor Acquisition has relied on any representation or warranty, express or implied, written or oral, in connection with the execution of this Agreement and the consummation of the Merger under this Agreement.

	ARTICLE VI

	CONDUCT OF BUSINESS PENDING THE CLOSING

	From the date hereof through the Closing, except as set forth on
Schedule 6.1 or as otherwise provided for in this Agreement, Unidyne shall conduct its business only in the ordinary and usual course as such business has been conducted, and shall use reasonable efforts to keep intact the business organization in all material respects. In addition, from the date hereof through the Closing or termination of this Agreement, except as set forth in Schedule 6.1 or as otherwise provided for in this Agreement:

		(a)	Unidyne shall not make or commit to make any capital
expenditures in excess of $30,000 in the aggregate, other than those identified in Schedule 6.1 and other than expenditures for (i) routine maintenance and repair or (ii) as reasonably approved by Titan;

		(b)	Unidyne shall not (i) amend its charter or Bylaws;
(ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to its capital stock; or (iii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

		(c)	Unidyne shall not (i) issue or agree to issue any
additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any of its Assets (including without limitation, any indebtedness owed to it or any claims held by it); (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contribution to capital, property transfer or purchase of any material amount of property or assets, in any other individual or entity; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

		(d)	Unidyne shall use its reasonable best efforts to
preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the good will of its customers and other persons having business relationships with it;

		(e)	Unidyne shall not grant any severance or termination
pay (other than pursuant to policies or agreements in effect on the date hereof) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof;

		(f)	Unidyne shall not adopt or amend any bonus, profit
sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, arrangement or agreement; and

		(g)	Unidyne shall not enter into or amend any Lease or
Contract in excess of $25,000 which is not cancelable within 30 days without penalty, cost or liability, other than government contracts or proposals in the ordinary course of business of which Unidyne notifies Titan.

Notwithstanding the foregoing, Unidyne shall be permitted to make the distributions contemplated by Section 7.13.


	ARTICLE VII

	ADDITIONAL COVENANTS

	7.1	Further Assurances and Cooperation.  Subject to the terms
and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts, (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) to effect all necessary registrations and filings, and (e) to fulfill all conditions to this Agreement.

	7.2	Certain Filings and Consents.  Each of the parties hereto
shall (a) as promptly as practicable make any required filings and submissions under the HSR Act with respect to the Merger and the other transactions contemplated herein; provided that Titan shall take responsibility, to the extent reasonably feasible, for the preparation of any and all such filings, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Merger and the other transactions contemplated herein and (c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding the Merger or the other transactions contemplated herein. If any party receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Notwithstanding the foregoing, in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust law, all analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party hereto shall be subject to the joint approval or disapproval and the joint control of Titan and Witt, acting with the advice of their respective counsel, provided that nothing herein shall prevent any party hereto or their authorized representatives from making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, or opinion in response to a subpoena or as otherwise required by law.

	7.3	Access.  Upon reasonable notice, Unidyne on the one hand,
and Titan, on the other hand, shall afford Titan and its representatives or Unidyne and Witt and their representatives, as the case may be, full access during normal business hours to all of their officers, agents, properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly all information concerning their business, properties and personnel as the other may reasonably request. The parties shall (and shall use best efforts to cause their respective representatives to) hold all such nonpublic documents, work papers and other materials in confidence in accordance with the provisions of the Confidentiality Agreement. In the event of the termination of this Agreement, the parties and their respective representatives shall return promptly to the other party every confidential document furnished to them in connection with the transactions contemplated hereby, and the parties shall use their best efforts to cause their respective representatives to return the same, in each case as provided in the Confidentiality Agreement. No investigation pursuant to this Section
7.3 or otherwise shall affect the representations and warranties or indemnities of each of the parties herein or the conditions to their respective obligations to consummate the Merger or any indemnification obligations hereunder.

	7.4	Notification of Certain Matters.  Unidyne shall give prompt
notice to Titan, and Titan shall give prompt notice to Unidyne of any material failure of the parties hereto or any of their respective Affiliates, as the case may be, or of any of their respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

	7.5	Public Statements and Press Releases.  None of Unidyne, Witt
or Titan, nor any of their respective Affiliates, shall from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other parties as to the content and time of release of and the media in which such statement or announcement is to be made. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency if required by applicable law nor prevent Titan from issuing any release when it believes, based upon an opinion of counsel, it is legally required to do so.

	7.6	Financial Information.  Each of Unidyne and Titan shall
deliver to one another as soon as available all interim financial statements prepared prior to the Closing.

	7.7	Environmental Reports.  Witt shall promptly cause the Owned
Real Properties and Facilities of Unidyne to be inspected for the presence of hazardous, toxic or other substances (including asbestos) and to determine compliance with Environmental Laws, i.e., a customary "Phase I" inspection. Such inspection shall be performed at Titan's sole cost and risk, and by an individual or firm identified by Titan and such inspection shall be completed within 30 days of the date hereof and, in the event a "Phase II" inspection is undertaken, within 30 days of the date of receipt of the Phase I inspection. The inspector, after conducting its inspection, shall first inform Witt and Titan concurrently of its findings orally. Any written report shall be marked "Draft" and shall be submitted simultaneously to counsel for each party for its reasonable approval before being distributed to any third party, the identity of which shall be subject to the reasonable approval of the party not requesting such distribution. Prior to the Closing, Witt shall have delivered to Titan final written reports which shall be reasonably acceptable to Titan.

	7.8	Books and Records.  At or prior to the Closing, Unidyne will deliver to Titan all Books and Records of or pertaining to it.

	7.9	Shareholder Consents.  Witt agrees to approve the Agreement
and the transactions contemplated hereby in his capacity as a Unidyne shareholder. Unidyne shall prepare a disclosure statement describing all material features of this Agreement and the transactions contemplated hereby, in a form reasonably satisfactory to Titan, and Unidyne shall deliver such disclosure statement to each Unidyne shareholder whose written consent is solicited in connection with this Agreement and the transactions contemplated hereby prior to obtaining his or her written consent. Within 30 days after the date of this Agreement, Unidyne will obtain and deliver to Titan the written consent and approval of this Agreement and the transactions contemplated hereby, executed by each of Unidyne's shareholders.

	7.10	Fees and Expenses.  Titan shall pay the fees and expenses of
Titan and Acquisition, and Witt shall pay the fees and expenses of Unidyne and Witt, incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, whether prior to or after the Closing; except that (i) Acquisition shall reimburse Unidyne for the reasonable cost of obtaining a valuation or fairness opinion with respect to the interests of the minority shareholders of Unidyne, subject to a maximum reimbursement of $50,000 and to Unidyne's using its reasonable best efforts to mitigate the cost of such valuation or fairness opinion; (ii) Titan shall pay the aggregate filing fees under the HSR Act for all parties hereto; and (iii) Titan shall pay for all cost of the audit referred to in
Section 2.3(a) hereof.

	7.11	Indemnification Matters.  Titan agrees to cause the
Surviving Corporation (i) not to change, for seven years after the Effective Time, the provisions of its articles of incorporation and by-laws or applicable indemnification agreements in effect on the date hereof as set forth on Schedule 7.11 hereto (the "Indemnification Agreements") in each case relating to indemnification of each present or former director or officer of Unidyne (together with any successor by operation of law, individually a "Unidyne Indemnified Party" and collectively the "Unidyne Indemnified Parties") in a manner which adversely affects the rights of such Unidyne Indemnified Party to indemnification thereunder and (ii) to perform its obligations thereunder, or exercise any discretionary authority thereunder, to the fullest extent permissible by law to provide such Unidyne Indemnified Party with all rights to indemnification available thereunder.

	7.12	No Discussions with Others.  From and after the date of this
Agreement, neither Witt nor Unidyne shall, directly or indirectly, through any of their respective employees, officers, directors, stockholders, partners, affiliates, associates, advisors, agents, representatives or otherwise, discuss or negotiate with, provide any confidential information to, or solicit, initiate or encourage any proposals or inquiries from, any person or entity of any nature relating to any transaction involving any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination involving Unidyne (an "Acquisition Transaction"). Witt and Unidyne shall promptly notify Titan if any proposal or offer relating to an Acquisition Transaction, or any inquiry or contact with any person or entity with respect thereto, is made.

	7.13	Subchapter S Distributions.  Prior to the Closing, Unidyne
shall distribute to its shareholders in accordance with existing agreements and past practice cash in amounts equal to each shareholder's Federal and Virginia income tax liability on his or her share of Unidyne's taxable income from January 1, 1996 through the latest practicable date preceding the Closing. Any remaining liability of Unidyne to make distributions to its shareholders shall be accrued on the Closing Balance Sheet for purposes of the Adjustments in Section 2.3.

	7.14	Certain Repayments.  Witt shall repay or cause to be repaid
the promissory note made by Ms. J. Slack in favor of Unidyne in the principal amount of approximately $60,000 and any promissory notes and other indebtedness owed by Witt to Unidyne.

	7.15	Deposit.

		(a)	Concurrently with the execution of this Agreement,
Titan shall pay into a single interest-bearing escrow account maintained by a bank or trust company an aggregate of $500,000 (Five Hundred Thousand Dollars) in cash (the "Deposit") in respect of this Agreement, the Eldyne Agreement and the DCS Agreement. In the event that (i) this Agreement, the Eldyne Agreement or the DCS Agreement is terminated by Witt pursuant to Sections 12.1(e), 12.1(e) and 10.1(e), respectively, of such agreements or
(ii) if the Merger hereunder, the Merger (as defined therein) under the Eldyne Agreement and the Asset Purchase (as defined therein) under the DCS Agreement are not consummated by the Termination Date principally as a result of a material breach by Titan of its obligations hereunder or thereunder or Titan's inability to obtain the consent of its lender to the transactions contemplated hereby and thereby, then the Deposit, together with any interest earned thereon, shall be paid over promptly to Witt who shall apportion it among Eldyne, Unidyne and DCS in such manner as he sees fit. The parties acknowledge and agree that, upon the occurrence of any of the events set forth in clauses (i) and (ii) of the immediately preceding sentence, it would be extremely difficult to calculate the amount of damages which Witt, Eldyne, Unidyne and DCS would suffer as a result thereof. Accordingly, upon the occurrence of any such event, the Deposit and the interest earned thereon shall be paid over to Witt as liquidated damages in full and final settlement of any and all claims, damages, costs and expenses of Witt, Eldyne, Unidyne and DCS and their respective directors, officers, shareholders, members, managers, employees and agents, in any way arising from or related to this Agreement, the Eldyne Agreement, the DCS Agreement or any of the transactions contemplated hereby and thereby.

		(b)	In the event that this Agreement is terminated or
the transactions contemplated by this Agreement, the Eldyne Agreement and the DCS Agreement are not consummated by the Termination Date for any reason other than those set forth in clauses (i) and (ii) of Section 7.15(a), then the Deposit, together with any interest earned thereon, shall be returned promptly to Titan. Upon consummation of the Merger under this Agreement, the Merger under the Unidyne Agreement and the Asset Purchase under the DCS Agreement, the Deposit, together with any interest earned thereon, shall be returned promptly to Titan.

	7.16	Prepaid Directors' Fees.  Unidyne shall write off all
prepaid directors' fees from its financial statements prior to the Closing.

	ARTICLE VIII

	TAX MATTERS

	8.1	Tax Returns.  After the Closing, Titan shall have the
exclusive authority and obligation to prepare and file, or cause to be prepared and filed, all Returns of Unidyne for, or with respect to, Taxes for all Taxable Years and other taxable periods after Witt has been provided an opportunity to review the Returns at least 15 days prior to filing; provided, however, that Returns with respect to the income, properties or operations of Unidyne that relate to any Taxable Year or other taxable period ending on or before the Closing Date or any Short Period shall, to the extent permitted by applicable law, be prepared by treating all items on such Returns in a manner consistent with the past practices of Unidyne with respect to such items. Prior to the Closing, neither Unidyne nor any person acting on its behalf shall file or cause to be filed any amended Return without the prior written consent of Titan, which consent shall not be unreasonably withheld.

	8.2	Payment of Taxes.

		(a)	Witt and the Unidyne shareholders shall pay all
Liabilities for Taxes of Unidyne that are shown as due on Returns with respect to or including all or a portion of calendar year 1995 and the portion of calendar year 1996 ending on and including the Closing Date to the extent that such Taxes have not been paid by or on behalf of Unidyne on or prior to the Closing Date or provided for through an adjustment to the Merger Consideration.

		(b)	All transfer, sales and use, registration, stamp and
similar Taxes imposed by a taxing authority as a result of the Merger shall be borne equally by Titan and the stockholders of Unidyne.

	8.3	FIRPTA Statement.  On or prior to the Closing Date, Unidyne
shall provide Titan with a copy of a statement pursuant to U.S. Treasury Regulations Section 1.897-2(h), certifying that the stock of Unidyne is not a United States real property interest.

	8.4	Indemnification.

		(a)	Witt shall indemnify and hold the Titan Indemnified
Parties harmless (on an after-tax basis as to all Taxable Years) against
(i) any and all Taxes of Unidyne for each Taxable Year or other taxable period ending on or before the Closing Date and each Short Period, (ii) any and all Taxes of Unidyne or any Titan Indemnified Party arising out of any breach of any representation or warranty set forth in Section 4.22 hereof or any covenant or agreement set forth in this Article VIII, regardless of the Taxable Year or other taxable period to which such Taxes relate, (iii) any and all Taxes of selling stockholders of Unidyne for all Taxable Years or other taxable periods and (iv) any and all Taxes incurred by the Unidyne shareholders attributable to transactions consummated pursuant to this Agreement. For purposes of this Agreement, liabilities for Taxes in a Short Period shall be determined by an interim closing of the books of Unidyne.

		(b)	Titan shall notify Witt of any Taxes paid by any
Titan Indemnified Party which are subject to indemnification by Witt under
Section 8.4(a) hereof. Any such notification shall include a calculation (including, if applicable, separate allocations of such Taxes between Pre- and Post-Closing periods and supporting work papers) and a brief explanation of the basis for such indemnification. Whenever such a notification is given, Witt shall, within 20 days after receipt of such notice, pay the amount requested in such notice to Titan. To the extent Witt disagrees with such request, he shall, within such 20-day period, so notify Titan, whereupon Witt and Titan shall use their best efforts promptly to resolve any such disagreement. Except as the parties may otherwise agree, Titan shall, within 20 days after any such resolution, return to Witt any agreed upon amount.

		(c)	All payments made by Witt or Titan pursuant to this
Section 8.4 shall be made in immediately available funds. Except as otherwise provided herein, any payment not made when due hereunder shall thereafter bear interest at the Overdue Rate. For purposes hereof, "Overdue Rate" means the rate of interest determined pursuant to Section 6621(c) of the Code. In addition, Titan may, in its sole discretion, recover any amounts owed to it by Witt under this Section 8.4 through the Escrow Account established pursuant to Section 11.5 hereof.

		(d)	Any payment (other than interest thereon) owing to a
Titan Indemnified Party pursuant to this Agreement shall be made to Titan and treated by all parties for all purposes as a purchase price adjustment.

	8.5	Contests.

		(a)	Upon the receipt by Witt, Unidyne or any Titan
Indemnified Party of notice of any pending or threatened Tax audit or assessment which may affect the Liability for Taxes of a Titan Indemnified Party that is subject to indemnification by Witt under Section 8.4 hereof, Titan or Witt, as the case may be, shall promptly notify the other in writing of the receipt of such notice. Within 10 days after such notification is made, Witt may elect to represent the interests of the Titan Indemnified Parties in any Tax audit or administrative or court proceeding to the extent of Witt's Liability under Section 8.4 hereof, and to employ counsel of his choice at his expense. Witt shall not, however, be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would increase the Liability for Taxes of any Titan Indemnified Party for any Post-Closing Taxable Period or other taxable period, without Titan's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Titan shall be entitled, at its expense, to participate in the conduct of any tax audit and any judicial or administrative proceeding relating to any Tax claim described in this Section 8.5.

		(b)	To the extent not controlled by Witt in accordance
with subsection (a) above, all Tax audits and administrative or court proceedings affecting any Titan Indemnified Party shall be controlled solely by Titan. Titan shall not, however, be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes that are subject to indemnification by Witt under Section 8.4 hereof, without Witt's prior written consent, which consent shall not be unreasonably withheld. Further, to the extent that Titan represents the Titan Indemnified Parties as a result of Witt's failure to elect to undertake such representation pursuant to subsection (a) above, Titan's representation of the Titan Indemnified Parties shall be at Witt's expense.

		(c)	To the extent any audit or other governmental
proceeding described in this Section 8.5 and relating solely to Unidyne results in a refund of Tax and/or interest (on an after-tax basis for all Taxable years ending on or before the Closing Date), such refund shall be paid to Witt and shall be treated by all parties for all purposes as a purchase price adjustment.

	8.6	Election Under Section 338(h)(10).  At the Closing, the
shareholders of Unidyne shall deliver to Titan a duly executed election under Section 338(h)(10) of the Code and Reg. Section 1.338(h)(10)-1. Any incremental Taxes attributable to such election shall be borne by Titan.

	8.7	Conflicts.  To the extent there is a conflict between the
provisions of Article VIII and Article XI hereof, the provisions of this
Article VIII shall control.


	ARTICLE IX

	CONDITIONS TO OBLIGATIONS OF UNIDYNE AND WITT

	The obligations of each of Unidyne and Witt to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

	9.1	Representations and Warranties.

		(a)	The representations and warranties of Titan and
Acquisition contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

		(b)	There shall have been no material adverse change
since December 31, 1995 in the business or financial condition of Titan (other than as contemplated by this Agreement or the Disclosure Schedules).

	9.2	Covenants.  All of the covenants and agreements of Titan and
Acquisition to be performed or complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

	9.3	Opinion.  Titan shall have furnished each of Unidyne and
Witt with the opinion of Latham & Watkins, counsel to Titan, dated the Closing Date, in form and substance reasonably satisfactory to such parties, substantially in the form set forth in Exhibit C hereto.

	9.4	HSR Act.  The waiting periods under the HSR Act applicable
to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent or condition consummation of this Agreement.

	9.5	Regulatory Consents, Authorizations, Etc.  Except for the
filings of the Articles of Merger as provided in Section 1.2, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a Material Adverse Effect on Witt or Unidyne.

	9.6	Injunctions.  At the Closing there shall be no judgment,
decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against any party hereto which prohibits, restricts or delays consummation of the Merger or any of the conditions to the consummation of the Merger.

	9.7	Corporate Documents.  Titan and Acquisition shall have
furnished each of Unidyne and Witt with certified resolutions adopted by the Boards of Directors of Titan and Acquisition approving this Agreement and the transactions contemplated hereby.

	9.8	Certificates. Titan and Acquisition shall have furnished
each of Unidyne and Witt with such certificates of their respective officers and other representatives to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested.

	9.9	Assumption of Witt Debt.  Acquisition shall have duly
executed and delivered an Assumption of the Witt Debt in the form attached as Exhibit B.

	9.10	Execution of Registration Rights Agreement.  Titan shall
have duly executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

	9.11	Execution of Settlement Agreements.  Titan shall have duly
executed and delivered the Settlement Agreement with Mr. David Conner in the form attached hereto as Exhibit E (the "Conner Settlement Agreement") and the Settlement Agreement with Mr. Jack Witt in the form attached hereto as Exhibit F (the "Witt Settlement Agreement").

	9.12	Other Transactions.  The transactions contemplated by the
Eldyne Agreement and the DCS Agreement shall be consummated concurrently with the Closing under this Agreement.

	9.13	Certain Unidyne Shareholder Matters.  No Unidyne shareholder
(excluding Witt) shall have commenced litigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement. Following Unidyne's solicitation of its shareholders of their written consent to this Agreement and the transactions contemplated hereby, as contemplated by Section 7.9 hereof, Unidyne shareholders owning at least 90% of the outstanding Unidyne Common Stock shall have granted their written consent to this Agreement and the transactions contemplated hereby.

	9.14	Fairness Opinion/Valuation.  Unidyne shall have received a
fairness opinion or valuation with respect to the interests of the minority shareholders of Unidyne, in form and substance reasonably satisfactory to Unidyne.


	ARTICLE X

	CONDITIONS TO OBLIGATIONS OF TITAN AND ACQUISITION

	The obligations of Titan and Acquisition to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

	10.1	Representations and Warranties.

		(a)	The representations and warranties of each of
Unidyne and Witt contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

		(b)	There shall have been no material adverse change
since December 31, 1995 in the business or financial condition of Unidyne (other than as contemplated by the Agreement or the Disclosure Schedules).

	10.2	Covenants.  All of the covenants and agreements of Unidyne
and Witt to be performed or complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

	10.3	Opinion.  Each of Unidyne and Witt shall have furnished
Titan and Acquisition with the opinion of Alan S. Rich, a Professional Law Corporation, counsel to such parties, dated the Closing Date, in form and substance reasonably satisfactory to Titan, substantially in the form set forth in Exhibit G hereto.

	10.4	HSR Act.  The waiting periods under the HSR Act applicable
to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent or condition consummation of this Agreement including, without limitation, any condition that requires Titan to sell or dispose of any Assets of Unidyne or any of its Affiliates or to hold separate pending such sale or disposition any particular Assets or categories of Assets, businesses or voting securities of any of the foregoing or which prohibits or restricts the ownership or operation by Titan or any of its Affiliates of any portion of Unidyne's business or Assets.

	10.5	Regulatory Consents, Authorizations, Etc.  Except for the
filings of the Articles of Merger as provided in Section 1.2, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any nongovernmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a Material Adverse Effect on Titan, or on the Surviving Corporation's abilities to conduct, after the Closing, its business. Eldyne, Unidyne and DCS shall have entered into an agreement with Crestar Bank to extend the existing credit facility on substantially the same terms as the existing terms for a period of at least six months from the Closing in a form reasonably acceptable to Titan.

	10.6	Injunctions.  At the Closing there shall be no judgment,
decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against any party hereto which prohibits, restricts or delays consummation of the Merger or any of the conditions to the consummation of the Merger.

	10.7	Corporate Documents.  Unidyne shall have furnished Titan
with certified resolutions adopted by the Board of Directors of Unidyne approving this Agreement and the transactions contemplated hereby. Unidyne shall have furnished Titan with duly executed written consents from each of its shareholders approving this Agreement and the transactions contemplated hereby, which consents shall remain unrevoked at the time of the Closing. Each of the persons whose written consent is solicited in connection with this Agreement and the transactions contemplated hereby shall have received a disclosure statement in a form reasonably satisfactory to Titan.

	10.8	Certificates.  Unidyne shall have furnished Titan and
Acquisition with such certificates of its officers and other representatives to evidence compliance with the conditions set forth in this Article X as may reasonably be requested.

	10.9	Execution of Registration Rights Agreement.  Witt, each of
the other shareholders of Unidyne and any other individuals receiving Titan Common Stock in connection with this Agreement shall have duly executed and delivered the Registration Rights Agreement.

	10.10	Settlement Agreements.  Mr. David Conner shall have duly
executed and delivered the Conner Settlement Agreement. Titan shall have received reasonable assurances from Mr. Conner that he will continue employment with the Surviving Corporation after the Closing. Mr. Jack Witt shall have duly executed and delivered the Witt Settlement Agreement.

	10.11	Execution of Stockholder's Agreement.  Witt shall have duly
executed and delivered the Stockholder's Agreement in the form attached hereto as Exhibit H (the "Stockholder's Agreement").

	10.12	Resignations of Directors.  Titan shall have received the
resignations of the directors and officers of Unidyne effective as of the Effective Time.

	10.13	Environmental Reports.  Titan shall have received the
reports of the environmental inspections undertaken pursuant to Section 7.7 hereof, which shall be in form and substance reasonably satisfactory to Titan and shall not have identified the presence of any Hazardous Materials with respect to the Owned Real Properties and Facilities or the violation of any Environmental Laws which require additional remediation or other expenditures in excess of an aggregate amount of $10,000 in accordance with applicable Environmental Laws.

	10.14	Other Transactions.  The transactions contemplated by the
Eldyne Agreement and the DCS Agreement shall be consummated concurrently with the Closing under this Agreement.

	10.15	Certain Unidyne Shareholder Matters.  No Unidyne shareholder shall have commenced litigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement.

	10.16	Fairness Opinion/Valuation.  Titan shall have received a
copy of a fairness opinion or valuation with respect to the interests of the minority shareholders of Unidyne, in form and substance reasonably satisfactory to Titan.

	10.17	Certain Actions Regarding Witt Debt.  Witt shall have taken
all necessary actions to assume approximately $3.45 million of debt of Witt Holdings Co., LLC to Eldyne, Inc. and to become the primary obligor in respect of such debt.


	ARTICLE XI

	INDEMNIFICATION

	11.1	Survival of Representations, Etc.  All statements contained
in the Disclosure Schedules or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. Except with respect to the representations and warranties set forth in
Section 4.22 and Section 4.27 (to the extent provided below), the representations and warranties of Unidyne and Witt contained herein shall survive the Effective Time until the date that is the second anniversary of the Closing Date, without regard to any investigation made by any of the parties hereto. The representations and warranties set forth in Section
4.22 shall survive until the expiration of the applicable statutes of limitations for all Taxable Years or other taxable periods covered thereby.
 The representations and warranties set forth in Section 4.27 hereof as they relate to the Unidyne East Lyme, Connecticut Facility shall survive beyond the second anniversary of the Closing Date until the earlier of (i) the fifth anniversary of the Closing Date and (ii) the sale or disposal of such Facility. If a claim is made prior to the applicable expiration period of a representation or warranty, such representation or warranty shall survive until such claim is finally resolved.

	11.2	Indemnification by Witt.  Effective from and after the
Closing and subject to the limitations set forth elsewhere in this Article XI, Witt shall indemnify, hold harmless, and by virtue hereof, release Titan, Acquisition and the Surviving Corporation and any direct or indirect subsidiary of any of them and each of their respective officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Titan Indemnified Parties"), from and against any and all Covered Liabilities (a) arising from or relating to any breach or violation of any representation or warranty of Unidyne or Witt;
(b) arising from or relating to any violation of any covenant to be performed by Unidyne or Witt hereunder prior to or at the Closing or by Witt after the Closing; (c) that Witt has expressly agreed to assume or with respect to which Witt has agreed to indemnify Titan or any Titan Indemnified Party pursuant to the provisions of this Agreement; (d) arising from or relating to any claim or dispute with holders (other than Witt) of ownership interests in Unidyne, including without limitation, claims relating to this Agreement (including dissenters' or appraisal rights) and the transactions contemplated hereby or (e) relating to any Environmental Condition existing as of the Closing Date on the Owned Real Property, including any remediation costs for matters described in the report of the Phase I site assessment performed in connection with the transactions contemplated by this Agreement.

	11.3	Indemnification by Titan.  Effective from and after the
Closing, Titan shall indemnify, hold harmless, and by virtue hereof, release Witt and Unidyne and each of their respective officers, employees, agents, and each of their heirs, executors, successors and assigns (collectively, the "Witt Indemnified Parties"), from and against any and all Covered Liabilities arising from or relating to any violation of any covenant to be performed by Titan or Acquisition hereunder.

	11.4	Indemnification Procedures.  (a) If a claim by a third party is made against a Titan Indemnified Party or a Witt Indemnified Party (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under Section 11.2 or Section 11.3, such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party") of such claims. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings or correspondence relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to promptly notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Article XI except to the extent that the Indemnified Party's failure to so notify prejudices the Indemnifying Party's ability to defend against such claim. At such time as the Indemnifying Party elects to defend the Indemnified Party under this
Article XI with respect to such claim, then the Indemnifying Party shall have the sole and exclusive right to defend against, settle or compromise such claim; provided that the Indemnifying Party shall proceed in good faith with respect thereto; and provided further that if such claim may have a Material Adverse Effect on the ongoing business or operations of the Indemnified Party, the Indemnified Party may participate in the defense of such claim at its own expense; and provided further that Indemnifying Party shall not be entitled to defend, settle or compromise any claim if the amount of damages reasonably sought by the claimant in any claim materially exceeds the value of the available Holdback Amount and such claim is subject to the limitations of the third sentence of Section 11.5. If the Indemnifying Party does not elect to assume the defense of the Indemnified Party hereunder prior to the earlier of (i) 15 days after the receipt of such Indemnified Party's notice of a claim of indemnity hereunder and (ii) five days prior to the deadline for filing any pleading in connection therewith, such Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement and the Indemnifying Party shall cooperate with the Indemnified Party in connection with defending against such claim; provided that the Indemnifying Party shall have the right to participate, at its own expense, in any such defense. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to the Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

		(b)	If Witt becomes obligated to indemnify a Titan
Indemnified Party with respect to any claim pursuant to Article VIII or pursuant to this Article XI based upon a breach of a representation or warranty in Section 4.22, a breach of Article XIII, or pursuant to Section 11.2(d), and the amount of the liability with respect thereto shall have been finally determined, Witt shall pay such amount to the Titan Indemnified Party in immediately available funds within 15 days following written demand by such Titan Indemnified Party. If Witt becomes obligated to indemnify a Titan Indemnified Party under this Agreement with respect to any other claim whatsoever, whether pursuant to this Article XI or otherwise, then such liability shall be satisfied pursuant to the Escrow Agreement, which is the sole and exclusive post-Closing remedy available to the Titan Indemnified Parties for any such claim (other than injunctive relief). In no event will Titan be entitled to any right of offset under the Retainer Agreement or any other agreement with Witt.

		(c)	If Titan becomes obligated to indemnify a Witt
Indemnified Party with respect to any claim pursuant to Section 11.3, and the amount of the liability with respect thereto shall have been finally determined, Titan shall pay such amount to such Witt Indemnified Party in immediately available funds within 15 days following written demand by such Witt Indemnified Party.

	11.5	Holdback and Escrow Account.  At the Closing, Titan and Witt
shall enter into an Escrow Indemnification Agreement, by and among Titan, Witt and the Escrow Agent named therein, in the form of Exhibit I attached hereto (the "Escrow Agreement"), for a term of two years; provided, however, that with respect to claims with respect to Unidyne's East Lyme, Connecticut Facility for breach of the representation in Section 4.27 or for indemnity pursuant to Section 11.2(e), the Escrow Agreement shall have a term of five years, subject to earlier termination if the Surviving Corporation disposes of such Facility. As promptly as practicable after the Closing, pursuant to the Escrow Agreement, Titan shall deliver directly to the Escrow Agent an aggregate of 208,333 shares of Titan Common Stock issued to Witt (the "Holdback Amount") for deposit into a single Escrow Account in respect of this Agreement, the Eldyne Agreement and the DCS Agreement, to satisfy any indemnification obligations of Witt pursuant to Articles VIII and XI of this Agreement, Articles VIII and XI of the Eldyne Agreement and Article IX of the DCS Agreement. The parties acknowledge and agree that, except as set forth in the next sentence of this Section 11.5, the Holdback Amount shall be Titan's exclusive post-Closing remedy for any violation of this Agreement, the Eldyne Agreement and the DCS Agreement.
The limitations of the immediately preceding sentence shall not apply to injunctive relief or to any indemnification obligations of Witt (i) under a claim based upon a breach of any representation or warranty in Section 4.22 hereof, Section 4.22 of the Eldyne Agreement or Section 3.22 of the DCS Agreement; (ii) pursuant to Section 11.2(d) of this Agreement or Section 9.2(d) of the DCS Agreement; (iii) pursuant to Article VIII of this Agreement, Article VIII of the Eldyne Agreement or Sections 6.12 and 9.2(e) of the DCS Agreement, or (iv) in respect of a breach of Article XIII of this Agreement, Article XIII of the Unidyne Agreement or Article XI of the DCS Agreement. At the time any Titan Common Stock is released to Titan from the Escrow Account in satisfaction of indemnification claims, such released Titan Common Stock shall be valued at $6.00 per share.

	11.6	No Right of Contribution.  After the Closing, neither
Unidyne nor the Surviving Corporation shall be liable to indemnify Witt on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of Unidyne or Witt; and Witt shall have no right of contribution against Unidyne or the Surviving Corporation.

	11.7	Limitations on Certain Indemnification Obligations.  The
indemnification obligations of Witt pursuant to this Article XI (except under a claim based upon a breach of any representation or warranty in
Section 4.22 hereof, based upon a breach of Article VIII or Article XIII hereof or pursuant to Section 11.2(d) hereof) shall not apply to any Covered Liability being indemnified hereunder until the sum of all such Covered Liabilities incurred by the Titan Indemnified Parties, together with the aggregate amount of Witt's indemnification obligations to the Titan Indemnified Parties (as defined therein) under the Eldyne Agreement and the DCS Agreement, shall exceed $125,000. However, in the event that the sum of such Covered Liabilities and other indemnification obligations does exceed $125,000, such Titan Indemnified Parties shall be entitled to recover the full amount of such Covered Liabilities and other indemnification obligations they have incurred (including those Covered Liabilities and obligations which previously had aggregated less than $125,000) from Witt.

	11.8	Arbitration.  Notwithstanding anything herein to the
contrary, in the event that there shall be a dispute among the parties after the Closing concerning the indemnities provided for hereby, the parties agree that such dispute shall be submitted to binding arbitration in San Diego, California, before a single arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding among the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

	11.9	Insurance Proceeds; Tax Effect.  The amount of any
indemnification due to a Titan Indemnified Party or Witt Indemnified Party pursuant to this Article XI shall be calculated after taking into account the amount of all insurance proceeds received by each Titan Indemnified Party or Witt Indemnified Party, as the case may be, and after taking into account any Tax benefits or detriments realized by the Titan Indemnified Party or Witt Indemnified Party, as the case may be.

	ARTICLE XII

	TERMINATION, AMENDMENT AND WAIVER

	12.1	Termination.  This Agreement may be terminated at any time
prior to the Effective Time by:

		(a)	the mutual consent of Titan and Witt, set forth in a
written instrument executed by both parties; or

		(b)	either Titan or Witt if the conditions to its
respective obligations hereunder are not capable of satisfaction, but only if the failure of such condition did not result from the breach by the party seeking termination (or any of its Affiliates) of any representation or warranty made by it herein or the failure by the party seeking termination (or any of its Affiliates) to fulfill any covenant provided for herein that is required to be fulfilled by such person (or its Affiliates) prior to Closing; or

		(c)	either Titan or Witt if the Merger shall not have
been consummated by the Termination Date; or

 		(d)	either Titan or Witt if any of Titan, Unidyne or
Witt is precluded by an order or injunction (other than one issued on a preliminary basis) of a court of competent jurisdiction from consummating the Merger, and all means of appeal and all appeals from such order or injunction shall have been finally exhausted; or

		(e)	Titan if Unidyne or Witt is in material breach of
its obligations under this Agreement, or by Witt if Titan or Acquisition is in material breach of its obligations under this Agreement; provided that such material breach remains uncured after three (3) business days' written notice thereof to the breaching party, and provided further, that no party shall be entitled to terminate this Agreement by reason of this clause (e) if it or any of its Affiliates is in material breach of its obligations under this Agreement.

	12.2	Procedure and Effect of Termination.  In the event of
termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that: (i) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and (ii) the provisions of Sections 7.5 and 7.10 shall continue in full force and effect. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

	12.3	Amendments.  This Agreement may not be amended except by
action of each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.
	12.4	Waivers.  At any time prior to the Closing, Unidyne and
Witt, on the one hand, and Titan and Acquisition, on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of the other or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


	ARTICLE XIII

	COVENANT NOT TO COMPETE

	Witt acknowledges and agrees that the reputation and goodwill of Unidyne is an integral part of its business success. Accordingly, as an inducement for Titan to enter into this Agreement, Witt agrees that for a period of five years after the Closing Date, Witt shall not, without Titan's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, any person or entity which, directly or indirectly, competes with the current operations of Unidyne; provided, however, that Witt may own up to 2% of the outstanding capital stock of one or more publicly-held corporations which compete with the current operations of Unidyne, as long as Witt holds such capital stock as a passive investment only and does not serve as an officer, director or other representative of such company or companies. Witt agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements, business plans or information which is the confidential information of Unidyne. In the event the agreement in this
Article XIII shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

	Witt acknowledges that a breach of the covenants contained in this
Article XIII will cause irreparable damage to Titan, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Witt agrees that if Witt breaches the covenant contained in this Article XIII, in addition to any other remedy which may be available at law or in equity, Titan shall be entitled to specific performance and injunctive relief, without posting bond or other security.


	ARTICLE XIV

	DEFINITIONS

	14.1	Defined Terms.  As used herein, the terms below shall have
the following meanings:

		"Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other person.

		"Adjustment Indebtedness" shall mean all long-term indebtedness and deferred taxes of Unidyne as presented on the Closing Balance Sheet.

		"Affiliate" shall mean, with respect to any party, any individual, corporation, partnership or other entity that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such party.

		"Ancillary Agreements" shall mean the agreements attached hereto as Exhibits A-B, D-F, and H-I, of even date herewith.

		"Assets" shall mean all land, buildings, improvements, Leasehold Improvements, Fixtures and Equipment and other assets (tangible or intangible) whether owned or leased.

		"Balance Sheet" shall mean the audited balance sheet (and related notes and schedules) of Unidyne as of the Balance Sheet Date contained in the Financial Statements.

		"Balance Sheet Date" shall mean June 30, 1995.

		"Books and Records" shall mean (a) all records and lists of Unidyne pertaining to its Assets, (b) all records and lists pertaining to the business, customers, suppliers or personnel of Unidyne, (c) all product, business and marketing plans of Unidyne, and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Unidyne.

		"Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

		"Confidentiality Agreement" shall mean that certain agreement dated as of November 29, 1995, between Titan and Witt.

		"Constituent Corporations" shall mean Unidyne and Acquisition.

		"Contracts" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Unidyne is a party or is bound or which relates to its business or Assets, whether oral or written, but excluding all Leases.

		"Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

		"Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

		"Covered Liabilities" shall mean any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent) (including, without limitation, those arising out of any Action), together with any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any of the foregoing (including, without limitation, reasonable costs and expenses incurred in investigating, preparing or defending any Action). Notwithstanding the foregoing, Covered Liabilities shall not include an Indemnified Party's own consequential or special damages, but shall include any consequential or special damages of a third party for which an Indemnified Party may be liable.

		"DCS" shall mean Diversified Control Systems, LLC, a Nevada limited liability company.

		"DCS Agreement" shall mean that certain Asset Purchase Agreement by and between DCS, Witt, DCS Acquisition Sub, Inc., a Delaware corporation and Titan, of even date herewith.

		"Default" shall mean (a) a breach of or default under any Contract or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

		"Disclosure Schedule" means the schedules attached to this Agreement which set forth exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by other provisions of this Agreement.

		"Eldyne" shall mean Eldyne Inc., a California corporation.

		"Eldyne Agreement" shall mean that certain Agreement and Plan of Reorganization of Eldyne Inc. by and between Eldyne, Witt, ELD Acquisition Sub, Inc., a California corporation and Titan, of even date herewith.
		"Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encumbrance or other rights of third parties.

		"Escrow Account" shall mean the escrow account established for the Holdback Amount pursuant to the Escrow Agreement.

		"Escrow Agent" shall mean the escrow agent named as such in the Escrow Agreement.

		"Facility" or "Facilities" shall mean all plants, offices, manufacturing facilities, warehouses, improvements, administration buildings, and all real property and related facilities which are currently utilized by Unidyne.

		"Facility Leases" shall mean all of the Leases of Facilities listed on Schedule 4.7.

		"Financial Statements" shall mean (i) the audited balance sheets of Unidyne at June 30, 1995 and at June 30, 1994 and the audited statements of income and audited statements of cash flows for Unidyne for the 52-week periods ended as of June 30, 1995 and June 30, 1994, together with the notes thereon and the related unqualified report of Arthur Andersen LLP, Unidyne's certified public accountants, and (ii) the unaudited balance sheet of Unidyne at February 28, 1996 and the unaudited statement of income for the five-month period ended as of February 28, 1996, all of which were previously delivered to Titan and are attached hereto as Schedule 4.11 of the Disclosure Schedule.

		"Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Unidyne and located in, at or upon the Facilities, including all warranty rights with respect thereto.

		"Former Facility" shall mean each plant, office, manufacturing facility, warehouse, improvement, administrative building and all real property and related facilities that were owned, leased or operated by Unidyne at any time prior to the date hereof, but excluding any Facilities.

		"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

		"Interim Balance Sheet" shall mean the unaudited balance sheet of Unidyne dated the Interim Balance Sheet Date.

		"Interim Balance Sheet Date"  shall mean February 28, 1996.

		"Interim Financial Statements" shall mean the Interim Balance Sheet and the unaudited statement of operations of Unidyne for the periods ended on the Interim Balance Sheet Date.

		"Leased Real Property" shall mean all leased property described in the Facility Leases.

		"Leasehold Estate" shall mean all of the rights and obligations as lessee under a given Lease.

		"Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Unidyne.

		"Leases" shall mean all of the existing leases with respect to the personal or real property of Unidyne listed on Schedule 4.8, and leases with respect to the personal and real property of Unidyne which are not required to be listed on Schedule 4.8.

		"Liability" or "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

		"Material Adverse Effect" shall mean, with respect to any person or entity, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such person or entity or the ability of such person to consummate the transactions contemplated by this Agreement.

		"Merger Consideration" shall mean the Titan Common Stock and assumption of the Witt Debt referred to in Section 2.1(a) hereof.

		"Owned Real Property" shall mean all real property owned in fee, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, Fixtures and Equipment, and improvements located thereon and all Facilities thereon, if any.

		"Patents" shall mean all patents and patent applications and registered and unregistered design applications.

		"Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the business of Unidyne.

		"Permitted Encumbrances" shall mean (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws and governmental rules, regulations, ordinances and restrictions; and (iv) all other liens, mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

		"Proprietary Rights" shall mean all of the Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights of Unidyne.

		"Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

		"Short Period," in the case of any Taxable Year or other taxable period that begins before and ends after the Closing Date, shall mean the portion of such Taxable Year or other taxable period ending on and including the Closing Date.

		"Subsidiary" shall mean, with respect to a company, (i) any corporation in an unbroken chain of corporations beginning with the company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which such company is a general partner;
(iii) any partnership in which such company possesses a 50% or greater interest in the total capital or total income of such partnership or (iv) any limited liability company in which such person is a manager or possesses 50% or greater of the outstanding membership interests.

		"Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, alternative minimum, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or entity.

		"Taxable Year," in the case of any Tax, shall mean the period for which such Tax is computed.

		"Termination Date" shall mean June 30, 1996.

		"Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

		"Witt Debt" shall mean the Non-Negotiable Promissory Note by Jack D. Witt and Jeannie Witt, husband and wife, as Maker, in favor of Eldyne in the outstanding principal amount of approximately $3,450,000.

		"Working Capital" shall mean current assets less current liabilities, excluding any intercompany payables and receivables, prepaid directors' fees and notes receivable from affiliated parties.

		"Year-End Financial Statements" shall mean the audited Balance Sheets of Unidyne dated June 30, 1995 and June 30, 1994, and the related audited statements of income and cash flows for the years ended June 30, 1995 and June 30, 1994.

	14.2	Other Defined Terms.  The following terms shall have the
meanings defined for such terms in the Sections set forth below:

Term	Section

Acquisition	Preamble
Adjustments	2.3(b)
Agreement	Preamble
Articles of Merger	1.2
Certificates	2.2
Closing	3.1
Closing Balance Sheet	2.3(a)
Closing Date	3.1
Common Shares	2.1(a)
Effective Time	1.2
Environmental Laws	4.27(a)
Escrow Agreement	11.5
Exchange Agent 	2.2
Hazardous Substance	4.27(a)
Holdback Amount	11.5
Indemnification Agreements	7.11
Indemnified Party	11.4(a)
Indemnifying Party	11.4(a)
Merger	Preamble
Returns	4.22
SEC Reports	5.4
Surviving Corporation	1.1
Titan	Preamble
Titan Common Stock	2.1(a)
Titan Indemnified Parties	11.2
VSCA	Preamble
Witt	Preamble
Witt Indemnified Parties	11.3


	ARTICLE XV

	MISCELLANEOUS

	15.1	Notices.  Unless otherwise provided herein, any notice,
request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

	If to Unidyne or Witt prior to the Merger to:


Mr. Jack Witt
1402 Gamble Lane
Escondido, CA  92029





	With copies to:


Alan S. Rich, Esq.
2141 Palomar Airport Road, Suite 350
Carlsbad, California 92009

and

John F. Seegal, Esq.
Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California 94111




	If to Titan or Acquisition or the Surviving Corporation after the Merger to:


The Titan Corporation
3033 Science Park Road
San Diego, CA  92121
Attention:  Corporate Secretary
Fax Number:  (619) 552-9759



	With a copy to:


Latham & Watkins
701 "B" Street, Suite 2100
San Diego, California 92101
Attn: Scott N. Wolfe, Esq.
Fax Number: (619) 696-7419



or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others.

	15.2	Choice of Law.  This Agreement shall be construed,
interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to the choice of laws provisions thereof and except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

	15.3	Entire Agreement.  This Agreement, together with all
exhibits and schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

	15.4	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	15.5	No Third Party Beneficiaries.  None of the provisions of
this Agreement shall be for the benefit of or enforceable by any third party.

	15.6	Invalidity.  In the event that any one or more of the
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

	15.7	Headings; Construction.  The headings of the Articles and
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All parties have been represented by counsel. Any presumption that an ambiguity in this Agreement or any Ancillary Agreement shall be construed against the party drafting such document is hereby waived and shall not apply with respect to any document interpretation.

	15.8	Gender.  Words used in this Agreement, regardless of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

	15.9	Consent to Jurisdiction.  Except as provided in Section
11.8, any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in federal court of the Southern District of California, or in the absence of any jurisdiction in such court, in any state court located in San Diego County, State of California, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

	UNIDYNE CORPORATION



	By:
	Its:


	MR. JACK WITT



	By:
	Its:


	THE TITAN CORPORATION



	By:
	Its:


	UNI ACQUISITION SUB, INC.



	By:
	Its:




	TABLE OF CONTENTS

	Page

ARTICLE I	THE MERGER	  1
		1.1		The Merger	  1
		1.2		Effective Time of the Merger	  1
		1.3		Effects of the Merger	  1
		1.4		Charter; Bylaws; Directors and Officers of
Surviving Corporation	  2

ARTICLE II	CONVERSION OF SHARES AND PAYMENT	  2
		2.1		Conversion of Unidyne Shares	  2
		2.2		Exchange of Unidyne Certificates	  3
		2.3		Post-Closing Audit and Adjustment Amount
 3

ARTICLE III	THE CLOSING	  5
		3.1		Closing	  5

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS	  5
		4.1		Organization	  5
		4.2		No Subsidiaries	  6
		4.3		Authorization	  6
		4.4		Capitalization	  6
		4.5		No Material Adverse Change	  6
		4.6		Assets	  6
		4.7		Facilities	  6
		4.8		Contracts and Commitments	  7
		4.9		Permits	  9
		4.10		No Conflict or Violation	  9
		4.11		Financial Statements	  9
		4.12		Books and Records	 10
		4.13		Litigation	 10
		4.14		Labor Matters	 10
		4.15		Liabilities	 10
		4.16		Compliance with Law	 11
		4.17		No Brokers	 11
		4.18		No Other Agreements to Sell Assets	 11
		4.19		Proprietary Rights	 11
		4.20		Employee Benefit Plans	 12
		4.21		Transactions with Certain Persons	 12
		4.22		Taxes	 13
		4.23		Insurance	 14
		4.24		Accounts Receivable	 14
		4.25		Payments	 15
		4.26		Customers, Distributors and Suppliers	 15
		4.27		Compliance With Environmental Laws	 15
		4.28		Banking Relationships	 17
		4.29		Contract Pricing	 17
		4.30		Material Misstatements or Omissions.	 17

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF TITAN AND ACQUISITION
17
		5.1		Organization	 17
		5.2		Authorization	 18
		5.3		No Conflict or Violation	 18
		5.4		SEC Reports	 18
		5.5		Capitalization of Titan	 19
		5.6		No Brokers	 19
		5.7		No Material Adverse Change	 19
		5.8		No Litigation	 19
		5.9		Absence of Reliance	 19

ARTICLE VI	CONDUCT OF BUSINESS PENDING THE CLOSING	 20

ARTICLE VII	ADDITIONAL COVENANTS	 21
		7.1		Further Assurances and Cooperation	 21
		7.2		Certain Filings and Consents	 21
		7.3		Access	 21
		7.4		Notification of Certain Matters	 22
		7.5		Public Statements and Press Releases.	 22
		7.6		Financial Information	 22
		7.7		Environmental Reports	 22
		7.8		Books and Records	 22
		7.9		Shareholder Consents	 23
		7.10		Fees and Expenses	 23
		7.11		Indemnification Matters	 23
		7.12		No Discussions with Others	 23
		7.13		Subchapter S Distributions	 23
		7.14		Certain Repayments	 23
		7.15		Deposit	 24
		7.16		Prepaid Directors' Fees	 24

ARTICLE VIII	TAX MATTERS	 24
		8.1		Tax Returns	 24
		8.2		Payment of Taxes	 25
		8.3		FIRPTA Statement	 25
		8.4		Indemnification	 25
		8.5		Contests	 26
		8.6		Election Under Section 338(h)(10)	 26
		8.7		Conflicts	 26

ARTICLE IX	CONDITIONS TO OBLIGATIONS OF UNIDYNE AND WITT	 26
		9.1		Representations and Warranties.	 26
		9.2		Covenants	 27
		9.3		Opinion	 27
		9.4		HSR Act	 27
		9.5		Regulatory Consents, Authorizations, Etc
27
		9.6		Injunctions	 27
		9.7		Corporate Documents	 27
		9.8		Certificates	 27
		9.9		Assumption of Witt Debt	 27
		9.10		Execution of Registration Rights Agreement
27
		9.11		Execution of Settlement Agreements	 28
		9.12		Other Transactions	 28
		9.13		Certain Unidyne Shareholder Matters	 28
		9.14		Fairness Opinion/Valuation	 28

ARTICLE X	CONDITIONS TO OBLIGATIONS OF TITAN AND ACQUISITION	 28
		10.1		Representations and Warranties.	 28
		10.2		Covenants	 28
		10.3		Opinion	 28
		10.4		HSR Act	 29
		10.5		Regulatory Consents, Authorizations, Etc
29
		10.6		Injunctions	 29
		10.7		Corporate Documents	 29
		10.8		Certificates	 29
		10.9		Execution of Registration Rights Agreement
29
		10.10	Settlement Agreements	 29
		10.11	Execution of Stockholder's Agreement	 29
		10.12	Resignations of Directors	 30
		10.13	Environmental Reports	 30
		10.14	Other Transactions	 30
		10.15	Certain Unidyne Shareholder Matters	 30
		10.16	Fairness Opinion/Valuation	 30
		10.17	Certain Actions Regarding Witt Debt	 30

ARTICLE XI	INDEMNIFICATION	 30
		11.1		Survival of Representations, Etc	 30
		11.2		Indemnification by Witt	 30
		11.3		Indemnification by Titan	 31
		11.4		Indemnification Procedures	 31
		11.5		Holdback and Escrow Account	 32
		11.6		No Right of Contribution	 32
		11.7		Limitations on Certain Indemnification
Obligations	 32
		11.8		Arbitration	 33
		11.9		Insurance Proceeds; Tax Effect	 33

ARTICLE XII	TERMINATION, AMENDMENT AND WAIVER	 33
		12.1		Termination	 33
		12.2		Procedure and Effect of Termination	 34
		12.3		Amendments	 34
		12.4		Waivers	 34

ARTICLE XIII	COVENANT NOT TO COMPETE	 34

ARTICLE XIV	DEFINITIONS	 35
		14.1		Defined Terms	 35
		14.2		Other Defined Terms	 39

ARTICLE XV	MISCELLANEOUS	 40
		15.1		Notices	 40
		15.2		Choice of Law	 41
		15.3		Entire Agreement	 41
		15.4		Counterparts	 41
		15.5		No Third Party Beneficiaries	 41
		15.6		Invalidity	 41
		15.7		Headings; Construction	 42
		15.8		Gender	 42
		15.9		Consent to Jurisdiction.	 42


EXHIBITS

Exhibit A - Articles of Merger

Exhibit B - Assumption of Witt Debt

Exhibit C - Opinion of Latham & Watkins

Exhibit D - Registration Rights Agreement

Exhibit E - Conner Settlement Agreement

Exhibit F - Witt Settlement Agreement

Exhibit G - Opinion of Alan S. Rich, a Professional Law Corporation

Exhibit H - Stockholder's Agreement

Exhibit I - Escrow Indemnification Agreement







DISCLOSURE SCHEDULES

Schedule 4.4 - Capitalization

Schedule 4.6 - Assets

Schedule 4.7 - Facilities

Schedule 4.8 - Contracts and Commitments

Schedule 4.9 - Permits

Schedule 4.11 - Financial Statements

Schedule 4.13 - Litigation

Schedule 4.14 - Labor Matters

Schedule 4.15 - Liabilities

Schedule 4.19 - Proprietary Rights

Schedule 4.20 - Employee Benefit Plans

Schedule 4.21 - Transactions with Certain Persons

Schedule 4.22 - Taxes

Schedule 4.23 - Insurance

Schedule 4.26 - Customers, Distributors and Suppliers

Schedule 4.27 - Compliance with Environmental Laws

Schedule 4.28 - Banking Relationships

Schedule 5.7  - No Material Adverse Change

Schedule 5.8  - Litigation

Schedule 6.1 - Conduct of Business Pending The Closing

Schedule 7.11 - Indemnification Matters